                                            REGISTRATION STATEMENT NO. 333-49411
                                                                  RULE 424(B)(5)
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 11, 1998)
                                  $833,478,000

                                     [LOGO]

                           1998-1 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 1998-1
                             ---------------------

    EACH PASS THROUGH CERTIFICATE WILL REPRESENT A FRACTIONAL UNDIVIDED INTEREST IN ONE OF THREE FEDERAL EXPRESS CORPORATION 1998-1 PASS THROUGH TRUSTS. EACH PASS THROUGH TRUST WILL BE FORMED PURSUANT TO THE PASS THROUGH AGREEMENT AND A RELATED SERIES SUPPLEMENT BETWEEN FEDERAL EXPRESS CORPORATION (THE "CORPORATION") AND FIRST SECURITY BANK, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS THE PASS THROUGH TRUSTEE UNDER SUCH PASS THROUGH TRUST. PURSUANT TO THE INTERCREDITOR AGREEMENT, (I) THE PASS THROUGH CERTIFICATES OF THE CLASS B TRUST WILL BE SUBORDINATED IN RIGHT OF PAYMENT TO THE PASS THROUGH CERTIFICATES OF THE CLASS A TRUST, AND (II) THE PASS THROUGH CERTIFICATES OF THE CLASS C TRUST WILL BE SUBORDINATED IN RIGHT OF PAYMENT TO THE PASS THROUGH CERTIFICATES OF THE CLASS B TRUST. PAYMENTS OF INTEREST ON THE PASS THROUGH CERTIFICATES TO BE ISSUED BY EACH PASS THROUGH TRUST (OTHER THAN THE CLASS C TRUST) WILL BE SUPPORTED BY A SEPARATE LIQUIDITY FACILITY FOR THE BENEFIT OF THE HOLDERS OF THE PASS THROUGH CERTIFICATES. EACH LIQUIDITY FACILITY WILL BE PROVIDED BY KREDITANSTALT FUR WIEDERAUFBAU ("KFW") IN AN AMOUNT SUFFICIENT TO PAY INTEREST ON THE RELATED PASS THROUGH CERTIFICATES AT THE APPLICABLE INTEREST RATE FOR SUCH PASS THROUGH CERTIFICATES ON THREE SUCCESSIVE DISTRIBUTION DATES BUT WILL NOT PROVIDE FOR DRAWINGS TO PAY PRINCIPAL OR PREMIUM, IF ANY, ON SUCH PASS THROUGH CERTIFICATES, OR PRINCIPAL OR PREMIUM OR INTEREST ON THE PASS THROUGH CERTIFICATES RELATING TO ANY OTHER PASS THROUGH TRUST. UPON EACH ADVANCE MADE BY THE LIQUIDITY PROVIDER UNDER A LIQUIDITY FACILITY, THE SUBORDINATION AGENT WILL BE OBLIGATED TO REIMBURSE (TO THE EXTENT FUNDS ARE AVAILABLE) THE LIQUIDITY PROVIDER FOR THE AMOUNT OF SUCH ADVANCE, TOGETHER WITH INTEREST THEREON. THE OBLIGATION TO REIMBURSE THE LIQUIDITY PROVIDER UNDER EACH LIQUIDITY FACILITY WILL RANK PARI PASSU WITH THE SUBORDINATION AGENT'S REIMBURSEMENT OBLIGATIONS RELATING TO THE OTHER LIQUIDITY FACILITY, AND WILL RANK SENIOR TO THE RELATED PASS THROUGH CERTIFICATES IN RIGHT OF PAYMENT.

                                                   (CONTINUED ON FOLLOWING PAGE)
                           --------------------------

   SEE "RISK FACTORS" COMMENCING ON PAGE S-26 FOR INFORMATION THAT SHOULD BE
                      CONSIDERED BY PROSPECTIVE INVESTORS.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

     PASS THROUGH          PRINCIPAL     INTEREST     FINAL EXPECTED      PUBLIC OFFERING
     CERTIFICATES           AMOUNT         RATE      DISTRIBUTION DATE     PRICE (1)(2)
-----------------------  -------------  -----------  -----------------  -------------------
       1998-1-A          $ 458,077,000       6.720%   JANUARY 15, 2022             100%
       1998-1-B            178,606,000       6.845    JANUARY 15, 2019             100
       1998-1-C            196,795,000       7.020    JANUARY 15, 2016             100

------------------------------

(1) PLUS ACCRUED INTEREST, IF ANY, AT THE APPLICABLE RATE FROM JULY 7, 1998.

(2) THE UNDERWRITING COMMISSIONS AGGREGATE $5,417,607. THE UNDERWRITING COMMISSIONS, AND CERTAIN OTHER EXPENSES RELATING TO THE OFFERING ESTIMATED AT $9,908,400, WILL BE PAID RATABLY BY THE RELATED OWNER PARTICIPANTS. ALL OF THE PROCEEDS FROM THE SALE OF THE PASS THROUGH CERTIFICATES WILL BE USED TO PURCHASE THE EQUIPMENT TRUST CERTIFICATES FROM THE RELATED OWNER TRUSTEE ON BEHALF OF THE OWNER TRUSTS. THE CORPORATION HAS AGREED TO INDEMNIFY THE UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                         ------------------------------

    THE PASS THROUGH CERTIFICATES ARE HEREBY OFFERED BY THE UNDERWRITERS, SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY THEM AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY SHEARMAN & STERLING, COUNSEL FOR THE UNDERWRITERS. IT IS EXPECTED THAT DELIVERY OF THE PASS THROUGH CERTIFICATES IN BOOK-ENTRY FORM WILL BE MADE THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS ON OR ABOUT JULY 7, 1998.
                           --------------------------

MORGAN STANLEY DEAN WITTER

                CHASE SECURITIES INC.

                                CITICORP SECURITIES, INC.

                                               CREDIT SUISSE FIRST BOSTON

                                                            J.P. MORGAN & CO.
JUNE 30, 1998

(CONTINUED FROM PREVIOUS PAGE)

    THE PROPERTY OF EACH PASS THROUGH TRUST WILL CONSIST OF, AMONG OTHER THINGS, EQUIPMENT TRUST CERTIFICATES TO BE ISSUED BY THE RELATED OWNER TRUSTEE OF EACH OF THIRTEEN SEPARATE OWNER TRUSTS TO FINANCE OR REFINANCE A PORTION OF THE PURCHASE PRICE PAID OR TO BE PAID BY THE OWNER TRUSTEE FOR EACH SUCH OWNER TRUST OF FIVE MCDONNELL DOUGLAS MD-11F AIRCRAFT AND EIGHT AIRBUS A300F4-605R AIRCRAFT. TWO OF THE MCDONNELL DOUGLAS MD-11F AIRCRAFT WERE DELIVERED NEW TO AMERICAN AIRLINES IN AUGUST 1991 AND APRIL 1992 AND WERE OPERATED IN AMERICAN'S COMMERCIAL PASSENGER TRANSPORTATION SERVICE PRIOR TO PURCHASE THEREOF BY THE CORPORATION. ONE OF THESE TWO MCDONNELL DOUGLAS MD-11F AIRCRAFT WAS PURCHASED BY THE RELATED OWNER TRUSTEE IN MAY 1998, AND THE OTHER IS EXPECTED TO BE PURCHASED BY THE RELATED OWNER TRUSTEE IN SEPTEMBER 1998. THE OTHER THREE MCDONNELL DOUGLAS MD-11F AIRCRAFT AND SEVEN OF THE AIRBUS A300F4-605R AIRCRAFT ARE EXPECTED TO BE DELIVERED BY THE MANUFACTURER NEW TO THE RELATED OWNER TRUSTEE BETWEEN JULY 1998 AND JUNE 1999 (UNLESS THE CORPORATION IS REQUIRED TO PURCHASE SUCH AIRCRAFT AS DESCRIBED HEREIN). THE OTHER AIRBUS A300F4-605R AIRCRAFT WAS PURCHASED NEW FROM THE MANUFACTURER BY THE RELATED OWNER TRUSTEE IN JUNE 1998. THE AIRCRAFT WERE, OR ARE EXPECTED TO BE, LEASED TO THE CORPORATION BY THE RELATED OWNER TRUSTEE AT THE TIME OF SUCH PURCHASE. THE TRUST PROPERTY OF EACH OWNER TRUST WILL CONSIST OF THE RELATED AIRCRAFT (OR, DURING THE RELATED PREFUNDING PERIOD, IF ANY, THE AMOUNTS IN THE RELATED COLLATERAL ACCOUNT AND THE OBLIGATION OF THE CORPORATION TO PAY ANY SHORTFALL THEREIN), AND THE RIGHTS OF SUCH OWNER TRUSTEE UNDER THE RELATED LEASE AND OTHER DOCUMENTATION.

    THE EQUIPMENT TRUST CERTIFICATES FOR EACH OF THE AIRCRAFT WILL BE ISSUED IN THREE SERIES UNDER THE RELATED INDENTURE AS NONRECOURSE OBLIGATIONS OF STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, ACTING NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE OF EACH SEPARATE OWNER TRUST, AND WILL BE PURCHASED FROM THE OWNER TRUSTEE BY THE PASS THROUGH TRUSTEE. FOR EACH PASS THROUGH TRUST, ALL OF THE EQUIPMENT TRUST CERTIFICATES PURCHASED BY THE PASS THROUGH TRUSTEE WILL HAVE IDENTICAL INTEREST RATES, IN EACH CASE EQUAL TO THE RATE APPLICABLE TO THE PASS THROUGH CERTIFICATES OF SUCH PASS THROUGH TRUST SET FORTH ON THE COVER OF THIS PROSPECTUS SUPPLEMENT, AND WILL HAVE A MATURITY DATE ON OR BEFORE THE FINAL EXPECTED DISTRIBUTION DATE FOR SUCH PASS THROUGH TRUST. ALTHOUGH THE EQUIPMENT TRUST CERTIFICATES WILL NOT BE OBLIGATIONS OF, OR GUARANTEED BY, THE CORPORATION, EXCEPT AS DESCRIBED BELOW, THE AMOUNTS PAYABLE BY THE CORPORATION UNDER THE LEASE FOR EACH AIRCRAFT AND ANY AMOUNTS PAYABLE BY THE CORPORATION WHILE THE PROCEEDS OF THE SALE OF THE RELATED EQUIPMENT TRUST CERTIFICATES ARE HELD IN THE RELATED COLLATERAL ACCOUNT (TOGETHER WITH THE AMOUNTS IN THE RELATED COLLATERAL ACCOUNT) WILL BE SUFFICIENT TO PAY IN FULL WHEN DUE ALL PRINCIPAL OF AND INTEREST AND ANY PREMIUM ON THE RELATED EQUIPMENT TRUST CERTIFICATES.

    DURING THE PERIOD BETWEEN THE DATE OF ISSUANCE OF THE EQUIPMENT TRUST CERTIFICATES BY THE OWNER TRUSTEE FOR ELEVEN OF THE OWNER TRUSTS AND THE DELIVERY DATE OF THE RELATED AIRCRAFT, WHICH IS EXPECTED TO OCCUR FROM JULY 1998 THROUGH JUNE 1999, SUCH EQUIPMENT TRUST CERTIFICATES WILL NOT BE SECURED BY SUCH AIRCRAFT OR THE RELATED LEASE, BUT WILL BE SECURED BY THE RELATED COLLATERAL ACCOUNT. PURSUANT TO THE RELATED INDENTURE, THE OWNER TRUSTEE WILL DEPOSIT THE PROCEEDS OF SALE OF THE RELATED EQUIPMENT TRUST CERTIFICATES INTO THE RELATED COLLATERAL ACCOUNT FOR THE BENEFIT OF THE INDENTURE TRUSTEE. SUMS DEPOSITED IN THE COLLATERAL ACCOUNTS WILL BE INVESTED IN : (A) DIRECT OBLIGATIONS OF THE UNITED STATES OF AMERICA OR OBLIGATIONS FULLY GUARANTEED BY THE UNITED STATES OF AMERICA; (B) COMMERCIAL PAPER RATED A-1/P-1 BY STANDARD & POOR'S AND MOODY'S, RESPECTIVELY OR, IF SUCH RATINGS ARE UNAVAILABLE, RATED BY ANY NATIONALLY RECOGNIZED RATING ORGANIZATION IN THE UNITED STATES EQUAL TO THE HIGHEST RATING ASSIGNED BY SUCH RATING ORGANIZATION; (C) INVESTMENTS IN NEGOTIABLE CERTIFICATES OF DEPOSIT, TIME DEPOSITS, BANKER'S ACCEPTANCES, COMMERCIAL PAPER OR OTHER DIRECT OBLIGATIONS OF, OR OBLIGATIONS GUARANTEED BY, COMMERCIAL BANKS ORGANIZED UNDER THE LAW OF THE UNITED STATES OR OF ANY POLITICAL SUBDIVISION THEREOF (OR ANY U.S. BRANCH OF A FOREIGN BANK) WITH ISSUER RATINGS OF AT LEAST B/C BY THOMSON BANKWATCH, HAVING MATURITIES NO LATER THAN 90 DAYS FOLLOWING THE DATE OF SUCH INVESTMENT; (D) OVERNIGHT FEDERAL FUNDS TRANSACTIONS WITH MEMBERS OF THE FEDERAL RESERVE SYSTEM ARRANGED BY FEDERAL FUNDS BROKERS; OR (E) OVERNIGHT REPURCHASE AGREEMENTS WITH RESPECT TO THE SECURITIES DESCRIBED IN CLAUSE (A) ABOVE ENTERED INTO WITH AN OFFICE OF A BANK OR TRUST COMPANY WHICH IS LOCATED IN THE UNITED STATES OF AMERICA OR ANY BANK OR TRUST COMPANY WHICH IS ORGANIZED UNDER THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF AND IN ANY CASE HAS CAPITAL, SURPLUS AND UNDIVIDED PROFITS AGGREGATING AT LEAST $500 MILLION. THE CORPORATION WILL PAY TO THE SUBORDINATION AGENT ON DEMAND ANY LOSSES ON SUCH INVESTMENTS. ON THE DELIVERY DATE OF AN AIRCRAFT THE INDENTURE TRUSTEE WILL RELEASE ALL OR A PORTION OF THE AMOUNTS IN THE RELATED COLLATERAL ACCOUNT UPON SATISFACTION OR WAIVER OF THE CONDITIONS SPECIFIED IN THE RELATED PARTICIPATION AGREEMENT, AND WILL APPLY SUCH PROCEEDS TO PAY A PORTION OF THE PURCHASE PRICE FOR SUCH AIRCRAFT AND, IN CERTAIN CIRCUMSTANCES DISCUSSED BELOW, TO INCREASE THE AMOUNTS IN ONE OR MORE OTHER COLLATERAL ACCOUNTS RELATING TO UNDELIVERED AIRCRAFT.

    WITH RESPECT TO THE SEVEN UNDELIVERED AIRBUS A300F4-605R AIRCRAFT AND THREE OF THE UNDELIVERED MCDONNELL DOUGLAS MD-11F AIRCRAFT, THE CORPORATION IS OBLIGATED TO CAUSE THE PROCEEDS OF SALE OF EQUIPMENT TRUST CERTIFICATES TO BE UTILIZED TO ACQUIRE SUCH AIRCRAFT IN ALL CIRCUMSTANCES OTHER THAN THE FAILURE OF THE MANUFACTURER TO DELIVER SUCH AIRCRAFT. ACCORDINGLY, IF THE RELATED OWNER PARTICIPANT DOES NOT MAKE AVAILABLE ITS PORTION OF THE PURCHASE PRICE ON THE DELIVERY DATE OF SUCH AIRCRAFT OR THE CORPORATION DOES NOT ENTER INTO THE RELATED LEASE ON OR PRIOR TO THE RELATED CUT-OFF DATE FOR ANY REASON OTHER THAN THE FAILURE OF THE MANUFACTURER TO DELIVER SUCH AIRCRAFT, THE CORPORATION WILL PURCHASE SUCH AIRCRAFT AND ASSUME ON A FULLY RECOURSE BASIS ALL OF THE OBLIGATIONS OF THE OWNER TRUSTEE UNDER THE RELATED EQUIPMENT TRUST CERTIFICATES PURSUANT TO AN INDENTURE CONTAINING TERMS SUBSTANTIALLY IDENTICAL TO THOSE CONTAINED IN THE LEASES AND INDENTURES DESCRIBED HEREIN. IN SUCH CASE, THE INDENTURE TRUSTEE WILL

RELEASE AMOUNTS IN THE RELATED COLLATERAL ACCOUNT TO THE CORPORATION TO PAY A PORTION OF THE PURCHASE PRICE FOR SUCH AIRCRAFT. WITH RESPECT TO THE ONE OTHER UNDELIVERED MCDONNELL DOUGLAS MD-11F AIRCRAFT, THE RELATED EQUIPMENT TRUST CERTIFICATES WILL BE PREPAID IN WHOLE ON THE FIFTEENTH DAY FOLLOWING THE RELATED CUT-OFF DATE IF (I) THE MODIFICATION OF SUCH AIRCRAFT HAS NOT BEEN COMPLETED AND SUCH AIRCRAFT DELIVERED ON OR PRIOR TO THE RELATED CUT-OFF DATE, OR (II) THE CORPORATION FAILS TO OBTAIN A COMMITMENT FROM ANY PROSPECTIVE OWNER PARTICIPANT OR FOR ANY OTHER REASON THE LEASE OF SUCH AIRCRAFT IS NOT CONSUMMATED. THE SERIES C EQUIPMENT TRUST CERTIFICATES RELATING TO ELEVEN AIRCRAFT MAY ALSO BE SUBJECT TO PREPAYMENT IN PART ON THE SERIES C PREPAYMENT DATE IN CONNECTION WITH ANY REOPTIMIZATION (SUBJECT TO THE MANDATORY ECONOMIC TERMS) NEGOTIATED WITH THE RELATED PROSPECTIVE OWNER PARTICIPANT. ANY AMOUNTS RECEIVED BY A PASS THROUGH TRUSTEE IN CONNECTION WITH ANY PREPAYMENT OF EQUIPMENT TRUST CERTIFICATES HELD IN THE RELATED PASS THROUGH TRUST WILL BE DISTRIBUTED ON A SPECIAL DISTRIBUTION DATE, SUBJECT TO THE INTERCREDITOR AGREEMENT.

    INTEREST PAID ON THE EQUIPMENT TRUST CERTIFICATES HELD IN EACH PASS THROUGH TRUST WILL BE PASSED THROUGH TO THE RELATED CERTIFICATEHOLDERS ON EACH JANUARY 15 AND JULY 15, COMMENCING ON JANUARY 15, 1999, AT THE STATED INTEREST RATE FOR THE RELATED PASS THROUGH CERTIFICATES, IN EACH CASE SUBJECT TO THE INTERCREDITOR AGREEMENT. PRINCIPAL PAID ON THE EQUIPMENT TRUST CERTIFICATES HELD IN EACH PASS THROUGH TRUST WILL BE PASSED THROUGH TO THE RELATED CERTIFICATEHOLDERS IN SCHEDULED AMOUNTS ON JANUARY 15 OR JULY 15, OR BOTH, OF EACH YEAR IN ACCORDANCE WITH THE PRINCIPAL REPAYMENT SCHEDULE SET FORTH HEREIN UNDER "DESCRIPTION OF THE PASS THROUGH CERTIFICATES--POOL FACTORS," IN EACH CASE SUBJECT TO THE INTERCREDITOR AGREEMENT.

    PRIOR TO THE MATURITY THEREOF, THE EQUIPMENT TRUST CERTIFICATES RELATING TO ANY AIRCRAFT MAY BE PURCHASED AT THE DIRECTION OF THE RELATED OWNER PARTICIPANT AND SUCH EQUIPMENT TRUST CERTIFICATES MAY BE PREPAID BY THE OWNER TRUSTEE, UNDER THE CIRCUMSTANCES AND AT THE PRICES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE EQUIPMENT TRUST CERTIFICATES--PREPAYMENT." ANY SUCH PURCHASE OR PREPAYMENT WILL RESULT IN AN EARLY DISTRIBUTION OF PRINCIPAL PAID IN RESPECT OF THE PASS THROUGH CERTIFICATES.

    PRIOR TO THEIR ISSUANCE THERE HAS BEEN NO MARKET FOR THE PASS THROUGH CERTIFICATES AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP. SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

    THE PASS THROUGH CERTIFICATES DO NOT REPRESENT AN INTEREST IN, OBLIGATION OF, OR GUARANTEE BY THE CORPORATION.

    A PTC EVENT OF DEFAULT WILL OCCUR IF THE PASS THROUGH TRUSTEE FAILS TO PAY WITHIN 10 BUSINESS DAYS OF THE DUE DATE THEREOF (I) THE OUTSTANDING POOL BALANCE OF THE RELATED CLASS OF PASS THROUGH CERTIFICATES ON THE FINAL LEGAL DISTRIBUTION DATE FOR SUCH CLASS OR (II) INTEREST DUE ON SUCH PASS THROUGH CERTIFICATES ON ANY DISTRIBUTION DATE (UNLESS THE SUBORDINATION AGENT HAS MADE AN INTEREST DRAWING IN AN AMOUNT SUFFICIENT TO PAY SUCH INTEREST AND HAS DISTRIBUTED SUCH AMOUNT TO THE CERTIFICATEHOLDERS ENTITLED THERETO).

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE PASS THROUGH CERTIFICATES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS OR IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                                                              PAGE
                                                                                                            ---------
Prospectus Summary........................................................................................  S-5
Federal Express Corporation...............................................................................  S-25
Use of Proceeds...........................................................................................  S-25
Risk Factors..............................................................................................  S-26
Description of the Pass Through Certificates..............................................................  S-29
Description of the Liquidity Facilities...................................................................  S-38
Description of the Intercreditor Agreement................................................................  S-42
Description of the Aircraft and the Appraisals............................................................  S-45
Description of the Equipment Trust Certificates...........................................................  S-46
Federal Income Tax Consequences...........................................................................  S-69
Certain Utah Taxes........................................................................................  S-69
ERISA Considerations......................................................................................  S-69
Underwriting..............................................................................................  S-72
Legal Matters.............................................................................................  S-73
Experts...................................................................................................  S-73
Glossary of Certain Terms.................................................................................  A-I
Aircraft Appraisals.......................................................................................  A-II
Equipment Trust Certificate Payments......................................................................  A-III
Loan To Value Ratios......................................................................................  A-IV

                                                     PROSPECTUS
Available Information.....................................................................................  4
Reports to Pass Through Certificateholders................................................................  4
Incorporation of Certain Documents by Reference...........................................................  4
Federal Express Corporation...............................................................................  5
Ratio of Earnings to Fixed Charges........................................................................  5
Risk Factors..............................................................................................  5
Outline of Pass Through Trust Structure...................................................................  7
Use of Proceeds...........................................................................................  8
Diagram of Payments.......................................................................................  9
Description of the Pass Through Certificates..............................................................  11
Description of the Equipment Certificates.................................................................  26
Federal Income Tax Consequences...........................................................................  37
Certain Utah Taxes........................................................................................  38
ERISA Considerations......................................................................................  39
Plan of Distribution......................................................................................  39
Legal Matters.............................................................................................  40
Experts...................................................................................................  40
Glossary of Certain Terms.................................................................................  41

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE PASS THROUGH CERTIFICATES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, THE PASS THROUGH CERTIFICATES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY

    THE FOLLOWING IS A SUMMARY OF MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND SHOULD BE READ ONLY IN CONJUNCTION WITH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED IN THE GLOSSARY INCLUDED AS APPENDIX I TO THIS PROSPECTUS SUPPLEMENT.

                 SUMMARY OF TERMS OF PASS THROUGH CERTIFICATES

                                       CLASS A                      CLASS B                      CLASS C
                                    PASS THROUGH                 PASS THROUGH                 PASS THROUGH
                                    CERTIFICATES                 CERTIFICATES                 CERTIFICATES
                             ---------------------------  ---------------------------  ---------------------------
Aggregate Face Amount......         $458,077,000                 $178,606,000                 $196,795,000
Ratings:
Moody's....................              Aa2                          A1                          Baa1
Standard & Poor's..........              AAA                          AA-                         BBB+
Initial Loan to Aircraft                38.7%                        53.2%                        68.8%
  Value (cumulative)(1)....
Expected Principal                    0.5-23.5                     0.5-20.5                     0.5-17.5
  Distribution Window (in
  years)...................
Initial Average Life (in                14.7                         13.0                         11.9
  years)...................
Regular Distribution           January 15 and July 15       January 15 and July 15       January 15 and July 15
  Dates....................
Final Expected Distribution       January 15, 2022             January 15, 2019             January 15, 2016
  Date.....................
Final Legal Distribution            July 15, 2023                July 15, 2020              January 15, 2016
  Date.....................
Section 1110                             Yes                          Yes                          Yes
  Protection(2)............
Liquidity Facility              3 successive interest        3 successive interest                None
  Coverage.................           payments                     payments
Initial Liquidity Facility           $46,858,223                  $18,610,051                     None
  Amount(3)................

------------------------

(1) Determined as of July 15, 1999, assuming that all Aircraft are delivered prior to such date, that the maximum principal amount of Equipment Trust Certificates is issued with respect to each Aircraft and that no portion of the Class C Equipment Trust Certificates has been prepaid.

(2) Following delivery of the related Aircraft, the benefits of Section 1110 of the Bankruptcy Code will be available to the Indenture Trustee.

(3) For each Class of Pass Through Certificates (other than the Class C Pass Through Certificates), the initial amount of the Liquidity Facility will cover three successive interest payments (without regard to any future payments of principal on such Pass Through Certificates).

                 EQUIPMENT TRUST CERTIFICATES AND THE AIRCRAFT

    Set forth below is certain information about the Equipment Trust Certificates to be held in the Pass Through Trusts and the Aircraft:

                                                                                             PRINCIPAL
                                                                                             AMOUNT OF
                                                    DELIVERY DATE OR    LATEST EQUIPMENT     EQUIPMENT
AIRCRAFT                                                EXPECTED              TRUST            TRUST
TAIL                                                    DELIVERY          CERTIFICATES      CERTIFICATES     APPRAISED
NUMBER                      AIRCRAFT TYPE                DATE(1)          MATURITY DATE         (2)            VALUE
------------------  -----------------------------  -------------------  -----------------  --------------  -------------
N585FE............  McDonnell Douglas MD-11F       September 1998(3)        July 15, 2020   $ 61,143,000   $  89,200,000
N590FE............  McDonnell Douglas MD-11F       May 1998(3)           January 15, 2020     57,633,000      87,000,000
N620FE............  McDonnell Douglas MD-11F       March 1999            January 15, 2022     76,000,000     112,200,000
N621FE............  McDonnell Douglas MD-11F       June 1999             January 15, 2022     76,800,000     112,600,000
N623FE............  McDonnell Douglas MD-11F       June 1999             January 15, 2022     76,800,000     112,600,000
N675FE............  Airbus A300F4-605R             June 1998             January 15, 2018     63,057,000      84,076,000
N676FE............  Airbus A300F4-605R             July 1998             January 15, 2021     59,924,000      84,250,333
N677FE............  Airbus A300F4-605R             August 1998           January 15, 2021     60,404,000      84,424,667
N678FE............  Airbus A300F4-605R             September 1998        January 15, 2019     58,020,000      84,500,000
N679FE............  Airbus A300F4-605R             October 1998          January 15, 2020     59,033,000      84,500,000
N680FE............  Airbus A300F4-605R             November 1998         January 15, 2020     60,311,000      84,500,000
N681FE............  Airbus A300F4-605R             May 1999              January 15, 2021     62,249,000      86,836,667
N682FE............  Airbus A300F4-605R             June 1999             January 15, 2020     62,104,000      86,915,333
                                                                                           --------------
                                                                                            $833,478,000
                                                                                           --------------
                                                                                           --------------

--------------------------

(1) Reflects the scheduled delivery months under the Corporation's purchase agreement and modification agreement with the respective manufacturers. The actual delivery date for any Aircraft may be subject to delay.

(2) The principal amount of the Series C Equipment Trust Certificate relating to each of eleven Aircraft may be increased or decreased. The aggregate principal amount of Series C Equipment Trust Certificates relating to all eleven such Aircraft, however, may not be increased, but may be decreased, in which case a portion of the Series C Equipment Trust Certificates will be prepaid on the Series C Prepayment Date.

(3) These two McDonnell Douglas MD-11F Aircraft were originally delivered new to American Airlines in April 1992 and August 1991, respectively.

    The appraised value of each Aircraft set forth above equals the lesser of the average and the median value of such Aircraft as appraised by the following three independent appraisal and consulting firms as of the dates indicated:
AISI, as of June 3, 1998, MBA as of June 5, 1998 and SH&E as of June 9, 1998.

    An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. For a discussion of the assumptions and methodologies used in preparing the Appraisals, see "Risk Factors" and "Description of the Aircraft and the Appraisals" in this Prospectus Supplement and the summaries of the Appraisals included in Appendix II hereto.

                         LOAN TO AIRCRAFT VALUE RATIOS

    The following table sets forth loan to aircraft value ratios (also referred to as LTVs) for each Class of Pass Through Certificates as of the July 15, 1999 Regular Distribution Date and each subsequent July 15 Regular Distribution Date. The LTVs for each Class of Pass Through Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Pass Through Certificates together in each case with the expected Pool Balance of all other Classes of Pass Through Certificates senior in right of payment to such Class of Pass Through Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the Assumed Aggregate Aircraft Value on such Regular Distribution Date based on the assumptions set forth below.

    This table is based on the assumption (the "Depreciation Assumption") that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite the initial Regular Distribution Date depreciates by approximately 3% of the initial appraised value per year until the twentieth year after the year of delivery of such Aircraft by the manufacturer and by 4% per year thereafter. Other rates or methods of depreciation may result in materially different LTVs. No assurance can be given that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur, or as to the actual future value of any Aircraft. See "Risk Factors" in this Prospectus Supplement.

    The Equipment Trust Certificates are not cross-collateralized with respect to the Aircraft. The excess proceeds realized from the disposition of any particular Aircraft will not be available to offset shortfalls on the Equipment Trust Certificates relating to any other Aircraft. Upon the occurrence of an Indenture Event of Default, even if the Aircraft as a group can be sold for more than the total amounts payable in respect of all of the outstanding Equipment Trust Certificates, if certain Aircraft are sold for less than the total amount payable in respect of the related Equipment Trust Certificates, there will not be sufficient proceeds to pay all Classes of Pass Through Certificates in full. See "Description of the Equipment Trust Certificates--Loan to Value Ratios of Equipment Trust Certificates" for additional information regarding LTVs for the Equipment Trust Certificates issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown in the following table. In addition, the initial appraised value of each Aircraft equals the lesser of the average and the median value of such Aircraft as appraised by the Appraisers, as of the respective date of their appraisals and projected as of the scheduled delivery date of each such Aircraft. No assurance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors" and "Description of the Aircraft and the Appraisals" in this

Prospectus Supplement. This table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions.

                                                          CLASS A                          CLASS B
                          ASSUMED      CLASS A PASS        PASS         CLASS B PASS        PASS         CLASS C PASS
                         AGGREGATE        THROUGH         THROUGH         THROUGH          THROUGH         THROUGH
                         AIRCRAFT      CERTIFICATES    CERTIFICATES     CERTIFICATES    CERTIFICATES     CERTIFICATES
DATE                     VALUE(1)      POOL BALANCE         LTV         POOL BALANCE         LTV         POOL BALANCE
--------------------  ---------------  -------------  ---------------  --------------  ---------------  --------------
July 15, 1999.......  $ 1,176,918,258  $ 455,406,740          38.7%     $171,111,129           53.2%     $183,077,264
July 15, 2000.......    1,139,828,956    447,872,129          39.3       167,110,589           54.0       179,665,775
July 15, 2001.......    1,102,739,654    435,817,699          39.5       162,826,486           54.3       176,192,332
July 15, 2002.......    1,065,650,352    421,576,722          39.6       157,881,294           54.4       173,149,538
July 15, 2003.......    1,028,561,049    406,895,407          39.6       152,604,401           54.4       168,301,987
July 15, 2004.......      991,471,747    392,214,092          39.6       147,098,262           54.4       156,846,790
July 15, 2005.......      954,382,445    377,532,777          39.6       141,592,124           54.4       146,809,773
July 15, 2006.......      917,293,143    362,851,462          39.6       136,085,984           54.4       139,477,352
July 15, 2007.......      880,203,841    348,170,147          39.6       126,328,751           53.9       134,660,489
July 15, 2008.......      843,114,539    333,488,832          39.6       115,614,533           53.3       129,348,642
July 15, 2009.......      806,025,237    318,619,194          39.5       105,899,964           52.7       125,643,167
July 15, 2010.......      768,935,935    300,081,547          39.0       101,704,234           52.3       121,878,887
July 15, 2011.......      731,846,633    280,576,590          38.3        97,318,722           51.6       115,342,924
July 15, 2012.......      693,656,065    260,209,471          37.5        92,620,496           50.9       107,530,085
July 15, 2013.......      654,377,692    247,081,424          37.8        87,357,060           51.1        88,783,724
July 15, 2014.......      615,099,319    235,419,381          38.3        79,135,859           51.1        59,700,898
July 15, 2015.......      575,820,946    223,757,339          38.9        66,525,537           50.4        30,543,353
July 15, 2016.......      536,542,574    208,054,800          38.8        56,133,051           50.8                 0
July 15, 2017.......      497,264,201    175,512,030          35.3        34,231,422           47.3                 0
July 15, 2018.......      424,355,428    131,466,343          31.0        17,972,276           41.6                 0
July 15, 2019.......      354,647,585     89,313,241          25.2                 0             NA                 0
July 15, 2020.......      206,701,200     35,748,618          17.3                 0             NA                 0
July 15, 2021.......      107,968,000     14,858,486          13.8                 0             NA                 0
July 15, 2022.......                0              0            NA                 0             NA                 0

                          CLASS C
                           PASS
                          THROUGH
                       CERTIFICATES
DATE                        LTV
--------------------  ---------------
July 15, 1999.......          68.8%
July 15, 2000.......          69.7
July 15, 2001.......          70.3
July 15, 2002.......          70.6
July 15, 2003.......          70.8
July 15, 2004.......          70.2
July 15, 2005.......          69.8
July 15, 2006.......          69.6
July 15, 2007.......          69.2
July 15, 2008.......          68.6
July 15, 2009.......          68.3
July 15, 2010.......          68.1
July 15, 2011.......          67.4
July 15, 2012.......          66.4
July 15, 2013.......          64.7
July 15, 2014.......          61.5
July 15, 2015.......          57.2
July 15, 2016.......            NA
July 15, 2017.......            NA
July 15, 2018.......            NA
July 15, 2019.......            NA
July 15, 2020.......            NA
July 15, 2021.......            NA
July 15, 2022.......            NA

------------------------

(1) This amount includes the value of all thirteen Aircraft.

                              DIAGRAM OF CASH FLOW

    Set forth below is a diagram illustrating the structure for the offering of the Pass Through Certificates and certain cash flows.

                          [DIAGRAM APPEARS HERE]

                                  THE OFFERING

THE OFFERING....................  The Pass Through Certificates offered hereby consist of
                                  Class A Pass Through Certificates in the aggregate amount
                                  of $458,077,000, Class B Pass Through Certificates in the
                                  aggregate amount of $178,606,000, and Class C Pass Through
                                  Certificates in the aggregate amount of $196,795,000.

                                  The Class A, Class B and Class C Pass Through Certificates
                                  will each be issued by a separate Pass Through Trust
                                  (Federal Express Corporation 1998-1 Pass Through Trust
                                  Class A, Class B and Class C, respectively), to be formed
                                  pursuant to the Pass Through Trust Agreement as
                                  supplemented by Series Supplement 1998-1-A, Series
                                  Supplement 1998-1-B and Series Supplement 1998-1-C, as the
                                  case may be, between the Corporation and First Security
                                  Bank, National Association, not in its individual capacity but solely as Pass Through Trustee under each such Pass
                                  Through Trust for the benefit of the Certificateholders of the related Class of Pass Through Certificates. Each Pass
                                  Through Certificate will represent a fractional undivided
                                  interest in the related Pass Through Trust.

INITIAL LIQUIDITY PROVIDER......  KfW initially will provide separate liquidity facilities for the benefit of the holders of the Class A Pass Through
                                  Certificates and Class B Pass Through Certificates,
                                  respectively.

TRUST PROPERTY..................  The property held in each Pass Through Trust will consist, except as provided herein, of (i) the Equipment Trust
                                  Certificates from one of three separate series of
                                  Equipment Trust Certificates being issued as nonrecourse
                                  obligations by the related Owner Trustee to finance or
                                  refinance the debt portion of the purchase price paid or
                                  to be paid by the Owner Trustee on behalf of each of
                                  thirteen separate Owner Trusts for five McDonnell Douglas
                                  MD-11F Aircraft and eight Airbus A300F4-605R Aircraft
                                  leased or to be leased to the Corporation in separate
                                  leveraged lease transactions (or owned by the Corporation
                                  in the circumstances described below); (ii) the rights of
                                  such Pass Through Trust under the Intercreditor Agreement
                                  (including all monies receivable in respect of such
                                  rights); (iii) except for the Class C Trust, all monies
                                  receivable under the Liquidity Facility for such Pass
                                  Through Trust; and (iv) funds from time to time deposited
                                  with the Pass Through Trustee in accounts relating to such
                                  Pass Through Trust.

                                  Each Pass Through Trust will hold Equipment Trust
                                  Certificates with identical interest rates, in each case
                                  equal to the Stated Interest Rate applicable to the Pass
                                  Through Certificates of such Pass Through Trust, and
                                  having maturity dates on or before the Final Expected
                                  Distribution Date for such Pass Through Trust. For each
                                  Pass Through Trust, the aggregate original principal
                                  amount of the Equipment Trust Certificates held in such
                                  Pass Through Trust will equal the aggregate original
                                  amount of the related Class of Pass Through Certificates.

CERTIFICATES OFFERED:
  DENOMINATIONS.................  The Pass Through Certificates of each Pass Through Trust will be issued in minimum denominations of $1,000 or any
                                  integral multiple thereof.

REGULAR DISTRIBUTION DATES......  January 15 and July 15, commencing on January 15, 1999.

SPECIAL DISTRIBUTION DATES......  Any Business Day on which a Special Payment is to be distributed.

RECORD DATES....................  December 31 and June 30 for the January 15 and July 15
                                  Regular Distribution Dates, respectively, and for any
                                  Special Distribution Date, the fifteenth day preceding
                                  such Special Distribution Date.

DISTRIBUTIONS OF SCHEDULED
  PAYMENTS......................  Payments of interest on the Equipment Trust Certificates held in each Pass Through Trust are scheduled to be
                                  received by the Pass Through Trustee on each January 15
                                  and July 15, commencing on January 15, 1999, and are to be distributed to the related Certificateholders on the
                                  corresponding Regular Distribution Dates, in each case
                                  subject to the Intercreditor Agreement. Interest on the
                                  Equipment Trust Certificates will be calculated on the
                                  basis of a 360-day year consisting of twelve 30-day
                                  months.

                                  Payments of principal of such Equipment Trust Certificates are scheduled to be received in specified amounts on
                                  January 15 or July 15, or both, of each year, commencing
                                  on January 15, 1999, in the case of each Class of Pass
                                  Through Certificates, and are to be distributed to the
                                  related Certificateholders on the corresponding Regular
                                  Distribution Dates, in each case subject to the
                                  Intercreditor Agreement. See "Description of the Pass
                                  Through Certificates--Payments and Distributions" in this
                                  Prospectus Supplement.

DISTRIBUTIONS OF SPECIAL
  PAYMENTS......................  For any Pass Through Trust, any Special Payments will be distributed on a Special Distribution Date, in each case
                                  subject to the Intercreditor Agreement. If the Equipment
                                  Trust Certificates held in such Pass Through Trust are to
                                  be redeemed or purchased in whole prior to their
                                  respective maturities or if the related Pass Through
                                  Trustee receives sufficient notice of such Special
                                  Payment, such Pass Through Trustee will provide not less
                                  than 15 days' notice prior to the date such Special
                                  Payment is to be distributed. For any other Special
                                  Payment, notice will be mailed as soon as practicable.

METHOD OF DISTRIBUTIONS.........  Under the terms of the Pass Through Agreement, the
                                  Corporation and the Pass Through Trustee will treat the
                                  persons in whose names the Pass Through Certificates are
                                  registered as the owners of such Pass Through Certificates for the purpose of receiving payments of principal and
                                  interest on such Pass Through Certificates and for all
                                  other purposes whatsoever. Therefore, neither the
                                  Corporation nor the Pass Through Trustee has any direct
                                  responsibility or liability for distributions or payments
                                  to owners of beneficial interests in the Pass Through
                                  Certificates.

                                  So long as the Pass Through Certificates are registered in the name of Cede, as nominee of DTC, distributions by the
                                  Pass Through

                                  Trustee will be made in immediately available funds to
                                  DTC. See "Description of Pass Through
                                  Certificates--Book-Entry Procedures--Same-Day Settlement
                                  and Payment" in the Prospectus.

PTC EVENTS OF DEFAULT...........  A "PTC Event of Default" will occur if the Pass Through
                                  Trustee fails to pay within 10 business days of the due
                                  date thereof (i) the outstanding Pool Balance of the
                                  related Class of Pass Through Certificates on the Final
                                  Legal Distribution Date for such Class or (ii) interest
                                  due on such Pass Through Certificates on any distribution
                                  date (unless, in the case of the Class A and Class B Pass
                                  Through Certificates, the Subordination Agent has made an
                                  Interest Drawing in an amount sufficient to pay such
                                  interest and has distributed such amount to the
                                  Certificateholders entitled thereto). Any failure to make
                                  expected principal distributions on any Class of Pass
                                  Through Certificates on any Regular Distribution Date
                                  (other than the Final Legal Distribution Date) will not be a PTC Event of Default with respect to such Pass Through
                                  Certificates.

PREFUNDING PERIOD...............  For eleven of the Indentures, the Aircraft related thereto
                                  (seven A300F4-605R Aircraft and four McDonnell Douglas
                                  MD-11F Aircraft) will not have been delivered on the date
                                  of the issuance of the related Equipment Trust
                                  Certificates. Such Aircraft are expected to be delivered
                                  between July 1998 and June 1999, and the Corporation is
                                  seeking commitments from prospective Owner Participants
                                  for each such Aircraft. The Corporation will hold the
                                  beneficial interest under the Trust Agreement relating to
                                  each such Aircraft until the date upon which a prospective
                                  Owner Participant commits to participate in the purchase
                                  of such Aircraft (which date may be up to 90 days after
                                  the scheduled delivery date of the Aircraft). The
                                  Corporation will transfer to such Owner Participant on
                                  such date the Corporation's beneficial interest under the
                                  Trust Agreement.

                                  The Corporation is obligated to cause the proceeds of the
                                  sale of the Equipment Trust Certificates issued under the
                                  Indentures relating to the seven undelivered Airbus
                                  A300F4-605R Aircraft and three of the undelivered
                                  McDonnell Douglas MD-11F Aircraft to be utilized to
                                  acquire such Aircraft in all circumstances other than the
                                  failure of the manufacturer to deliver such Aircraft.
                                  Accordingly, if the related Owner Participant does not
                                  make available its committed portion of the purchase price for such Aircraft on the delivery date therefor or the
                                  Corporation does not enter into the related Lease on or
                                  prior to the related Cut-off Date for any reason other
                                  than the failure of the manufacturer to deliver such
                                  Aircraft, the Corporation will purchase such Aircraft and
                                  assume, on a fully recourse basis, all of the obligations
                                  of the related Owner Trustee under the related Equipment
                                  Trust Certificates.

                                  Under the Indenture relating to the one other undelivered
                                  McDonnell Douglas MD-11F Aircraft, the related Equipment

                                  Trust Certificates will be prepaid in whole on or before
                                  the 15th day following the related Cut-off Date if (i) the modification of such Aircraft has not been completed and
                                  such Aircraft delivered on or prior to the related Cut-off
                                  Date or (ii) the Corporation fails to obtain a commitment
                                  from any prospective Owner Participant or for any other
                                  reason the lease of such Aircraft is not consummated.

PURCHASE RIGHTS OF
  CERTIFICATEHOLDERS............  Upon the occurrence and during the continuation of a
                                  Triggering Event, (i) the Class B Certificateholders will
                                  have the right to purchase all, but not less than all, of
                                  the Class A Pass Through Certificates; and (ii) the Class
                                  C Certificateholders will have the right to purchase all,
                                  but not less than all, of the Class A and B Pass Through
                                  Certificates, in each case at a purchase price equal to
                                  the Pool Balance of the relevant Class or Classes of Pass
                                  Through Certificates, plus accrued and unpaid interest
                                  thereon to the date of purchase, without premium, but
                                  including any other amounts due to the Certificateholders
                                  of such Class or Classes.

EQUIPMENT TRUST CERTIFICATES:
  PREPAYMENT OR PURCHASE WITH
  PREMIUM.......................  The Equipment Trust Certificates for each Aircraft may be prepaid in whole, but not in part, at any time at a
                                  prepayment price equal to the aggregate principal amount
                                  of such Equipment Trust Certificates plus accrued but
                                  unpaid interest thereon and a Make-Whole Premium, if any.

                                  In addition, the Equipment Trust Certificates relating to
                                  any Aircraft will be subject to prepayment or purchase at
                                  the direction of the related Owner Participant in whole,
                                  but not in part, prior to the maturity thereof at a price
                                  equal to the aggregate principal amount of such Equipment
                                  Trust Certificates plus accrued but unpaid interest
                                  thereon and a Make-Whole Premium, if any, if (i) a Lease
                                  Event of Default under the related Lease has occurred and
                                  has continued for not more than 180 days and (ii) such
                                  Equipment Trust Certificates have not been accelerated.
                                  See "Description of the Equipment Trust Certificates--The
                                  Leases--Purchase Options" in this Prospectus Supplement
                                  for a discussion of prepayments with a premium in
                                  connection with the Corporation's exercise of certain
                                  options or elections relating to the purchase of the
                                  Aircraft under certain circumstances.

EQUIPMENT TRUST CERTIFICATES:
  PREPAYMENT OR PURCHASE WITHOUT
  PREMIUM.......................  For any Aircraft, the related Equipment Trust Certificates will be prepaid in whole, but not in part, at a price
                                  equal to the aggregate principal amount of such Equipment
                                  Trust Certificates plus accrued but unpaid interest
                                  thereon, but without premium, upon the occurrence of an
                                  Event of Loss with respect to such Aircraft if such
                                  Aircraft is not replaced by the Corporation under the
                                  related Indenture.

                                  In addition, the Equipment Trust Certificates relating to
                                  any Aircraft will be subject to prepayment or purchase at
                                  the direction of the related Owner Participant in whole,
                                  but not in part, at a price equal to the principal amount
                                  of such Equipment Trust Certificates plus accrued but
                                  unpaid interest thereon, but without premium, if (i) a
                                  Lease Event of Default under the related Lease has
                                  occurred and has continued for more than 180 days, or (ii)
                                  such Equipment Trust Certificates have been accelerated.

                                  The Equipment Trust Certificates relating to any Aircraft
                                  will also be subject to prepayment in whole, but not in
                                  part, at a price equal to the principal amount of such
                                  Equipment Trust Certificates plus accrued but unpaid
                                  interest thereon, but without premium, if (i) in the case
                                  of the Indentures relating to the seven undelivered Airbus
                                  A300F4-605R Aircraft and three of the undelivered
                                  McDonnell Douglas MD-11F Aircraft, the manufacturer of the related Aircraft has not delivered the Aircraft on or
                                  prior to the related Cut-off Date, or (ii) in the case of
                                  the Indenture relating to the one other undelivered
                                  McDonnell Douglas MD-11F Aircraft, the modification of
                                  such Aircraft has not been completed and such Aircraft
                                  delivered on or prior to the related Cut-off Date, or the
                                  Corporation fails to obtain a commitment from any
                                  prospective Owner Participant or for any other reason the
                                  lease of such Aircraft is not consummated.

                                  The Series C Equipment Trust Certificates relating to
                                  eleven Aircraft may also be subject to prepayment in part
                                  on the Series C Prepayment Date in connection with any
                                  reoptimization (subject to the Mandatory Economic Terms)
                                  negotiated with the related prospective Owner Participant, at a price equal to the principal amount of such Series C
                                  Equipment Trust Certificates to be prepaid together with
                                  accrued but unpaid interest thereon, but without premium.

EQUIPMENT TRUST CERTIFICATES:
  SECURITY......................  The Equipment Trust Certificates for each Aircraft will be issued under the related Indenture as nonrecourse
                                  obligations of the related Owner Trustee. The property of
                                  each Owner Trust will consist of the related Aircraft (or, during any related Prefunding Period, the amounts in the
                                  related Collateral Account and the obligation of the
                                  Corporation to pay any shortfall therein) and the rights
                                  of such Owner Trustee under the related Lease and other
                                  documentation.

                                  Except as provided below, the principal amount of the
                                  related Equipment Trust Certificates, Make-Whole Premium,
                                  if any, and interest thereon will be secured by a security interest in each Aircraft and an assignment to the
                                  Indenture Trustee of certain of the related Owner
                                  Trustee's rights under the related Lease, including the
                                  right to receive rental payments, subject to certain
                                  exceptions, payable by the Corporation in respect of such
                                  Aircraft. Unless and until an Indenture Event of Default
                                  has occurred and is continuing under an Indenture, the
                                  Indenture Trustee generally

                                  may not exercise any of the rights of the Owner Trustee
                                  under the related Lease, except the right to receive
                                  rental payments due under such Lease. Even when an
                                  Indenture Event of Default has occurred and is continuing, certain rights under such Lease may be exercised by the
                                  related Owner Trustee or the related Owner Participant.

                                  In the case of the eleven Indentures subject to a
                                  Prefunding Period as described above, the principal amount of the Equipment Trust Certificates issued by the related
                                  Owner Trustee under such Indenture will be secured prior
                                  to delivery of the related Aircraft by the related
                                  Collateral Account, which will be funded by the proceeds
                                  of sale of such Equipment Trust Certificates. Funds
                                  deposited in the related Collateral Account will be
                                  invested in one or more Specified Investments.

                                  The Corporation will pay to the Subordination Agent any
                                  losses on the Specified Investments, and excess earnings
                                  on the investments in such Collateral Account will be paid to the Corporation after all distributions from the
                                  Collateral Account to the related Indenture Trustee
                                  required under the Operative Agreements have been made.
                                  The Corporation will pay (i) interest due on the related
                                  Equipment Trust Certificates on each Regular Distribution
                                  Date during the related Prefunding Period, (ii) interest
                                  due on the related Equipment Trust Certificates on the
                                  first Regular Distribution Date after the related delivery date for the period from the preceding Regular
                                  Distribution Date (or, if none, the date of issuance of
                                  such Equipment Trust Certificates) to the related delivery date and (iii) interest due on any related Series C
                                  Equipment Trust Certificates which are outstanding on any
                                  Regular Distribution Date occurring after the delivery
                                  date of the related Aircraft but which are required to be
                                  prepaid on the Series C Prepayment Date, in each case to
                                  the extent such interest due is in excess of any earnings
                                  on investments in such Collateral Account for the period
                                  of accrual of such interest.

                                  The Corporation will pay to the related Indenture Trustee
                                  the excess, if any, of the portion of the purchase price
                                  for any Aircraft required to be paid by the related
                                  Indenture Trustee over the amounts released from the
                                  related Collateral Account. If such Equipment Trust
                                  Certificates are subject to prepayment as provided above,
                                  the Corporation will be obligated to pay to the
                                  Subordination Agent on the date of such prepayment any
                                  losses on the investments in the related Collateral
                                  Account together with such additional amounts as will be
                                  required to pay the amount of interest accrued and unpaid
                                  on such Equipment Trust Certificates to the date of such
                                  prepayment.

                                  There will be no cross-collateralization provisions in any of the thirteen Indentures and, consequently, the
                                  Equipment Trust Certificates issued in respect of any one
                                  Aircraft will be secured only by that Aircraft and will
                                  not be secured by any other Aircraft or the Lease related
                                  to such other Aircraft. There will be no cross-

                                  default provisions in the Indentures and, consequently,
                                  events resulting in an Indenture Event of Default under
                                  one Indenture may not result in an Indenture Event of
                                  Default occurring under any other Indenture. If the
                                  Equipment Trust Certificates issued in respect of any one
                                  Aircraft are in default, the Equipment Trust Certificates
                                  issued in respect of the other Aircraft may not be in
                                  default and, if not in default, no remedies will be
                                  exercisable under the Indentures with respect to such
                                  other Aircraft and the Equipment Trust Certificates
                                  relating to such other Aircraft will continue to be held
                                  on behalf of the applicable Pass Through Trusts. See
                                  "Description of the Equipment Certificates--Security" in
                                  the Prospectus and "Description of Equipment Trust
                                  Certificates--Indenture Events of Default, Notice and
                                  Waiver" in this Prospectus Supplement.

                                  Although the Equipment Trust Certificates will not be
                                  obligations of, or guaranteed by, the Corporation (unless
                                  the Corporation is required to purchase the related
                                  Aircraft as described above), the amounts payable by the
                                  Corporation under the Lease for each Aircraft and any
                                  amounts payable by the Corporation while the proceeds of
                                  the sale of the related Equipment Trust Certificates are
                                  held in the related Collateral Account (together with the
                                  amounts in the related Collateral Account) will be
                                  sufficient to pay in full when due all principal of and
                                  interest and any premium on the related Equipment Trust
                                  Certificates.

                                  With respect to the eleven undelivered Aircraft, if at the time of delivery of any such Aircraft, amounts withdrawn
                                  from the related Collateral Account are not required by
                                  the related Indenture Trustee to pay a portion of the
                                  purchase price of such Aircraft, the outstanding principal amount of the Series C Equipment Trust Certificates
                                  relating to one or more undelivered Aircraft may be
                                  increased, and the outstanding principal amount of the
                                  Series C Equipment Trust Certificates relating to such
                                  delivered Aircraft correspondingly decreased. In such case the amounts so withdrawn and not required for such
                                  purchase shall be used by the Indenture Trustee to
                                  increase the amounts in the Collateral Accounts related to such undelivered Aircraft. Alternatively, the related
                                  Indenture Trustee may retain any amounts not required for
                                  purchase of such Aircraft in the related Collateral
                                  Account. Such retained amounts will secure the Series C
                                  Equipment Trust Certificates, subject to prepayment on the
                                  Series C Prepayment Date. At any time prior to the Series
                                  C Prepayment Date, all or a portion of such retained
                                  amounts may be transferred to the Collateral Account
                                  relating to one or more undelivered Aircraft, and the
                                  principal amount of the Series C Equipment Trust
                                  Certificates relating to the Collateral Account from which such amounts are transferred will be correspondingly
                                  decreased and the principal amount of Series C Equipment
                                  Trust Certificates relating to such undelivered Aircraft
                                  will be correspondingly increased.

                                  In addition to the foregoing, the principal amount of
                                  Series C Equipment Trust Certificates relating to an
                                  undelivered Aircraft may be decreased, and the related
                                  Collateral Account correspondingly decreased, and the
                                  principal amount of Series C Equipment Trust Certificates
                                  relating to one or more other undelivered Aircraft
                                  increased, and those related Collateral Accounts
                                  correspondingly increased.

                                  Although the principal amount of Series C Equipment Trust
                                  Certificates relating to any Aircraft subject to a
                                  Prefunding Period may be increased or decreased as
                                  described above, the aggregate principal amount of Series
                                  C Equipment Trust Certificates relating to all eleven
                                  aircraft subject to a Prefunding Period may not be
                                  increased.

                                  The amounts retained in the respective Collateral Accounts will be used to prepay a portion of the related Series C
                                  Equipment Trust Certificates on the Series C Prepayment
                                  Date, and the Corporation will be obligated to pay to the
                                  Subordination Agent on the date of such prepayment any
                                  previously unreimbursed losses on the investments in the
                                  related Collateral Account together with such additional
                                  amounts as will be required to pay the amount of interest
                                  accrued and unpaid on such Series C Equipment Trust
                                  Certificates on such date.

EQUIPMENT TRUST CERTIFICATES:
  SECTION 1110 PROTECTION.......  Davis Polk & Wardwell, special counsel to the Corporation, has advised the Indenture Trustee that the Owner Trustee,
                                  as lessor under the related Lease, and the Indenture
                                  Trustee, as assignee of such Owner Trustee's rights under
                                  such Lease pursuant to the related Indenture, are entitled to the benefits of Section 1110 of the Bankruptcy Code
                                  with respect to the related Aircraft following delivery of such Aircraft.

EQUIPMENT TRUST CERTIFICATES:
  RANKING.......................  Series B Equipment Trust Certificates issued in respect of each Aircraft will be subordinated in right of payment to
                                  Series A Equipment Trust Certificates issued in respect of such Aircraft. Series C Equipment Trust Certificates
                                  issued in respect of each Aircraft will be subordinated in right of payment to Series A and B Equipment Trust
                                  Certificates issued in respect of such Aircraft.

                                  On each Distribution Date, payments of interest and
                                  principal due on Series A Equipment Trust Certificates
                                  issued in respect of each Aircraft will be made prior to
                                  payments of interest and principal due on Series B and C
                                  Equipment Trust Certificates issued in respect of such
                                  Aircraft. Payments of interest and principal due on Series
                                  B Equipment Trust Certificates will be made prior to
                                  payments of interest and principal due on Series C
                                  Equipment Trust Certificates issued in respect of such
                                  Aircraft.

LIQUIDITY FACILITIES............  The Subordination Agent and the Liquidity Provider will enter into a separate Liquidity Facility with respect to
                                  each Pass Through Trust (other than the Class C Trust).
                                  Under each of the Liquidity Facilities, the Liquidity
                                  Provider will, if necessary, make advances (also referred
                                  to as Interest Drawings) solely for the payment of
                                  interest when due in an aggregate amount sufficient to pay interest on the Class A or B Pass Through Certificates, as the case may be, on three successive Regular Distribution
                                  Dates (without regard to any future payments of principal
                                  on such Pass Through Certificates) at the Stated Interest
                                  Rates. The initial amount available under the Liquidity
                                  Facilities for the Class A Pass Through Certificates and
                                  the Class B Pass Through Certificates will be $46,858,223
                                  and $18,610,051, respectively.

                                  An Interest Drawing under the related Liquidity Facility
                                  will be made promptly after any Regular Distribution Date
                                  if (after giving effect to the subordination provisions of the Intercreditor Agreement) there are insufficient funds
                                  available to pay interest on any Class A or B Pass Through
                                  Certificates. The maximum amount available under such
                                  Liquidity Facility to fund any shortfall in interest due
                                  on such Pass Through Certificates will not exceed the
                                  Required Amount. The Liquidity Facility for any Class of
                                  Pass Through Certificates does not provide for drawings to pay principal of or premium on the Pass Through
                                  Certificates of such Class, any interest on the Pass
                                  Through Certificates of such Class in excess of the Stated
                                  Interest Rate, or principal of or interest or premium on
                                  the Pass Through Certificates of any other Class.

                                  Upon each Interest Drawing under any Liquidity Facility,
                                  the Subordination Agent is obligated to reimburse (to the
                                  extent that the Subordination Agent has available funds)
                                  the Liquidity Provider for the amount of such drawing.
                                  Such reimbursement obligation as well as any other amounts owing to the Liquidity Provider under each Liquidity
                                  Facility will rank PARI PASSU with the Liquidity
                                  Obligations relating to any other Liquidity Facility and
                                  will rank senior to the Pass Through Certificates in right of payment. Upon reimbursement in full of any Interest
                                  Drawing, together with any accrued interest thereon, the
                                  amount available under such Liquidity Facility will be
                                  reinstated to the then Required Amount of such Liquidity
                                  Facility. The amount will not be reinstated at any time
                                  after (i)(x) a Triggering Event has occurred and is
                                  continuing and (y) less than 65% of the then aggregate
                                  outstanding principal amount of all Equipment Trust
                                  Certificates are Performing Equipment Trust Certificates
                                  or (ii) all of the Equipment Trust Certificates have been
                                  declared to be immediately due and payable or have not
                                  been paid at their final maturity.

                                  If at any time (i) in the case of the initial Liquidity
                                  Provider, the long-term unsecured debt rating of the
                                  initial Liquidity Provider issued by either Moody's or
                                  Standard & Poor's is lower than the Threshold Rating or
                                  (ii) in the case of any replacement Liquidity

                                  Provider, the short-term unsecured debt rating of a
                                  Liquidity Provider issued by Moody's or Standard & Poor's
                                  is lower than the Threshold Rating or, in the event such
                                  Liquidity Provider's short-term unsecured debt is not
                                  rated by Moody's or Standard & Poor's, the long-term
                                  unsecured debt rating of a Liquidity Provider issued by
                                  either Moody's or Standard & Poor's is lower than the
                                  Threshold Rating, then, in either case, the Liquidity
                                  Provider for the related Class of Pass Through
                                  Certificates or the Subordination Agent (in consultation
                                  with the Corporation) may arrange for another similar
                                  facility to be provided by a financial institution having
                                  unsecured debt ratings which are equal to or higher than
                                  the Threshold Rating. If such Liquidity Facility is not
                                  replaced within the period specified in the Intercreditor
                                  Agreement after the downgrading, such Liquidity Facility
                                  will be drawn in full and the proceeds will be deposited
                                  into the Cash Account for the related Class of Pass
                                  Through Certificates and used for the same purposes as
                                  cash payments of Interest Drawings under such Liquidity
                                  Facility.

                                  The Subordination Agent, in consultation with the
                                  Corporation may, subject to certain limitations, arrange
                                  for a replacement facility at any time to replace the
                                  Liquidity Facility for any Pass Through Trust. If such
                                  replacement facility is provided at any time after a
                                  Downgrade Drawing or Non-Extension Drawing for such
                                  Liquidity Facility, the funds on deposit in the Cash
                                  Account for such Pass Through Trust will be returned to
                                  the Liquidity Provider being replaced.

                                  The initial Liquidity Facility for each Class of Pass
                                  Through Certificates (other than the Class C Pass Through
                                  Certificates) is scheduled to expire on the fifteenth day
                                  after the Final Legal Distribution Date for such Class of
                                  Pass Through Certificates. A replacement facility may,
                                  however, be scheduled to expire on an earlier date. If a
                                  replacement facility for a Class of Pass Through
                                  Certificates is scheduled to expire prior to the date that is fifteen days after the Final Legal Distribution Date
                                  for such Class, the Intercreditor Agreement will provide
                                  for the replacement or extension of such replacement
                                  facility for at least 364 days. If such replacement
                                  facility cannot be replaced or extended by the date that
                                  is 25 days prior to the then scheduled expiration date of
                                  such replacement facility, such replacement facility will
                                  be drawn in full on such scheduled expiration date and the proceeds will be deposited in the Cash Account for the
                                  related Class of Pass Through Certificates and used for
                                  the same purposes as cash payments of Interest Drawings
                                  under such Liquidity Facility.

                                  Notwithstanding the subordination provisions of the
                                  Intercreditor Agreement, the Liquidity Facility for any
                                  Class of Pass Through Certificates does not provide for
                                  drawings to pay principal of or interest or premium on the
                                  Pass Through Certificates of any other Class. Only the
                                  holders of the Pass Through Certificates to be issued by a particular Pass Through Trust will be entitled to receive

                                  and retain the proceeds of drawings under the Liquidity
                                  Facility for such Pass Through Trust. There is no
                                  Liquidity Facility for the Class C Trust.

INTERCREDITOR AGREEMENT:
  SUBORDINATION.................  All payments made in respect of the Equipment Trust
                                  Certificates and certain other payments will be made to
                                  the Subordination Agent which will distribute such
                                  payments as follows:

                                  (i) On any Regular Distribution Date or Special
                                      Distribution Date, so long as no Triggering Event has
                                      occurred, all payments received by the Subordination
                                      Agent in respect of the Equipment Trust Certificates
                                      and certain other payments will be distributed in the
                                      following order: (1) payment of Liquidity Expenses,
                                      Liquidity Obligations and replenishment of the Cash
                                      Accounts; (2) payment of Expected Distributions to the
                                      holders of Class A Pass Through Certificates; (3)
                                      payment of Expected Distributions to the holders of
                                      Class B Pass Through Certificates; (4) payment of
                                      Expected Distributions to the holders of Class C Pass
                                      Through Certificates; and (5) payment of certain fees
                                      and expenses of the Subordination Agent and the Pass
                                      Through Trustee.

                                  (ii) Upon the occurrence of a Triggering Event and at all
                                      times thereafter, all payments received by the
                                      Subordination Agent in respect of the Equipment Trust
                                      Certificates and certain other payments will be
                                      distributed in the following order: (1) to reimburse
                                      the Subordination Agent, the Pass Through Trustee, the
                                      Liquidity Provider and any Certificateholder, as the
                                      case may be, for the payment of certain expenses; (2)
                                      to the Liquidity Provider in payment of Liquidity
                                      Expenses, Liquidity Obligations and, so long as no
                                      Performing Certificate Deficiency exists and no
                                      Liquidity Event of Default has occurred and is
                                      continuing, to replenish the Cash Account; (3) to
                                      reimburse the Subordination Agent, the Pass Through
                                      Trustee and each Certificateholder, as the case may
                                      be, for the payment of certain taxes and fees; (4) to
                                      pay Adjusted Expected Distributions to the holders of
                                      Class A Pass Through Certificates; (5) to pay Adjusted
                                      Expected Distributions to the holders of Class B Pass
                                      Through Certificates; (6) to pay Adjusted Expected
                                      Distributions to the holders of Class C Pass Through
                                      Certificates; and (7) the balance will be held in the
                                      Collection Account until the next Distribution Date
                                      or, if all Classes of Pass Through Certificates have
                                      been paid in full, will be distributed to the related
                                      Owner Trustee.

                                  "Adjusted Expected Distributions" means with respect to
                                  the Pass Through Certificates of any Class on any Current
                                  Distribution Date the sum of (i) the amount of accrued and unpaid interest on such Pass Through Certificates plus
                                  (ii) the greater of:

                                  (A) the difference between (x) the Pool Balance of such
                                      Pass Through Certificates as of the immediately
                                      preceding

                                      Distribution Date and (y) the Pool Balance of such
                                      Pass Through Certificates as of the Current
                                      Distribution Date, calculated on the basis that (1)
                                      the principal of the Non-Performing Equipment Trust
                                      Certificates held in such Pass Through Trust has been
                                      paid in full and such payments have been distributed
                                      to the holders of such Pass Through Certificates, (2)
                                      the principal of the Performing Equipment Trust
                                      Certificates has been paid when due (but without
                                      giving effect to any acceleration of Performing
                                      Equipment Trust Certificates) and has been distributed
                                      to the holders of such Pass Through Certificates and
                                      (3) the principal of any Equipment Trust Certificates
                                      formerly held in such Pass Through Trust that have
                                      been sold pursuant to the Intercreditor Agreement has
                                      been paid in full and such payments distributed to the
                                      Certificateholders; and

                                  (B) the amount, if any, by which (x) the Pool Balance of
                                      such Class of Pass Through Certificates as of the
                                      immediately preceding Distribution Date exceeds (y)
                                      the Aggregate LTV Collateral Amount for such Class of
                                      Pass Through Certificates for the Current Distribution
                                      Date; provided that, until the date of the initial LTV
                                      Appraisals, this clause (B) is not applicable.

                                  "Aggregate LTV Collateral Amount" means, for any Class of
                                  Pass Through Certificates for any Distribution Date, the
                                  sum of the applicable LTV Collateral Amounts for each
                                  Aircraft minus the Pool Balance for each Class of Pass
                                  Through Certificates, if any, senior to such Class after
                                  giving effect to any distribution of principal on such
                                  Distribution Date on such senior Class or Classes.

                                  "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent
                                  three LTV Appraisals of such Aircraft. After a Triggering
                                  Event has occurred and any Equipment Trust Certificate
                                  becomes a Non-Performing Equipment Trust Certificate, the
                                  Subordination Agent will be required to obtain LTV
                                  Appraisals to determine the Appraised Current Market Value and additional LTV Appraisals on or prior to each
                                  anniversary of the date of such initial LTV Appraisals. If the Controlling Party reasonably objects to any LTV
                                  Appraisals, the Controlling Party (defined herein) has the right to obtain substitute LTV Appraisals (including any
                                  LTV Appraisals based upon physical inspection of the
                                  Aircraft).

                                  "LTV Appraisal" means a current fair market value
                                  appraisal (which may be a "desktop" appraisal) performed
                                  by an Appraiser or any other nationally recognized
                                  appraiser on the basis of an arm's-length transaction
                                  between an informed and willing purchaser under no
                                  compulsion to buy and an informed and willing seller under no compulsion to sell, both parties having knowledge of
                                  all relevant facts.

                                  "LTV Collateral Amount" of any Aircraft for any Class of
                                  Pass Through Certificates for any Distribution Date means
                                  the lesser of

                                  (i) the LTV Ratio for such Class of Pass Through
                                  Certificates multiplied by the Appraised Current Market
                                  Value of such Aircraft (or with respect to any such
                                  Aircraft which has suffered an Event of Loss under the
                                  related Lease, the amount of the insurance proceeds paid
                                  or payable to the Indenture Trustee in respect thereof)
                                  and (ii) the outstanding principal amount of the Equipment
                                  Trust Certificates secured by such Aircraft after giving
                                  effect to any principal payments of such Equipment Trust
                                  Certificates on or before such Distribution Date.

                                  "LTV Ratio" means for the Class A Pass Through
                                  Certificates 40%, for the Class B Pass Through
                                  Certificates 55% and for the Class C Pass Through
                                  Certificates 75%.

INTERCREDITOR RIGHTS............  With respect to any Indenture at any given time, the
                                  Indenture Trustee will be directed in taking, or
                                  refraining from taking, any action thereunder, (i) by the
                                  holders of at least a majority of the outstanding
                                  principal amount of the Equipment Trust Certificates
                                  issued thereunder (provided that, for so long as the
                                  Subordination Agent is the registered holder of the
                                  Equipment Trust Certificates, the Subordination Agent will act with respect to this clause (i) in accordance with the directions of the Pass Through Trustee representing
                                  holders of Pass Through Certificates representing an
                                  undivided interest in such principal amount of Equipment
                                  Trust Certificates) so long as no Indenture Event of
                                  Default has occurred and is continuing and (ii) by the
                                  Controlling Party after the occurrence and during the
                                  continuance of an Indenture Event of Default, subject to
                                  certain conditions, in exercising remedies thereunder
                                  (including acceleration of such Equipment Trust
                                  Certificates or foreclosing the lien on the Aircraft
                                  securing such Equipment Trust Certificates).

                                  "Controlling Party" with respect to any Indenture means:
                                  (i) the Class A Pass Through Trustee; (ii) upon payment of
                                  Final Distributions to the holders of Class A Pass Through
                                  Certificates, the Class B Pass Through Trustee; and (iii)
                                  upon payment of Final Distributions to the holders of
                                  Class B Pass Through Certificates, the Class C Pass
                                  Through Trustee.

                                  Notwithstanding the foregoing, subject to certain
                                  limitations, the Liquidity Provider will have the right to elect to become the Controlling Party at any time after 18 months after the earlier of (i) the acceleration of the
                                  Equipment Trust Certificates and (ii) a Final Drawing with respect to the Liquidity Facilities, if, in the case of
                                  clause (i) or (ii) above, at the time of such election the
                                  Liquidity Obligations have not been paid in full. If there is more than one Liquidity Provider, the Liquidity
                                  Provider with the greatest amount of unreimbursed
                                  Liquidity Obligations will have such right.

                                  Upon the occurrence and during the continuation of any
                                  Indenture Event of Default, the Controlling Party may
                                  accelerate and sell all (but not less than all) of the
                                  Equipment Trust Certificates issued under such Indenture
                                  to any person, subject to the provisions of the

                                  paragraph below. The proceeds of such sale will be
                                  distributed pursuant to the provisions of the
                                  Intercreditor Agreement.

                                  Subject to certain limitations, so long as any Pass
                                  Through Certificates are outstanding, during nine months
                                  after the earlier of (x) the acceleration of the Equipment
                                  Trust Certificates under any Indenture and (y) the
                                  bankruptcy or insolvency of the Corporation, without the
                                  consent of each Pass Through Trustee, (1) no Aircraft
                                  subject to the lien of such Indenture or such Equipment
                                  Trust Certificates may be sold, if the net proceeds from
                                  such sale will be less than the Minimum Sale Price for
                                  such Aircraft or such Equipment Trust Certificates, and
                                  (2) the amount and payment dates of rentals payable by the
                                  Corporation under the Lease for such Aircraft may not be
                                  adjusted, if, as a result of such adjustment, the
                                  discounted present value of all such rentals will be less
                                  than 75% of the discounted present value of the rentals
                                  payable by the Corporation under such Lease before giving
                                  effect to such adjustment, in each case, using the
                                  weighted average interest rate of the Equipment Trust
                                  Certificates outstanding under such Indenture as the
                                  discount rate.

THE PASS THROUGH TRUSTEE; THE
  INDENTURE TRUSTEE; THE
  SUBORDINATION AGENT...........  First Security Bank, National Association will be the Pass
                                  Through Trustee for each Pass Through Trust and the Paying
                                  Agent, Authenticating Agent and Registrar for the Pass
                                  Through Certificates.

                                  First Security Bank, National Association will be the
                                  Indenture Trustee under each Indenture.

                                  First Security Bank, National Association will be the
                                  Subordination Agent under the Intercreditor Agreement. See
                                  "Description of the Pass Through Certificates--The Pass
                                  Through Trustee; the Indenture Trustee" and "Description
                                  of the Intercreditor Agreement--the Subordination Agent"
                                  in this Prospectus Supplement.

FEDERAL INCOME TAX
  CONSEQUENCES..................  The Pass Through Trusts will not themselves be subject to federal income tax. Accordingly, each Certificateholder
                                  must report on its federal income tax return its pro rata
                                  share of the entire income from each of the Equipment
                                  Trust Certificates and other property held in the related
                                  Pass Through Trust, in accordance with such
                                  Certificateholder's method of accounting. See "Federal
                                  Income Tax Consequences" in the Prospectus.

ERISA CONSIDERATIONS............  In general, employee benefit plans subject to Title I of
                                  ERISA or Section 4975 of the Code or entities which may be deemed to hold the assets of any such plan will be
                                  eligible to purchase the Pass Through Certificates,
                                  subject to certain conditions. See "ERISA Considerations"
                                  in this Prospectus Supplement.

                                  By its acceptance of a Pass Through Certificate, each
                                  Certificateholder will be deemed to have represented and

                                  warranted that either (i) no ERISA Plan assets have been
                                  used to purchase such Pass Through Certificate or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets
                                  to purchase and hold such Pass Through Certificate will
                                  not constitute a non-exempt prohibited transaction under
                                  ERISA or Section 4975 of the Code.

                                  Each ERISA Plan fiduciary (and each fiduciary for a
                                  governmental or church plan subject to rules similar to
                                  those imposed on ERISA Plans) should consult with its
                                  legal advisor concerning an investment in any of the Pass
                                  Through Certificates.

RATING OF THE PASS THROUGH
  CERTIFICATES..................  It is a condition to the issuance of the Pass Through
                                  Certificates that the Pass Through Certificates be rated
                                  by Moody's and Standard & Poor's at least as set forth
                                  below.

                                         PASS THROUGH
                                         CERTIFICATES                               MOODY'S    STANDARD & POOR'S
                                         ----------------------------------------  ----------  -----------------

                                         Class A.................................         Aa2             AAA

                                         Class B.................................          A1             AA-

                                         Class C.................................        Baa1            BBB+

                                         A rating is not a recommendation to purchase, hold or sell Pass Through
                                         Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See
                                         "Risk Factors" in this Prospectus Supplement.

RATING OF THE INITIAL LIQUIDITY
  PROVIDER.............................


                                                                                    MOODY'S    STANDARD & POOR'S
                                                                                   ----------  -----------------

                                         Long-term...............................         Aaa             AAA

                                         There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency. See "Risk Factors" in this Prospectus
                                         Supplement.

THRESHOLD RATING OF LIQUIDITY
  PROVIDER.............................

                                                                                    MOODY'S    STANDARD & POOR'S
                                                                                   ----------  -----------------

                                         Short-term..............................         P-1            A-1+

                                         Long-term...............................         Aa3             AA-

                          FEDERAL EXPRESS CORPORATION

    The Corporation is a wholly-owned subsidiary of FDX Corporation. The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                                USE OF PROCEEDS

    All of the proceeds from the sale of the Pass Through Certificates will be used by the Pass Through Trustee to purchase at par all of the Equipment Trust Certificates to be issued by the related Owner Trustee for each of thirteen separate Owner Trusts under a separate Indenture between the related Indenture Trustee, not in its individual capacity but solely as the indenture trustee, and the related Owner Trustee.

    For the eleven undelivered Aircraft, the proceeds from the sale of the related Equipment Trust Certificates are expected to be used to finance a portion of the purchase price to be paid by the related Owner Trustee on behalf of the related Owner Trust (or, in certain circumstances, by the Corporation) for such Aircraft. For the two delivered Aircraft (N590FE and N675FE), the proceeds from the sale of the related Equipment Trust Certificates will be used by the related Owner Trustee to refinance the aggregate outstanding principal amount of the loan certificate of the related Owner Trust issued under the related Indenture as originally executed in connection with the leveraged lease transaction relating to such Aircraft. The aggregate principal amount of such original loan certificate is $57,634,265.63 with respect to N590FE and $63,057,000 with respect to N675FE. Each such original loan certificate bears interest at a floating rate determined from time to time by reference to London interbank offered rates, the federal funds rate or the prime rate. The original loan certificate with respect to N590FE has a maturity date of January 15, 2020, and the original loan certificate with respect to N675FE has a maturity date of January 15, 2019. Morgan Guaranty Trust Company of New York, an affiliate of one of the Underwriters, will receive $57,633,000 of the proceeds of this offering in repayment of the outstanding loan certificate with respect to N590FE, and $63,057,000 of the proceeds of this offering in repayment of the outstanding loan certificate with respect to N675FE. See "Underwriting" in this Prospectus Supplement.

    The aggregate principal amount of the Equipment Trust Certificates related to each Aircraft will not exceed 80% of the purchase price paid or to be paid for such Aircraft by the related Owner Trustee, and the related Owner Participant named in the related Trust Agreement will have provided or will provide, from sources other than the related Equipment Trust Certificates, at least 20% of the purchase price paid or to be paid by the Owner Trustee for such Aircraft. The underwriting commissions and certain other expenses relating to the offering of the Pass Through Certificates will be paid ratably by the Owner Participants as set forth on the cover of this Prospectus Supplement.

    For eleven Indentures, the Aircraft related thereto will not have been delivered on the date of the issuance of the related Equipment Trust Certificates. Such Aircraft are expected to be delivered between July 1998 and June 1999. For the seven undelivered Airbus A300F4-605R Aircraft and three of the undelivered McDonnell Douglas MD-11F Aircraft, the Corporation is obligated to cause the proceeds of the Equipment Trust Certificates issued under such Indentures to be utilized to acquire such Aircraft in all circumstances other than the failure of the manufacturer to deliver such Aircraft. Accordingly, if the related Owner Participant does not make available its portion of the purchase price for such Aircraft on the delivery date therefor or the Corporation does not enter into the related Lease on or prior to the related Cut-off Date for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft using such proceeds and its own funds and assume, on a fully recourse basis, all of the obligations of the Owner Trustee under the related Equipment Trust Certificates. If the assumption described in the preceding sentence occurs, the Equipment Trust Certificates will be

"Owned Aircraft Certificates" as described in the Prospectus and the provisions applying to "Owned Aircraft" as so described will be applicable to such Aircraft.

    With respect to the one other undelivered McDonnell Douglas MD-11F Aircraft, if (i) the modification of such Aircraft has not been completed and such Aircraft delivered on or prior to the related Cut-off Date, or (ii) the Corporation fails to obtain a commitment from any prospective Owner Participant or for any other reason the lease of such Aircraft is not consummated, the related Equipment Trust Certificates will be prepaid in whole on the 15th day following the related Cut-off Date for such Aircraft. The amounts received by each Pass Through Trustee in connection with such prepayment will be distributed on a Special Distribution Date, as described in "Description of the Pass Through Certificates--Payments and Distributions."

                                  RISK FACTORS

    In addition to the information contained elsewhere in this Prospectus Supplement and the Prospectus, including the risk factors contained therein, prospective investors should consider carefully the factors set forth below in connection with an investment in the Pass Through Certificates.

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

    The appraised value of each Aircraft equals the lesser of the average and the median value of such Aircraft as appraised by the Appraisers. The Appraisals are based on various assumptions and methodologies, which vary among the Appraisals. For a discussion of the assumptions and methodologies used in preparing each of the Appraisals, reference is hereby made to the summaries of the Appraisers' reports, copies of which are included in Appendix II hereto.

    Appraisals based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the related Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Trust Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Equipment Trust Certificates issued thereunder or the Pass Through Certificates. See "Description of the Aircraft and the Appraisals" in this Prospectus Supplement.

    The Equipment Trust Certificates are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Trust Certificates related to such Aircraft will not be available to cover losses, if any, on any other Equipment Trust Certificates.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

    The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Trust Certificates to more senior Classes of Pass Through Certificates. If this occurs, the interest accruing on the remaining Equipment Trust Certificates will be less than the interest accruing on the remaining Pass Through Certificates because the Pass Through Certificates will have a greater proportion of higher interest rate junior Classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Pass Through Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Trust Certificates are eventually paid in full. See "Description of the Pass Through Certificates--Subordination" in this Prospectus Supplement.

RATINGS OF THE PASS THROUGH CERTIFICATES

    It is a condition to the issuance of the Pass Through Certificates that the Class A Pass Through Certificates be rated at least "Aa2" by Moody's and "AAA" by Standard & Poor's; the Class B Pass Through Certificates be rated at least "A1" by Moody's and at least "AA-" by Standard & Poor's; and the Class C Pass Through Certificates be rated at least "Baa1" by Moody's and at least "BBB+" by Standard & Poor's.

    A rating is not a recommendation to purchase, hold or sell Pass Through Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of the Corporation or the Liquidity Provider) so warrant. The rating of the Pass Through Certificates is based primarily on the default risk of the Equipment Trust Certificates, the availability of the Liquidity Facility for the holders of the Pass Through Certificates (other than the Class C Pass Through Certificates), the collateral value provided by the Aircraft and the subordination in right of payment under the Intercreditor Agreement of the Class B Pass Through Certificates to the Class A Pass Through Certificates and of the Class C Pass Through Certificates to the Class A Pass Through Certificates and the Class B Pass Through Certificates. The ratings address the likelihood of timely payment of interest (at the non-default rate) when due on the Pass Through Certificates and the ultimate payment of principal of the Pass Through Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of an Event of Default or an Indenture Event of Default or other circumstances (such as an Event of Loss) which may result in the payment of the outstanding principal amount of the Pass Through Certificates prior to the Final Expected Distribution Date.

    The reduction, suspension or withdrawal of the ratings of the Pass Through Certificates will not, in and of itself, constitute an Event of Default.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

    The Corporation has obtained commitments from certain companies to act as the Owner Participant with respect to the leveraged leases for two of the Aircraft and is seeking commitments from prospective Owner Participants for seven of the Airbus A300F4-605R Aircraft and four of the McDonnell Douglas MD-11F Aircraft. The Corporation will hold the beneficial interest under the Trust Agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft (which date may be up to 90 days after the scheduled delivery date of the Aircraft). The Corporation will transfer to such Owner Participant on such date the Corporation's beneficial interest under the related Trust Agreement. Such prospective Owner Participant may request revisions to the related Participation Agreement, Lease, Trust Agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in this Prospectus Supplement.

    Notwithstanding the foregoing, the terms of such agreements are required to
(i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, the Corporation is obligated (i) to certify to the Pass Through Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Pass Through Certificates.

EVENT RISK

    The Equipment Trust Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures related to such

Equipment Trust Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

ABSENCE OF A PUBLIC MARKET FOR THE PASS THROUGH CERTIFICATES

    Prior to their issuance, there will have been no public market for the Pass Through Certificates of any series and there can be no assurance that one will develop. The Corporation does not intend to apply for the listing of any series of Pass Through Certificates on a national securities exchange. There can be no assurance as to the liquidity of the public market for the Pass Through Certificates or that any active public market for the Pass Through Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Pass Through Certificates may be adversely affected.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

    The following description of the particular terms of the Pass Through Certificates offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Pass Through Certificates set forth in the Prospectus, reference to which is hereby made.

    The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Pass Through Agreement, the Intercreditor Agreement and to the provisions of each Series Supplement and Liquidity Facility. The Pass Through Agreement has been filed with the Commission as an exhibit to the Current Report on Form 8-K dated May 12, 1997. Each Series Supplement, together with the forms of the Intercreditor Agreement, the related Indentures and Liquidity Facilities and other related documents to be used in connection with the transactions described herein, will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Commission in connection with this offering.

    The Pass Through Certificates offered hereby will be issued by Federal Express Corporation 1998-1 Pass Through Trust Class A, Class B and Class C, respectively, to be formed pursuant to the Pass Through Agreement and Series Supplement 1998-1-A, Series Supplement 1998-1-B or Series Supplement 1998-1-C, as the case may be, to be entered into between the Corporation and the Pass Through Trustee on the date of issuance of the related Pass Through Certificates. Each Series Supplement will contain substantially the same terms and conditions, except as described under "Subordination" below and except that the interest rate, the scheduled repayments of principal, the maturity date applicable to the Equipment Trust Certificates held in each Pass Through Trust, the aggregate principal amount of such Equipment Trust Certificates and the Final Expected Distribution Date applicable to each Pass Through Trust will differ.

    The Pass Through Agreement does not, and the Series Supplements, the Indentures, the Liquidity Facilities and the Intercreditor Agreement will not, include covenants that will afford Certificateholders protection in the event of a highly leveraged transaction involving the Corporation.

PAYMENTS AND DISTRIBUTIONS

    The Pass Through Certificates will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the Pass Through Trust pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include:

        (i) the Equipment Trust Certificates held in such Pass Through Trust;

        (ii) the rights of such Pass Through Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

       (iii) except for the Class C Trust, all monies receivable under the Liquidity Facility for such Pass Through Trust; and

        (iv) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust.

    Each Pass Through Certificate will represent a pro rata share of the Equipment Trust Certificates held in the related Pass Through Trust and will be issued only in minimum denominations of $1,000 or any integral multiple thereof. (Pass Through Agreement, Article II; Series Supplements, Article I)

    The Pass Through Certificates will be issued pursuant to a book-entry system and will be registered in the name of Cede as the nominee of DTC. No owner of a beneficial interest in the Pass Through Certificates will be entitled to receive a certificate representing such person's interest, except as set forth in the Prospectus. Unless and until certificates are issued in certificated form under the circumstances described in the Prospectus, all references to actions by Certificateholders refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to owners of a beneficial interest in the Pass Through Certificates in accordance with DTC procedures. (Pass Through Agreement,
Section 2.12) See "Description of the Pass Through Certificates-- Book-Entry Procedures" in the Prospectus.

    The Regular Distribution Dates for each Pass Through Trust are January 15 and July 15. Payments of interest on the Equipment Trust Certificates held in each Pass Through Trust are scheduled to be received by the Pass Through Trustee on each January 15 and July 15, commencing on January 15, 1999, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates, in each case subject to the Intercreditor Agreement. For each Pass Through Trust, the Equipment Trust Certificates held in such Pass Through Trust will accrue interest on the unpaid principal amount thereof at the Stated Interest Rate, which is calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Payments of interest on the Pass Through Certificates to be issued by each Pass Through Trust (other than the Class C Trust) will be supported by a separate Liquidity Facility to be provided by the Liquidity Provider for the benefit of the holders of such Pass Through Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Pass Through Trust on three successive Regular Distribution Dates. Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Pass Through Certificates will not provide for drawings to pay principal of or interest or premium on the Pass Through Certificates of any other Class. Only the holders of the Pass Through Certificates to be issued by a particular Pass Through Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Pass Through Trust. See "Description of the Liquidity Facilities" in this Prospectus Supplement.

    Payments of principal of the Equipment Trust Certificates held in each Pass Through Trust are scheduled to be received in specified amounts on January 15 or July 15, or both, of each year, commencing on January 15, 1999, in the case of each Class of Pass Through Certificates, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates, in each case subject to the Intercreditor Agreement. The record dates for the respective Regular Distribution Dates are December 31 and June 30. For each Pass Through Trust, the Equipment Trust Certificates that will be held in such Pass Through Trust and the dates for, and the corresponding amounts of, the Scheduled Payments of principal on such Equipment Trust Certificates are set forth under "Description of the Equipment Trust Certificates--General" in this Prospectus Supplement.

    Special Payments on any Equipment Trust Certificates received by a Pass Through Trust will be distributed on the applicable Special Distribution Date. For any Pass Through Trust, the Pass Through Trustee or its designee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the anticipated Special Distribution Date therefor in accordance with the Pass Through Agreement. Subject to the effect of the cross-subordination provisions set forth under "Description of the Pass Through Certificates-Subordination" in this Prospectus Supplement, each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02)

    Subject to the Intercreditor Agreement, Special Payments that are not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Specified Investments pending the distribution of such funds on a Special Distribution Date. See "Description of the Pass Through Certificates--Payments and Distributions" in the Prospectus.

    For each Pass Through Trust, the applicable Special Distribution Date will be any Business Day on which a Special Payment is to be distributed. The record date for any Special Distribution Date will be the fifteenth day preceding such Special Distribution Date.

    If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

    At such time, if ever, as the Pass Through Certificates are issued in certificated form, for each Pass Through Trust, any Scheduled Payment or Special Payment to be distributed by such Pass Through Trust will be payable at the corporate trust office of the Paying Agent in Salt Lake City, Utah, or at such other office or agency in the United States maintained for the payment of the related Pass Through Certificates. All amounts payable by the Paying Agent on behalf of the Pass Through Trustee may, however, at the option of the Paying Agent or the Pass Through Trustee, be paid by check mailed to the person entitled thereto at the address shown in the Register for the applicable Class of Pass Through Certificates. (Pass Through Agreement, Section 5.02(d))

SUBORDINATION

    Pursuant to the Intercreditor Agreement, on each Distribution Date, so long as no Triggering Event has occurred, all payments received by the Subordination Agent will be distributed in the following order:

    (1) payment of the Liquidity Obligations;

    (2) payment of Expected Distributions to the holders of Class A Pass Through Certificates;

    (3) payment of Expected Distributions to the holders of Class B Pass Through Certificates;

    (4) payment of Expected Distributions to the holders of Class C Pass Through Certificates; and

    (5) payment of certain fees and expenses of the Subordination Agent and the Pass Through Trustee. (Intercreditor Agreement, Sections 2.4 and 3.2)

    Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Trust Certificates and certain other payments will be distributed in the following order:

    (1) to reimburse the Subordination Agent, the Pass Through Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of certain expenses;

    (2) to the Liquidity Provider in payment of Liquidity Expenses, Liquidity Obligations and, so long as no Performing Certificate Deficiency exists and no Liquidity Event of Default has occurred and is continuing, to replenish the Cash Account;

    (3) to reimburse the Subordination Agent, the Pass Through Trustee and each Certificateholder, as the case may be, for the payment of certain taxes and fees;

    (4) to pay Adjusted Expected Distributions to the holders of Class A Pass Through Certificates;

    (5) to pay Adjusted Expected Distributions to the holders of Class B Pass Through Certificates;

    (6) to pay Adjusted Expected Distributions to the holders of Class C Pass Through Certificates; and

    (7) the balance will be held in the Collection Account until the next Distribution Date or, if all Classes of Pass Through Certificates have been paid in full, will be distributed to the related Owner Trustee. (Intercreditor Agreement, Section 3.3)

    The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Trust Certificates to more senior Classes of Pass Through Certificates. If this occurs, the interest accruing on the remaining Equipment Trust Certificates will be less than the interest accruing on the remaining Pass Through Certificates because the Pass Through Certificates will have a greater proportion of higher interest rate junior classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of

Pass Through Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Trust Certificates are eventually paid in full.

THE PAYING AGENT, AUTHENTICATING AGENT AND REGISTRAR

    The Pass Through Trustee will be the Paying Agent, Authenticating Agent and Registrar for each Pass Through Trust and the Indenture Trustee under the Indentures.

POOL FACTORS

    Unless there has been a prepayment, purchase or default in the payment of principal and interest, in respect of one or more series of the Equipment Trust Certificates held in a Pass Through Trust (and assuming there will be no change in the payment terms of the Equipment Trust Certificates relating to any of the eleven Aircraft for which the Corporation is seeking commitments from prospective Owner Participants), the Pool Factor with respect to each Pass Through Trust will decline in proportion to the scheduled repayment of principal on the Equipment Trust Certificates held in such Pass Through Trust as described below in "Description of Equipment Trust Certificates--General." In the event of a prepayment or default, the Pool Factor and the Pool Balance of each Pass Through Trust affected will be recomputed after giving effect thereto and notice will be sent to the Certificateholders affected.

    The "Pool Balance" for any Pass Through Trust or for the Pass Through Certificates issued by any Pass Through Trust indicates, as of any date, the original aggregate face amount of the Pass Through Certificates of such Pass Through Trust less the aggregate amount of all payments on such Pass Through Certificates other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Trust Certificates or other Trust Property held in such Pass Through Trust and the distribution thereof being made on that date.

    The "Pool Factor" for any Pass Through Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Pass Through Certificates of the related Class. The Pool Factor for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to the payment of principal, if any, on such Equipment Trust Certificates or other Trust Property held in such Pass Through Trust and the distribution thereof being made on that date. Assuming that no prepayment or purchase, or default, in respect of any Equipment Trust Certificates has occurred, the Pool Factor for each Pass Through Trust will be 1.0000000 on the date of issuance of the Pass Through Certificates. Thereafter, the Pool Factor for each Pass Through Trust will decline as described herein to reflect reductions in the Pool Balance of such Pass Through Trust. The amount of a Certificateholder's pro rata share of the Pool Balance for such Pass Through Trust can be determined by multiplying the par value of the holder's Pass Through Certificate of such Pass Through Trust by the Pool Factor for such Pass Through Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Pass Through Trust will be mailed to Certificateholders of such Pass Through Trust on each Regular Distribution Date or Special Distribution Date.

    As of the date of issuance of the Pass Through Certificates by the Pass Through Trustee, and assuming that no prepayment or default in respect of the payment of any Equipment Trust Certificates has occurred (and assuming there will be no change in the payment terms of the Equipment Trust Certificates relating to any of the eleven Aircraft for which the Corporation is seeking commitments from prospective Owner Participants), the aggregate scheduled repayments of principal of such Equipment Trust Certificates for each Pass Through Trust, and the resulting Pool Factors for such Pass Through Trusts after taking into account each such repayment, are set forth below:

                              1998-1-A TRUST                 1998-1-B TRUST                 1998-1-C TRUST
                       -----------------------------  -----------------------------  -----------------------------
                          SCHEDULED                      SCHEDULED                      SCHEDULED
                          PRINCIPAL                      PRINCIPAL                      PRINCIPAL
                         PAYMENTS ON                    PAYMENTS ON                    PAYMENTS ON
                          EQUIPMENT                      EQUIPMENT                      EQUIPMENT
REGULAR                     TRUST         EXPECTED         TRUST         EXPECTED         TRUST         EXPECTED
DISTRIBUTION DATE        CERTIFICATES    POOL FACTOR    CERTIFICATES    POOL FACTOR    CERTIFICATES    POOL FACTOR
---------------------  ----------------  -----------  ----------------  -----------  ----------------  -----------
January 15, 1999.....   $      131,697    0.9997125    $    3,479,216    0.9805202    $    6,754,153    0.9656792
July 15, 1999........        2,538,563    0.9941707         4,015,655    0.9580368         6,963,583    0.9302943
January 15, 2000.....        6,525,699    0.9799249         3,622,198    0.9377565         2,505,219    0.9175642
July 15, 2000........        1,008,912    0.9777224           378,342    0.9356382           906,270    0.9129590
January 15, 2001.....       11,045,518    0.9536096         3,905,761    0.9137701         2,968,987    0.8978723
July 15, 2001........        1,008,912    0.9514071           378,342    0.9116518           504,456    0.8953090
January 15, 2002.....       11,025,065    0.9273389         4,564,232    0.8860971         2,538,338    0.8824106
July 15, 2002........        3,215,912    0.9203185           380,960    0.8839641           504,456    0.8798472
January 15, 2003.....       10,981,487    0.8963455         3,913,469    0.8620529         4,343,095    0.8577781
July 15, 2003........        3,699,828    0.8882686         1,363,424    0.8544192           504,456    0.8552148
January 15, 2004.....       10,031,518    0.8663694         4,142,715    0.8312245        10,950,741    0.7995693
July 15, 2004........        4,649,797    0.8562187         1,363,424    0.8235908           504,456    0.7970060
January 15, 2005.....       10,031,518    0.8343195         3,764,238    0.8025152         9,532,561    0.7485669
July 15, 2005........        4,649,797    0.8241688         1,741,900    0.7927624           504,456    0.7460036
January 15, 2006.....       12,658,403    0.7965350         4,747,548    0.7661813         6,827,965    0.7113077
July 15, 2006........        2,022,912    0.7921189           758,592    0.7619340           504,456    0.7087444
January 15, 2007.....       12,658,403    0.7644851         8,998,641    0.7115514         4,279,251    0.6869997
July 15, 2007........        2,022,912    0.7600690           758,592    0.7073041           537,612    0.6842678
January 15, 2008.....       12,658,403    0.7324353         9,947,415    0.6516093         5,311,847    0.6572761
July 15, 2008........        2,022,912    0.7280192           766,803    0.6473161                 0    0.6572761
January 15, 2009.....       12,846,726    0.6999743         9,714,569    0.5929250         3,705,475    0.6384469
July 15, 2009........        2,022,912    0.6955582                 0    0.5929250                 0    0.6384469
January 15, 2010.....       18,537,647    0.6550897         4,195,730    0.5694335         3,764,280    0.6193190
January 15, 2011.....       19,504,957    0.6125097         4,385,512    0.5448794         6,535,963    0.5861070
January 15, 2012.....       20,367,119    0.5680474         4,698,226    0.5185744         7,812,839    0.5464066
January 15, 2013.....       13,128,047    0.5393884         5,263,436    0.4891048        18,746,361    0.4511483
January 15, 2014.....       11,662,043    0.5139297         8,221,201    0.4430750        29,082,826    0.3033659
January 15, 2015.....       11,662,042    0.4884710        12,610,322    0.3724709        29,157,545    0.1552039
January 15, 2016.....       15,702,539    0.4541918        10,392,486    0.3142842        30,543,353    0.0000000
January 15, 2017.....       32,542,770    0.3831496        21,901,629    0.1916589                 0    0.0000000
January 15, 2018.....       44,045,687    0.2869962        16,259,146    0.1006253                 0    0.0000000
January 15, 2019.....       42,153,102    0.1949743        17,972,276    0.0000000                 0    0.0000000
January 15, 2020.....       53,352,060    0.0785047                 0    0.0000000                 0    0.0000000
July 15, 2020........          212,563    0.0780406                 0    0.0000000                 0    0.0000000
January 15, 2021.....       20,890,132    0.0324367                 0    0.0000000                 0    0.0000000
January 15, 2022.....       14,858,486    0.0000000                 0    0.0000000                 0    0.0000000

CERTAIN RIGHTS UPON AN INDENTURE EVENT OF DEFAULT

    Upon the occurrence of an Indenture Event of Default, the Controlling Party may direct the exercise of the remedies discussed in "Events of Default and Certain Rights Upon an Event of Default" in the Prospectus.

PURCHASE RIGHTS OF THE CERTIFICATEHOLDERS

    Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Pass Through Trustee and each other Certificateholder of the same Class, (i) the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Pass Through Certificates; and (ii) the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A and B Pass Through Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Pass Through Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Pass Through Certificates pro rata based on the interest in the Pass Through Trust held by each Certificateholder. (Pass Through Agreement, Section 7.01(b))

PTC EVENTS OF DEFAULT

    A PTC Event of Default will occur if the Pass Through Trustee fails to pay within ten business days of the due date thereof (i) the outstanding Pool Balance of the related Class of Pass Through Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Pass Through Certificates on any distribution date (unless, in the case of the Class A and Class B Pass Through Certificates, the Subordination Agent has made an Interest Drawing in an amount sufficient to pay such interest and has distributed such amount to the Certificateholders entitled thereto). Any failure to make expected principal distributions on any Class of Pass Through Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not be a PTC Event of Default with respect to such Pass Through Certificates. (Series Supplement, Article I)

NEW OWNER PARTICIPANTS; MODIFICATION OF DOCUMENTS

    The Corporation has obtained commitments from certain companies to act as the Owner Participant with respect to the leveraged leases for two of the Aircraft and is seeking commitments from prospective Owner Participants for seven of the Airbus A300F4-605R Aircraft and four of the McDonnell Douglas MD-11F Aircraft. The Corporation will hold the beneficial interest under the Trust Agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft (which date may be up to 90 days after the scheduled delivery date of the Aircraft). The Corporation will transfer to such Owner Participant on such date the Corporation's beneficial interest under the Trust Agreement. Such prospective Owner Participant may request revisions to the related Participation Agreement, the Lease, the Trust Agreement and the Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in this Prospectus Supplement. See "Risk Factors--Owner Participant; Revisions to Agreements." However, the terms of such agreements are required to (i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, the Corporation is obligated (i) to certify to the Pass Through Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Pass Through Certificates.

(Participation Agreements, Sections 2.03 and 4.02(s) for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

    The "Mandatory Economic Terms," defined in the Participation Agreement for each such Aircraft require, among other things, that:

        (i) with respect to each series of Equipment Trust Certificates issued with respect to these Aircraft the schedule of principal payments may be changed but:

       (a) the final maturity may not be extended beyond January 15, 2022 for the Series A Equipment Trust Certificates, January 15, 2019 for the Series B Equipment Trust Certificates and January 15, 2016 for the Series C Equipment Trust Certificates;

       (b) the average life may not be more than 15.5 years in the case of the Series A Equipment Trust Certificates, 13.5 years in the case of the Series B Equipment Trust Certificates and 12.5 years in the case of the Series C Equipment Trust Certificates (but in each case may be decreased by any amount), in each case from the initial issuance of the Pass Through Certificates (the "Issuance Date");

       (c) as of the first Regular Distribution Date following the delivery of the last Aircraft to be delivered, the average life may not be more than 15.0 years in the case of the Class A Pass Through Certificates,
           13.0 years in the case of the Class B Pass Through Certificates and
           12.0 years in the case of the Class C Pass Through Certificates, in each case from the Issuance Date;

       (d) the interest rate and the January 15 and July 15 payment dates may not be changed;

       (e) the loan to aircraft value ratio at the time of issuance of the Equipment Trust Certificates and on any Regular Distribution Date thereafter shall not exceed 40% in the case of the Series A Equipment Trust Certificates, 55% in the case of the Series B Equipment Trust Certificates and 75% in the case of the Series C Equipment Trust Certificates (in each case computed on the basis of an assumed value of such Aircraft no greater than the value for such Aircraft set forth under "Prospectus Summary--Equipment Trust Certificates and the Aircraft" under the column "Appraised Value" and the Depreciation Assumption defined under "Prospectus Summary--Loan to Aircraft Value Ratios"); and

       (f) there may not be any increase or decrease in the stated face amount of the Series A Equipment Trust Certificate or Series B Equipment Trust Certificate and the aggregate principal amount of all Series C Equipment Trust Certificates may not exceed the aggregate principal amount of the Pass Through Certificates issued by the corresponding Pass Through Trust.

        (ii) basic rent, stipulated loss values and termination values under the related Lease must be sufficient to pay amounts due with respect to the related Equipment Trust Certificates;

       (iii) the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to certain rights of self-insurance; and

        (iv) (a)  the past due rate in the related Indenture and the related
    Lease;

       (b) the Make-Whole Premium payable under the related Indenture;

       (c) the provisions relating to the prepayment and purchase of Equipment Trust Certificates in the related Indentures;

       (d) the minimum liability insurance amount on Aircraft in the related Lease;

       (e) the interest rate payable with respect to stipulated loss value in the related Lease; and

       (f) the indemnification of Indenture Trustee, Subordination Agent and Liquidity Providers with respect to certain taxes and expenses; in each case, must be provided as set forth in the related Participation Agreement, Lease and Indenture, as the case may be, as in effect on the date of purchase of the related Equipment Trust Certificates. (Participation Agreements, Section 2.03 and Schedule VI for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

    The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the operative agreements. In the case of the Indentures, modifications are prohibited to:

        (i) the Granting Clause of the Indentures so as to deprive the holders of a first priority security interest in the Aircraft and the Lease;

        (ii) certain provisions relating to the issuance, prepayment, purchase, payments and ranking of the Equipment Trust Certificates (including the obligation to pay Make-Whole Premium in certain circumstances);

       (iii) certain provisions regarding Indenture Events of Default, remedies relating thereto and rights of the related Owner Trustee and related Owner Participant in such circumstances;

        (iv) certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

        (v) the provision that New York law will govern the Indentures. (Participation Agreements, Section 2.03 and Schedule V for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

    In the case of the Lease, modifications are prohibited to certain provisions regarding the obligation of the Corporation to:

        (i) pay unconditionally basic rent, stipulated loss value and termination value to the Indenture Trustee;

        (ii) furnish certain opinions with respect to a replacement airframe;
    and

       (iii) consent to the assignment of the related Lease by the Owner Trustee as collateral under the Indenture, as well as modifications which will either alter the provision that New York law will govern the Lease or will deprive the Indenture Trustee of rights expressly granted to it under the Leases. (Participation Agreements, Section 2.03 and Schedule V for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

    In the case of the Participation Agreement, modifications are prohibited to:

        (i) certain conditions to the obligations of the related Indenture Trustee to participate in the purchase price of the related Aircraft, involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of
    Section 1110 of the Bankruptcy Code with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration;

        (ii) certain provisions regarding the obligation of the Corporation to record the Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

       (iii) certain provisions requiring the delivery of legal opinions; and

        (iv) the provision that New York law will govern the Participation Agreement. (Participation Agreements, Section 2.03 and Schedule V for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

    In the case of all of the related operative agreements, modifications are prohibited in any material adverse respect as regards the interest of the holders, the Subordination Agent, the Liquidity Providers or the Indenture Trustee or in the definition of "Make-Whole Premium." Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, unless such action will materially adversely affect the interests of the holders, the Subordination Agent, the Liquidity Providers, the Indenture Trustee or the Certificateholders. (Participation Agreements, Section
2.03 and Schedule V for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

    The following description of the particular terms of the Liquidity Facilities supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Liquidity Facilities set forth in the Prospectus, reference to which is hereby made.

    The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Liquidity Facilities and other related documents to be used in connection with the transactions described herein, the forms of which will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Commission in connection with this offering. The provisions of the Liquidity Facilities which relate to each of the Pass Through Trusts (other than the Class C Trust) and that are summarized below are substantially the same, except where otherwise indicated.

GENERAL

    With respect to the Pass Through Certificates of each Pass Through Trust (other than the Class C Trust), the Subordination Agent will enter into a Liquidity Facility with the Liquidity Provider pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent which will be used solely to pay interest on such Pass Through Certificates when due subject to certain limitations. The Liquidity Facility for any Pass Through Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Pass Through Trust of the interest payable on the Pass Through Certificates of such Pass Through Trust at the Stated Interest Rate therefor on three consecutive Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Pass Through Trust, the Certificateholders of such Pass Through Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Kreditanstalt fur Wiederaufbau is the initial Liquidity Provider for each of the Pass Through Trusts entitled to the benefits of a Liquidity Facility, it may be replaced by one or more other entities with respect to the Pass Through Trusts under certain circumstances; therefore, the Liquidity Providers for each Pass Through Trust may differ. There is no Liquidity Facility for the Class C Trust.

DRAWINGS

    The initial amount available under the Liquidity Facilities for the Class A Trust and the Class B Trust will be $46,858,223 and $18,610,051, respectively. Except as otherwise provided below, the Liquidity Facility for each Pass Through Trust will enable the Subordination Agent to make Interest Drawings promptly after any Regular Distribution Date to pay interest then due and payable on the Pass Through Certificates of such Pass Through Trust at the Stated Interest Rate for such Pass Through Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under such Liquidity Facility with respect to any Pass Through Trust on any Regular Distribution Date to fund any shortfall of interest on Pass Through Certificates of such Pass Through Trust will not exceed the Required Amount for such Pass Through Certificates. The Liquidity Facility for any Pass Through Trust does not provide for drawings to pay for principal of or premium on the Pass Through Certificates of such Pass Through Trust or any interest on the Pass Through Certificates of such Pass Through Trust in excess of the Stated Interest Rate for such Pass Through Trust or more than three installments of interest and does not provide for drawings to pay principal of or interest or premium on the Pass Through Certificates of any other Pass Through Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6)

    Each payment by the Liquidity Provider under each Liquidity Facility reduces PRO TANTO the amount available to be drawn under such Liquidity Facility. With respect to any Interest Drawings under a Liquidity Facility for any Pass Through Trust, upon reimbursement of the relevant Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the amount available to be drawn under such Liquidity Facility will be reinstated to the Required Amount of such Liquidity Facility. Such Liquidity Facility will not, however, be so reinstated at any time if (i) both (x) a Triggering Event has occurred and is continuing and (y) less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates or (ii) all of the Equipment Trust Certificates have been either declared to be immediately due and payable or have not been paid at their final maturity. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.6(g))

    The Required Amount of the Liquidity Facilities for any Pass Through Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Pass Through Certificates of such Pass Through Trust (without regard to expected future payment of principal of such Pass Through Certificates) at the Stated Interest Rate for such Pass Through Trust. The Liquidity Provider will be paid a fee on the average amount available to be drawn under the initial Liquidity Facility until the earlier of the date when the commitment under the Liquidity Facility terminates and the date when a Downgrade Drawing, if any, is made, in an amount and on the dates specified in the Liquidity Facility. (Liquidity Facilities, Sections 2.03(b) and 2.04(a); Intercreditor Agreement, Section 3.6(j))

    If at any time (i) in the case of the initial Liquidity Provider, the long-term unsecured debt rating of the initial Liquidity Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating or (ii) in the case of any replacement Liquidity Provider, the short-term unsecured debt rating of a Liquidity Provider issued by Moody's or Standard & Poor's is lower than the Threshold Rating or, in the event such Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard & Poor's, the long-term unsecured debt rating of a Liquidity Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating, then the Liquidity Provider for such Pass Through Trust or the Subordination Agent (in consultation with the Corporation) may arrange for a Replacement Facility. In the event that such Liquidity Facility is not replaced within 30 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to all available and undrawn amounts thereunder and will hold the proceeds in the Cash Account for such Pass Through Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(c))

    A "Replacement Facility" for any Pass Through Trust will be an irrevocable revolving credit agreement in substantially the form of the initial Liquidity Facility for such Pass Through Trust, including reinstatement provisions, or subject to certain conditions, in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class A Pass Through Certificates and the Class B Pass Through Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider). In addition, such Replacement Facility will be in a face amount equal to the Required Amount for such Pass Through Trust and issued by a person having unsecured debt ratings issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.01)

    The Liquidity Facility for each Pass Through Trust (other than the Class C Trust) provides that the Liquidity Provider's obligations will expire on the earliest of (i) 15 days later than the Final Legal Distribution Date for the Pass Through Certificates of such Pass Through Trust; (ii) the date on which the Subordination Agent certifies to the Liquidity Provider that all of the Pass Through Certificates of such Pass Through Trust have been paid in full; (iii) the date on which the Subordination Agent certifies to the Liquidity Provider that a Replacement Facility has been substituted for such Liquidity Facility;
(iv) the date on which the Liquidity Provider makes the Final Drawing; and (v) the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility. (Liquidity Facilities, Sections 1.01(a) and 2.04(b))

    The Replacement Facility, if any, may be replaced for any Pass Through Trust (other than a Replacement Facility which expires no earlier than 15 days later than the Final Legal Distribution Date) in the event that such Replacement Facility is scheduled to expire (after giving effect to any extensions of the maturity thereof) prior to the date which is 15 days later than the Final Legal Distribution Date. In the event such Replacement Facility is not replaced, the Subordination Agent will, prior to the expiration of such facility, request the Non-Extension Drawing in an amount equal to all available and undrawn amounts thereunder and hold the proceeds in the Cash Account for such Pass Through Trust as cash collateral to be used for the same purposes as cash payments of Interest Drawings under such Liquidity Facility. (Intercreditor Agreement, Section 3.6(d))

    The Subordination Agent, in consultation with the Corporation (whose recommendations the Subordination Agent will accept in the absence of a good faith reason not to), may, subject to certain limitations, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Pass Through Trust. If such Replacement Facility is provided at any time after the Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility, all obligations owed to the Liquidity Provider being replaced must be repaid. (Intercreditor Agreement, Section 3.6(e))

    The Subordination Agent will hold the proceeds of a Final Drawing made in accordance with the provisions set forth under "Liquidity Events of Default" below in the Cash Account for the related Pass Through Trusts as cash collateral to be used for the same purposes as cash payments of Interest Drawings under such Liquidity Facility. The Subordination Agent will take any action required in order to make a Final Drawing under a Liquidity Facility. (Intercreditor Agreement, Section 3.6(i))

    Drawings (other than a Final Drawing) under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider will make payment of the drawing requested in immediately available funds. Upon payment by any Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest on the related Pass Through Certificates. (Liquidity Facilities, Section 2.02(a) and (e))

REIMBURSEMENT OF DRAWINGS

    Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing at a rate equal to the applicable LIBOR rate plus 1.25% per annum or the applicable base rate plus 1.25% per annum. The Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has available funds therefor.

    The amount drawn under the Liquidity Facility for any Pass Through Trust by reason of the Downgrade Drawing (or Non-Extension Drawing in the case of a Replacement Facility) and deposited in the Cash Account will be treated as follows:

    (i) such amount will be released on any Regular Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount for such Pass Through Trust;

    (ii) any portion of such amount withdrawn from the Cash Account for such Pass Through Certificates to pay interest on such Pass Through Certificates will be treated in the same way as Interest Drawings; and

    (iii) the balance of such amount will be invested in Specified Investments.

    The Downgrade Drawing under any Liquidity Facility will bear interest equal to the sum of (i) investment earnings on amounts on deposit in the relevant Cash Account PLUS (ii) 0.25% per annum on the amount of such Downgrade Drawing. (Liquidity Facilities, Section 3.07)

LIQUIDITY EVENTS OF DEFAULT

    "Liquidity Events of Default" under each Liquidity Facility means: (i) the acceleration of all the Equipment Trust Certificates; and (ii) the failure to pay all of the Equipment Trust Certificates at maturity. A Liquidity Event of Default does not occur upon an automatic acceleration of the Equipment Trust Certificates as a result of certain bankruptcy or insolvency events involving the Corporation. (Liquidity Facilities, Section 1.01)

    If (i) a Liquidity Event of Default has occurred and is continuing or
(ii)(A) a Triggering Event has occurred and (B) less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates, the Liquidity Provider may, in its discretion, cause a Final Drawing to be made of all available and undrawn amounts under the Liquidity Facilities. After such drawing (i) the Liquidity Provider will have no further obligation to make Drawings under the Liquidity Facility, (ii) any Drawing remaining unreimbursed will be automatically converted into a Final Drawing under such Liquidity Facility, and (iii) all amounts owing to the Liquidity Provider will automatically be accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement--Priority of Distributions." (Liquidity Facilities, Section 6.01)

    Upon the circumstances described below under "Description of the Intercreditor Agreement-- Intercreditor Rights," the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

INITIAL LIQUIDITY PROVIDER

    The initial Liquidity Provider will be Kreditanstalt fur Wiederaufbau, which is a corporation organized under the public law of the Federal Republic of Germany. It currently has long-term unsecured debt ratings of "Aaa" from Moody's and "AAA" from Standard & Poor's.

    KFW HAS NOT BEEN INVOLVED IN THE PREPARATION OF, AND HAS NOT PREPARED, THIS PROSPECTUS SUPPLEMENT AND IS NOT RESPONSIBLE FOR ANY OF ITS CONTENTS.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

    The following description of the particular terms of the Intercreditor Agreement supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Intercreditor Agreement set forth in the Prospectus, reference to which is hereby made.

    The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Intercreditor Agreement and other related documents to be used in connection with the transactions described herein, the forms of which will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Commission in connection with this offering.

INTERCREDITOR RIGHTS

    CONTROLLING PARTY. With respect to any Indenture at any given time, the Indenture Trustee will be directed in taking, or refraining from taking, any action thereunder (a) by the holders of at least a majority of the outstanding principal amount of the Equipment Trust Certificates issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Trust Certificates, the Subordination Agent will act with respect to this clause (a) in accordance with the directions of the Pass Through Trustee representing holders of Pass Through Certificates representing an undivided interest in such principal amount of Equipment Trust Certificates), so long as no Indenture Event of Default has occurred and is continuing thereunder and (b) by the Controlling Party after the occurrence and during the continuance of an Indenture Event of Default, in taking, or refraining from taking, any action thereunder, including exercising remedies thereunder (including accelerating of such Equipment Trust Certificates or foreclosing the lien on the Aircraft securing such Equipment Trust Certificates). (Intercreditor Agreement, Section 2.6)

    Notwithstanding the foregoing, the Liquidity Provider has the right to elect to become the Controlling Party at any time after 18 months after the earlier of
(i) the acceleration of the Equipment Trust Certificates under such Indenture and (ii) a Final Drawing with respect to the Liquidity Facilities, if, in the case of clause (i) or (ii) above, at the time of such election the Liquidity Obligations have not been paid in full. If there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations will have such right. For purposes of giving effect to the foregoing, the Pass Through Trustee (other than the Controlling Party) has agreed (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Pass Through Certificates) to exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6)

    SALE OF EQUIPMENT TRUST CERTIFICATES OR AIRCRAFT. Upon the occurrence and during the continuation of any Indenture Event of Default, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Trust Certificates issued under such Indenture to any person. Subject to certain limitations, so long as any Pass Through Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Trust Certificates under any Indenture or (y) the bankruptcy or insolvency of the Corporation, without the consent of each Pass Through Trustee, (1) no Aircraft subject to the lien of such Indenture or such Equipment Trust Certificates may be sold, if the net proceeds from such sale will be less than the Minimum Sale Price for such Aircraft or such Equipment Trust Certificates, and (2) the amount and payment dates of rentals payable by the Corporation under the Lease for such Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals will be less than 75% of the rentals payable by the Corporation under such Lease before giving effect to such adjustment, in each case using the weighted average interest rate of the Equipment Trust Certificates outstanding under such Indenture as the discount rate. (Intercreditor Agreement, Section 4.1)

    After a Triggering Event occurs and any Equipment Trust Certificate becomes a Non-Performing Equipment Trust Certificate, the Subordination Agent will be required to obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals. If the Controlling Party reasonably objects to any LTV Appraisals, the Controlling Party has the right to obtain substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft). (Intercreditor Agreement, Section 4.1)

PRIORITY OF DISTRIBUTIONS

    So long as no Triggering Event has occurred and subject to certain other terms of the Intercreditor Agreement, the payments in respect of the Equipment Trust Certificates and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

    (i) to pay the Liquidity Expenses to the Liquidity Provider;

    (ii) to pay interest accrued and unpaid on the Liquidity Obligations to the Liquidity Provider;

    (iii) to pay or reimburse the Liquidity Provider for the Liquidity Obligations then due (other than the amounts specified in clauses (i) and (ii) above) and, if applicable, to replenish each Cash Account up to the amount of interest payable on the related Class of Pass Through Certificates at the Stated Interest Rate therefor on the next three consecutive Regular Distribution Dates;

    (iv) to pay Expected Distributions to the holders of Class A Pass Through Certificates;

    (v) to pay Expected Distributions to the holders of Class B Pass Through Certificates;

    (vi) to pay Expected Distributions to the holders of Class C Pass Through Certificates;

    (vii) to pay certain fees and expenses of the Subordination Agent and the Pass Through Trustee; and

    (viii) the balance, if any, remaining thereafter will be held in the Collection Account for later distribution, as provided in the Intercreditor Agreement. (Intercreditor Agreement, Sections 2.4 and 3.2)

    Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Trust Certificates and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

    (1) to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it in the protection of, or the realization of value of, the Equipment Trust Certificates or any Trust Property, (ii) each Pass Through Trustee for any amounts of the nature described in clause (i) above, and
(iii) the Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Pass Through Trustee in respect of clause (i) above;

    (2) to the Liquidity Provider to pay all accrued and unpaid Liquidity Expenses;

    (3) to the Liquidity Provider to pay all accrued and unpaid interest on the Liquidity Obligations as provided in the Liquidity Facilities;

    (4) to the Liquidity Provider (i) to pay in full all Liquidity Obligations, whether or not then due (other than amounts payable pursuant to clauses (2) and (3) above) and (ii) if applicable, so long as (i) not less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates and (ii) no Liquidity Event of Default has occurred and is continuing, to replenish the Cash Accounts;

    (5) to reimburse or pay the Subordination Agent and Pass Through Trustee for certain taxes, and to reimburse or pay each Certificateholder for certain payments, if any, made by it in respect of certain costs and expenses of the Subordination Agent;

    (6) to pay Adjusted Expected Distributions to the holders of Class A Pass Through Certificates;

    (7) to pay Adjusted Expected Distributions to the holders of Class B Pass Through Certificates;

    (8) to pay Adjusted Expected Distributions to the holders of Class C Pass Through Certificates; and

    (9) the balance will be held in the Collection Account until the next Distribution Date or, if all Classes of Pass Through Certificates have been paid in full, will be distributed to the related Owner Trustee. (Intercreditor Agreement, Section 3.3)

    Interest Drawings under the related Liquidity Facility and withdrawals from the Cash Account, in each case in respect of interest on the Pass Through Certificates of any Pass Through Trust (other than the Class C Trust), will be distributed to the Pass Through Trustee of such Pass Through Trust, notwithstanding the priority of distributions to the Pass Through Trustee for such Pass Through Trust, or the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Account for any Pass Through Trust which are in excess of the Required Amount for such Pass Through Trust and all investment earnings on such amounts on deposit in the Cash Account will be paid to the Liquidity Provider. (Intercreditor Agreement, Section 3.6)

VOTING OF EQUIPMENT TRUST CERTIFICATES

    In the event that the Subordination Agent, as the registered holder of any Equipment Trust Certificate, receives a request for its consent to any amendment, modification or waiver under such Equipment Trust Certificate, the related Indenture, Lease, Participation Agreement or other related document, if no Indenture Event of Default with respect thereto has occurred and is continuing, the Subordination Agent will request instructions for each Series of Equipment Trust Certificates from the Pass Through Trustee of the Pass Through Trust which holds such Series of Equipment Trust Certificates. If any Indenture Event of Default has occurred and is continuing with respect to such Indenture, the Subordination Agent will, subject to certain limitations, exercise its voting rights as directed by the Controlling Party. In no event, however, may such amendment, modification or waiver reduce the amount of rent, supplemental rent or stipulated loss value payable by the Corporation under any Lease without each Liquidity Provider's consent. (Intercreditor Agreement, Section 9.1(b))

THE SUBORDINATION AGENT

    First Security Bank, National Association will be the Subordination Agent under the Intercreditor Agreement. The Corporation and its affiliates are not restricted from entering into banking and trustee relationships with First Security Bank, National Association and its affiliates.

    The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed. The Liquidity Provider or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent will not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

    The Aircraft consist of five McDonnell Douglas MD-11F and eight Airbus A300F4-605R, including the Engines relating thereto, leased, or to be leased, by the related Owner Trustee to the Corporation pursuant to one of thirteen separate Leases or owned by the Corporation in the circumstances described herein.

THE APPRAISALS

    The table below sets forth the appraised values and certain additional information regarding the Aircraft.

    AIRCRAFT                                   DELIVERY DATE OR                APPRAISED VALUE
      TAIL                                     EXPECTED DELIVERY  -----------------------------------------
     NUMBER             AIRCRAFT TYPE(1)            DATE(2)          AISI            MBA           SH&E
    --------       --------------------------  -----------------  -----------  ---------------  -----------
N585FE...........  McDonnell Douglas MD-11F    September 1998(3)  $94,640,000   $  87,460,000   $89,200,000
N590FE...........  McDonnell Douglas MD-11F    May 1998(3)         90,430,000      85,200,000    87,000,000
N620FE...........  McDonnell Douglas MD-11F    March 1999         123,700,000     103,230,000   112,200,000
N621FE...........  McDonnell Douglas MD-11F    June 1999          123,700,000     104,260,000   112,600,000
N623FE...........  McDonnell Douglas MD-11F    June 1999          123,700,000     104,260,000   112,600,000
N675FE...........  Airbus A300F4-605R          June 1998           84,500,000      82,528,000    85,200,000
N676FE...........  Airbus A300F4-605R          July 1998           84,500,000      82,751,000    85,500,000
N677FE...........  Airbus A300F4-605R          August 1998         84,500,000      82,974,000    85,800,000
N678FE...........  Airbus A300F4-605R          September 1998      84,500,000      83,197,000    86,000,000
N679FE...........  Airbus A300F4-605R          October 1998        84,500,000      83,420,000    86,300,000
N680FE...........  Airbus A300F4-605R          November 1998       84,500,000      83,643,000    86,600,000
N681FE...........  Airbus A300F4-605R          May 1999            87,000,000      85,010,000    88,500,000
N682FE...........  Airbus A300F4-605R          June 1999           87,000,000      85,246,000    88,500,000

------------------------

(1) Each Airbus A300F4-605R Aircraft has two General Electric CF6-80C2-A5F engines, each of two McDonnell Douglas MD-11F Aircraft (N585FE and N590FE) has three General Electric CF6-80C2-D1F engines and each of three McDonnell Douglas MD-11F Aircraft (N620FE, N621FE and N623FE) has three Pratt & Whitney 4462 engines.

(2) Reflects the scheduled delivery months under the Corporation's purchase agreement and modification agreement with the respective manufacturers. The actual delivery date for any Aircraft may be subject to delay.

(3) These two McDonnell Douglas MD-11F Aircraft were originally delivered new to American Airlines in April 1992 and August 1991, respectively.

    The appraised values set forth in the above table were determined by the following three independent aircraft appraisal and consulting firms: AISI, MBA and SH&E. Each Appraiser was asked to provide its opinion as to the appraised value of each Aircraft as of June 3, 1998, June 5, 1998 and June 9, 1998, respectively, and projected as of the scheduled delivery date of each such Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters setting forth their respective Appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the Appraisals, reference is hereby made to such letters.

    An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Trust Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Equipment Trust Certificates issued thereunder or the Pass Through Certificates. See "Risk Factors" in this Prospectus Supplement.

                DESCRIPTION OF THE EQUIPMENT TRUST CERTIFICATES

    The following description of the particular terms of the Equipment Trust Certificates supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Equipment Trust Certificates set forth in the Prospectus, reference to which is hereby made.

    The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in, and are qualified in their entirety by reference to, the provisions of the Indentures, the Equipment Trust Certificates, the Leases, the Participation Agreements, the Trust Agreements and other related documents to be used in connection with the transactions described herein, the forms of which will be filed as exhibits to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K to be filed by the Corporation with the Commission in connection with this offering. The provisions of the Indentures, the Equipment Trust Certificates, the Leases and the Participation Agreements which relate to each of the Aircraft and that are summarized below are substantially the same, except where otherwise indicated.

GENERAL

    The Equipment Trust Certificates will be nonrecourse obligations of the related Owner Trustee, in each case acting for the Owner Trust for the benefit of the related Owner Participant (or the Corporation, in the case of Equipment Trust Certificates issued in respect of any Aircraft which the Corporation is required to purchase as described herein), and will be authenticated under an Indenture by the related Indenture Trustee. The trust property of each Owner Trust will consist of the related Aircraft (or, during any related Prefunding Period, amounts in the related Collateral Account and the obligation of the Corporation to pay any shortfall therein), and the rights of such Owner Trustee under the related documentation. Although the Equipment Trust Certificates will not be obligations of, or guaranteed by, the Corporation, except as described above, the amounts payable by the Corporation under the Lease for each Aircraft and any amounts payable by the Corporation while the proceeds of the sale of the related Equipment Trust Certificates are held in the related Collateral Account (together with the amounts in the related Collateral Account) will be sufficient to pay in full when due all principal of and interest and any premium on the related Equipment Trust Certificates.

    For each of the Owner Trusts, three series of Equipment Trust Certificates, each of which will have a different interest rate, maturity date and schedule of principal payments, will be issued under the related Indenture. The aggregate principal amounts of the Equipment Trust Certificates to be issued by each Owner Trust, as such Equipment Trust Certificates will be held in each of the Pass Through Trusts, are as follows:

                                        PASS THROUGH       PASS THROUGH        PASS THROUGH
                                        TRUST CLASS A      TRUST CLASS B       TRUST CLASS C
                                           6.720%             6.845%              7.020%
                                          EQUIPMENT          EQUIPMENT           EQUIPMENT
                                            TRUST              TRUST               TRUST           TOTAL PER
AIRCRAFT DESIGNATION                    CERTIFICATES       CERTIFICATES       CERTIFICATES(1)       AIRCRAFT
------------------------------------  -----------------  -----------------  -------------------  --------------
 1. Federal Express Corporation        $    31,384,000    $    13,094,000     $    16,665,000    $   61,143,000
    Trust No. N585FE
 2. Federal Express Corporation             30,775,000         12,122,000          14,736,000        57,633,000
    Trust No. N590FE
 3. Federal Express Corporation             43,086,000         16,157,000          16,757,000        76,000,000
    Trust No. N620FE
 4. Federal Express Corporation             43,372,000         16,264,000          17,164,000        76,800,000
    Trust No. N621FE
 5. Federal Express Corporation             43,372,000         16,264,000          17,164,000        76,800,000
    Trust No. N623FE
 6. Federal Express Corporation             33,630,000         12,611,000          16,816,000        63,057,000
    Trust No. N675FE
 7. Federal Express Corporation             32,271,000         13,080,000          14,573,000        59,924,000
    Trust No. N676FE
 8. Federal Express Corporation             32,879,000         13,410,000          14,115,000        60,404,000
    Trust No. N677FE
 9. Federal Express Corporation             31,796,000         12,603,000          13,621,000        58,020,000
    Trust No. N678FE
10. Federal Express Corporation             33,362,000         13,113,000          12,558,000        59,033,000
    Trust No. N679FE
11. Federal Express Corporation             33,154,000         13,321,000          13,836,000        60,311,000
    Trust No. N680FE
12. Federal Express Corporation             34,489,000         13,271,000          14,489,000        62,249,000
    Trust No. N681FE
13. Federal Express Corporation             34,507,000         13,296,000          14,301,000        62,104,000
    Trust No. N682FE
                                      -----------------  -----------------  -------------------  --------------
  Total                                $   458,077,000    $   178,606,000     $   196,795,000    $  833,478,000
                                      -----------------  -----------------  -------------------  --------------
                                      -----------------  -----------------  -------------------  --------------

------------------------

(1) The principal amount of the Series C Equipment Trust Certificate relating to each of eleven Aircraft may be increased or decreased. The aggregate principal amount of Series C Equipment Trust Certificates relating to all eleven such Aircraft, however, may not be increased, but may be decreased, in which case a portion of the Series C Equipment Trust Certificates will be prepaid on the Series C Prepayment Date.

    For each Pass Through Trust, the Equipment Trust Certificates held in such Pass Through Trust will accrue interest on the unpaid principal amount thereof at the rate per annum set forth on the cover of this Prospectus Supplement applicable to the related Pass Through Certificates, which will be payable to the Pass Through Trustee on each January 15 and July 15, commencing on January 15, 1999, in each case subject to the Intercreditor Agreement. Interest on the Equipment Trust Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For any Equipment Trust Certificate, any overdue payment of principal, interest or any other amount payable thereon will accrue interest from the due date for such amount to the date such amount is paid in full at a rate per annum equal to 2% plus the interest rate otherwise applicable to such Equipment Trust Certificate. (Indentures, Section 2.04)

    Each Pass Through Trust will hold Equipment Trust Certificates upon which principal is payable through mandatory sinking fund redemptions on January 15 or July 15, or both, of each year, commencing on in the case of each series of Equipment Trust Certificates, according to the schedule of principal amounts to be redeemed on each sinking fund redemption date set forth in Appendix III to this Prospectus Supplement and in each case subject to the Intercreditor Agreement. The schedules set forth in Appendix III for the Equipment Trust Certificates for Aircraft N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE are subject to adjustment in compliance with the Mandatory Economic Terms.

    The mandatory sinking fund redemptions set forth in Appendix III will retire the full principal amount of the Equipment Trust Certificates issued under each Indenture. (Indentures, Section 6.06)

    If any amount payable under any Equipment Trust Certificate or the related Indenture falls due on a day that is not a Business Day, then such amount will be paid on the next succeeding Business Day without additional interest. (Indentures, Section 3.01)

SUBORDINATION

    Series B Equipment Trust Certificates issued in respect of any Aircraft will be subordinated in right of payment to Series A Equipment Trust Certificates issued in respect of such Aircraft. Series C Equipment Trust Certificates issued in respect of any Aircraft will be subordinated in right of payment to Series A and B Equipment Trust Certificates issued in respect of such Aircraft. On each distribution date, payments of interest and principal due on Series A Equipment Trust Certificates issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Trust Certificates issued in respect of such Aircraft. Payments of interest and principal due on Series B Equipment Trust Certificates will be made prior to payments of interest and principal due on Series C Equipment Trust Certificates issued in respect of such Aircraft. (Indentures, Section 2.17)

LOAN TO VALUE RATIOS OF EQUIPMENT TRUST CERTIFICATES

    The tables in Appendix IV set forth loan to Aircraft value ratios for the Equipment Trust Certificates issued in respect of each Aircraft as of the dates specified and were obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Trust Certificates determined immediately after giving effect to the payments scheduled to be made on each such date by
(ii) the Assumed Aircraft Value of the Aircraft securing such Equipment Trust Certificates. The tables set forth in Appendix IV for the Equipment Trust Certificates relating to Aircraft N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE are subject to adjustment in compliance with the Mandatory Economic Terms.

    The tables in Appendix IV are based on the assumption that the value of each Aircraft included in the Assumed Aircraft Value opposite the initial Regular Distribution Date included in the tables depreciates by 3% per year until the twentieth year after the delivery of such Aircraft by the manufacturer and by 4% per year thereafter. Other rates or methods of depreciation may result in materially different loan-to-value ratios. No assurance can be given that the depreciation rates and method assumed for the purpose of the tables are the ones most likely to occur or as to the actual future value of any Aircraft. The information in Appendix IV should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions. The schedules set forth in Appendix IV for Aircraft N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE are subject to adjustment in compliance with the Mandatory Economic Terms.

PREFUNDING PERIODS

    For the Equipment Trust Certificates issued in respect of each of the eleven undelivered Aircraft, the related Prefunding Period will extend to the delivery date of such Aircraft. During the applicable Prefunding Period, the related Equipment Trust Certificates will not be secured by such Aircraft or the related Lease, but will be secured by the related Collateral Account. Pursuant to the related Indentures, the related Owner Trustee for the benefit of the related Indenture Trustee will deposit the proceeds of sale of the related Equipment Trust Certificates into the related Collateral Account. Funds deposited in each Collateral Account will be invested in Specified Investments. (Participation Agreements, Section 17.02, Indentures; Section 2.13 for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

    The Corporation will pay to the Subordination Agent any losses on the Specified Investments, and any excess earnings thereon will be paid to the Corporation after all distributions from the Collateral Account to the related Indenture Trustee required under the Operative Agreements have been made. The Corporation will pay (i) interest due on the related Equipment Trust Certificates on each Regular Distribution Date during the related Prefunding Period, (ii) interest due on the related Equipment Trust Certificates on the first Regular Distribution Date after the related delivery date for the period from the preceding Regular Distribution Date (or, if none, the date of issuance of such Equipment Trust Certificates) to the related delivery date and (iii) interest due on any related Series C Equipment Trust Certificates which are outstanding on any Regular Distribution Date occurring after the Delivery Date but which are required to be prepaid on the Series C Prepayment Date, in each case to the extent such interest due is in excess of any earnings on investments in such Collateral Account for the period of accrual of such interest. (Participation Agreements, Section 17.02 for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE,
N681FE and N682FE)

    On the delivery date of each related Aircraft, upon satisfaction or waiver of the conditions to the Indenture Trustee's release of amounts in the related Collateral Account, the Indenture Trustee shall release such amounts. Such amounts will be applied by such Indenture Trustee in accordance with the related Participation Agreement to pay a portion of the purchase price for such Aircraft on the delivery date thereof. The Corporation will pay to the Indenture Trustee on such delivery date the excess, if any, of the portion of the purchase price for such Aircraft required to be paid by the Indenture Trustee over the amounts released from the related Collateral Account. (Indentures, Sections 2.13 and 2.15; Participation Agreements, Section 3.02 for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE,
N680FE, N681FE and N682FE)

    If at the time of delivery of such Aircraft, amounts withdrawn from the related Collateral Account are not required by the related Indenture Trustee to pay a portion of the purchase price of such Aircraft, the outstanding principal amount of the Series C Equipment Trust Certificates relating to one or more undelivered Aircraft may be increased, and the outstanding principal amount of the Series C Equipment Trust Certificates relating to such delivered Aircraft correspondingly decreased. In such case the amounts so withdrawn and not required for such purchase shall be used by the Indenture Trustee to increase the amounts in the Collateral Accounts related to such undelivered Aircraft. Alternatively, the related Indenture Trustee may retain any amounts not required for purchase of such Aircraft in the related Collateral Account. Such retained amounts will secure the Series C Equipment Trust Certificates, subject to prepayment on the Series C Prepayment Date. At any time, prior to the Series C Prepayment Date, all or a portion of such retained amounts may be transferred to the Collateral Account relating to one or more undelivered Aircraft, and the principal amount of the Series C Equipment Trust Certificates relating to the Collateral Account from which such amounts are transferred will be correspondingly decreased and the principal amount of Series C Equipment Trust Certificates relating to such undelivered Aircraft will be correspondingly increased.

    In addition to the foregoing, the principal amount of Series C Equipment Trust Certificates relating to an undelivered Aircraft may be decreased, and the related Collateral Account correspondingly decreased, and the principal amount of Series C Equipment Trust Certificates relating to one or more other undelivered Aircraft increased, and those related Collateral Accounts correspondingly increased.

    Although the principal amount of the Series C Equipment Trust Certificates relating to any Aircraft subject to a Prefunding Period may be increased or decreased as described above, the aggregate principal amount of Series C Equipment Trust Certificates relating to all eleven Aircraft subject to a Prefunding Period may not be increased.

    The amounts retained in the respective Collateral Accounts will be used to prepay a portion of the related Series C Equipment Trust Certificates on the Series C Prepayment Date, and the Corporation will be obligated to pay to the Subordination Agent on the date of such prepayment any previously unreimbursed losses on the investments in the related Collateral Account together with such additional amounts as will be required to pay the amount of interest accrued and unpaid on such Series C Equipment Trust Certificates on such date.

    If the related Owner Participant does not make available its portion of the purchase price on the delivery date of the seven undelivered Airbus A300F4-605R Aircraft or the three new undelivered McDonnell Douglas MD-11F Aircraft or if the Corporation does not enter into the related Lease on or prior to the related Cut-off Date for any reason other than the failure of the manufacturer to deliver such Aircraft, the Corporation will purchase such Aircraft and assume on a fully recourse basis all of the obligations of the Owner Trustee under the related Equipment Trust Certificates pursuant to an indenture containing terms substantially identical to those contained in the Leases and Indentures described herein. In such case, the related Indenture Trustee will release the amounts in the related Collateral Account to the Corporation to pay a portion of the purchase price for such Aircraft. (Participation Agreements, Sections 3.03 and 17.02 for Federal Express Corporation Trust Nos. N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

    With respect to the one other undelivered McDonnell Douglas MD-11F Aircraft (N585FE), if (i) the modification of such Aircraft has not been completed and such Aircraft delivered on or prior to the related Cut-off Date or (ii) the Corporation fails to obtain a commitment from any prospective Owner Participant or for any other reason the lease of such Aircraft is not consummated, the related Equipment Trust Certificates will be prepaid in whole on the fifteenth day following the Cut-off Date for such Aircraft.

    If such Equipment Trust Certificates are subject to prepayment as described above, the Corporation will be obligated to pay to the Subordination Agent, together with any losses on the investments in the related Collateral Account, on the applicable prepayment date, such additional amounts as will be required to pay the amount of interest accrued and unpaid on such Equipment Trust Certificates through the date of such prepayment. (Participation Agreements, Section 17.02 for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

PREPAYMENT

    PREPAYMENT WITH PREMIUM. For any Aircraft, the related Equipment Trust Certificates may be prepaid in whole, but not in part, at any time and will be prepaid (i) in connection with a refinancing of such Equipment Trust Certificates at the Corporation's election or at the election of the related Owner Trustee with the written consent of the Corporation (and the Owner Participant, in the case of one Indenture), or (ii) on any scheduled rent payment date under the related Lease on or after December 31, 2005 (the earliest date under any Lease) in connection with a voluntary termination of such Lease because such Aircraft has become obsolete or surplus to the Corporation's needs. (Indentures, Article VI; Leases, Article 10; Participation Agreements, Section 15.01) (For a discussion of prepayments with a premium in connection with the Corporation's exercise of certain options or elections relating to the purchase of the

Aircraft under certain circumstances, see "The Leases--Purchase Options.") Such prepayment will be at a prepayment price for each such Equipment Trust Certificate equal to the principal amount of such Equipment Trust Certificate, together with accrued but unpaid interest thereon to the prepayment date, plus a Make-Whole Premium, if any. (Indentures, Section 6.02)

    "Make-Whole Premium" means, with respect to any Equipment Trust Certificate, the amount (as determined by an independent investment banker selected by the Corporation and reasonably acceptable to the Indenture Trustee and related Owner Participant) by which (i) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Trust Certificate computed by discounting such payments on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of such Equipment Trust Certificate plus accrued interest.

    For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the time of determination with respect to any Equipment Trust Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Trust Certificates and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Trust Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Trust Certificate, in each case as published in the most recent H.15 (519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Trust Certificate is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means that weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

    "Average Life Date" for any Equipment Trust Certificate is the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of such Equipment Trust Certificate. "Remaining Weighted Average Life" means on a given date with respect to any Equipment Trust Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of such Equipment Trust Certificate by (b) the number of days from and including such prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of such Equipment Trust Certificate.

    If (i) a Lease Event of Default under the Lease relating to any Aircraft has occurred and has continued for not more than 180 days and (ii) the related Equipment Trust Certificates have not become due and payable pursuant to the remedies provisions of the related Indenture, then such Equipment Trust Certificates will be subject to prepayment or purchase, in whole but not in part, at the direction of the related Owner Participant upon not less than 15 days' notice (the shortest notice period under any Indenture) of such prepayment or purchase. Such prepayment or purchase shall be at a price equal to the aggregate principal amount of such Equipment Trust Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment or purchase, plus the Make-Whole Premium, if any, calculated for each such Equipment Trust Certificate as set forth above and all other amounts due the Indenture Trustee under the related Indenture, Participation Agreement or Lease. (Indentures, Article VI and Section 8.02)

    PREPAYMENT WITHOUT PREMIUM. For any Aircraft, the related Equipment Trust Certificates will be subject to prepayment in whole, but not in part, if an Event of Loss occurs to such Aircraft unless a replacement aircraft has been substituted for the Aircraft. See "The Leases--Events of Loss" below. Such prepayment shall be at a prepayment price equal to the aggregate principal amount of such Equipment Trust Certificates together with accrued but unpaid interest thereon to the prepayment date and all other amounts due the Indenture Trustee or any holder of such Equipment Trust Certificates under the related Indenture, Participation Agreement or Lease, but without Make-Whole Premium. (Indentures, Section 6.02)

    If (i) a Lease Event of Default under the Lease relating to any Aircraft has occurred and has continued for more than 180 days or (ii) the Equipment Trust Certificates issued under the related Indenture have become due and payable pursuant to the remedies provisions of such Indenture, then such Equipment Trust Certificates will be subject to prepayment or purchase, in whole but not in part, at the direction of the related Owner Participant upon not less than 15 days' irrevocable notice (the shortest notice period under any Indenture) of such prepayment or purchase. In any such case, the Owner Trustee must deposit with the Indenture Trustee on the date designated for such prepayment or purchase an amount equal to the aggregate principal amount of such Equipment Trust Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment or purchase and all other amounts due the Indenture Trustee under the related Indenture, Participation Agreement or Lease, but without Make-Whole Premium. (Indentures, Article VI and Section 8.02)

    In the case of ten Indentures, if the related Aircraft have not been delivered by the manufacturer thereof by the related Cut-off Date, then the Equipment Trust Certificates issued under such Indenture will be prepaid in full on the fifteenth day after the related Cut-off Date. On such date, the related Indenture Trustee will apply the amounts payable under the related Collateral Accounts together with the amounts payable by the Corporation to pay the aggregate principal amount of such Equipment Trust Certificates and accrued and unpaid interest thereon. (Indentures, Sections 2.16 and 6.02 for Federal Express Corporation Trust Nos. N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE)

    In the case of the Indenture relating to the one other undelivered McDonnell Douglas MD-11F Aircraft (N585FE), if (i) the modification of such Aircraft has not been completed and such Aircraft delivered on or prior to the related Cut-off Date, or (ii) the Corporation fails to obtain a commitment from any prospective Owner Participant, or for any other reason the lease of such Aircraft is not consummated the related Equipment Trust Certificates will be prepaid in full on the fifteenth day following the Cut-off Date for such Aircraft.

    The Series C Equipment Trust Certificates relating to eleven Aircraft may also be subject to prepayment in part on the Series C Prepayment Date in connection with any reoptimization (subject to the Mandatory Economic Terms) negotiated with the related prospective Owner Participant. (Participation Agreement, Sections 2.03 and 3.03; Indenture, Sections 2.16 and 6.02 for Federal Express Corporation Trust No. N585FE)

INVESTMENT OF FUNDS

    The proceeds of sale of the Equipment Trust Certificates deposited in each Collateral Account will be invested in Specified Investments. The Corporation will pay to the Subordination Agent any losses on such Specified Investments. Such Specified Investments must mature no later than the scheduled delivery date for the related Aircraft. If Specified Investments are not available on any day on which funds are to be invested, the Indenture Trustee may leave such funds in the related Collateral Account uninvested until the earlier of (i) the date on which any appropriate Specified Investments become available and (ii) the date on which the Lien of the related Indenture on such Collateral Account and the related Liquid Collateral is terminated. If such delivery date is postponed, the proceeds of such investments maturing prior to such postponed delivery date will be invested in Specified Investments and any such Specified Investments must mature no later than 14 days after the rescheduled delivery date or, if no notice of rescheduled delivery date has been given, no later than 14 days after the related Cut-off Date. After the delivery date of any such Aircraft, if there are related Series C Equipment Trust Certificates outstanding that are subject to prepayment on the Series C Prepayment Date, the amount then remaining in the related Collateral Account will be invested in Specified Investments which mature on or prior to the Series C Prepayment Date. (Indentures, Section 2.14 for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and
N682FE)

    Funds (other than funds in the related Collateral Account), if any, held from time to time by the related Indenture Trustee with respect to any Aircraft will be invested, except under certain circumstances, upon the written instructions of the Corporation in direct obligations of, or obligations fully guaranteed by, the United States of America; certificates of deposit, bankers' acceptances, time deposits or deposit accounts with certain banks, trust companies or national banking associations; or commercial paper rated A-1/P-1 by Standard & Poor's and Moody's, respectively, or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization. The Corporation will be responsible for any loss realized upon maturity, sale or other disposition of any such investment. (Indentures, Section 5.08; Leases, Section 23.01)

INDENTURE EVENTS OF DEFAULT, NOTICE AND WAIVER

    Indenture Events of Default under each Indenture generally include:

        (a) any Lease Event of Default under the Lease related to such Indenture (other than a Lease Event of Default arising solely as a result of the failure to make certain payments to the related Owner Participant or the Owner Trustee which are excluded from the Lien of the related Indenture, which will constitute an Indenture Event of Default under any such Indenture upon notification by the related Owner Participant) (see "The Leases--Lease Events of Default" below);

        (b) any failure by the Owner Trustee other than by reason of a Lease Event of Default or a default under the related Lease (i) to pay principal, interest or Make-Whole Premium, if any, with respect to any related Equipment Trust Certificates when due, continued for 10 Business Days or
    (ii) to pay any other amounts when due under such Indenture or the Equipment Trust Certificates issued thereunder continued for 30 days after demand for such payment is given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by holders of not less than 25% in aggregate principal amount of related outstanding Equipment Trust Certificates;

        (c) any representation or warranty made by State Street Bank and Trust Company of Connecticut, National Association, the related Owner Trustee, the related Owner Participant or any related Guarantor or Owner Trustee guarantor, in specified articles of the related Participation Agreement, Lease or Guaranty, if any, in any document or certificate furnished by any of the foregoing (other than the Owner Trustee guarantor) to the Indenture Trustee or any holder of the related Equipment Trust Certificates, proves to have been incorrect when made and was and remains in any respect material to the holders of the related Equipment Trust Certificates and (with respect to two Indentures if such misrepresentation can be subsequently corrected and such correction is being sought diligently) such misrepresentation is not corrected within 30 days after notice of such failure is given to the parties designated to receive such notice in connection with the applicable failure by the Indenture Trustee or by holders holding a specified percentage of the aggregate principal amount of related outstanding Equipment Trust Certificates;

        (d) (i) any failure by the Owner Trustee (or the Owner Participant, in the case of one Indenture) to observe specified covenants in such Indenture or the related Participation Agreement or (ii) any failure by State Street Bank and Trust Company of Connecticut, National Association, the related Owner Trustee or the related Owner Participant, or any related Guarantor or Owner Trustee guarantor to observe any other covenant made by such party in such Indenture, the related Participation Agreement, Trust Agreement, any Guaranty and any Owner Trustee guaranty, as the case may be, continued for a period of 30 days after notice of such failure is given to the parties designated to receive such notice in connection with the applicable failure by the Indenture Trustee or by the holders of not less than 25% in aggregate principal amount of related outstanding Equipment Trust Certificates;

        (e) the occurrence of certain specified events of bankruptcy, insolvency or reorganization of the Owner Trustee or any Owner Trustee guarantor or the related Owner Participant, Owner Trust or any Guarantor; or

        (f) any Guaranty or Owner Trustee guaranty ceases to be a valid and enforceable obligation of any Guarantor or Owner Trustee guarantor, respectively, or to be in full force and effect. (Indentures, Section 7.01)

    Each Indenture provides that, unless and until an Indenture Event of Default has occurred and is continuing, the Indenture Trustee generally may not exercise any of the rights of the Owner Trustee under the related Lease assigned to the Indenture Trustee under such Indenture, except the right to receive rental payments due under such Lease. Whether or not an Indenture Event of Default has occurred and is continuing, the Owner Trustee and the related Owner Participant may, subject to certain limitations, exercise certain rights under such Lease, including the right to adjust scheduled rental payments and the percentages relating to stipulated loss value and termination value. (Indentures, Section 8.01) See "Description of the Equipment Certificates--Security" in the Prospectus.

    There are no cross-default provisions in the Indentures and any event resulting in an Indenture Event of Default under one Indenture will not necessarily result in the occurrence of an Indenture Event of Default under the other Indentures.

    If a Lease Event of Default occurs under the related Lease as a result of the Corporation's failure to make any scheduled rental payment under such Lease relating to the basic lease term and the Owner Trustee pays all principal and interest on the related Equipment Trust Certificates then due (as well as any interest on overdue principal and interest, but not including any principal or interest becoming due on account of such Lease Event of Default) within a specified period then (i) the failure of the Corporation to make such payment will not constitute an Indenture Event of Default under such Indenture and (ii) any declaration based solely thereon will be deemed to be automatically rescinded. The related Owner Participant and the Owner Trustee, collectively, may not cure more than three such consecutive Lease Events of Default or more than six such Lease Events of Default in total. (Indentures, Section 8.03(a))

    If a Lease Event of Default under the related Lease occurs for any reason other than the Corporation's failure to make any scheduled rental payment under such Lease relating to the basic lease term, and the Owner Trustee cures such Lease Event of Default prior to the date 15 Business Days after the related Owner Participant receives written notice of such Lease Event of Default (in the case of one Indenture) and prior to the date 15 Business Days after such Lease Event of Default (in the case of twelve Indentures) then (i) the failure of the Corporation to perform such covenant, condition or agreement which is cured by the Owner Trustee will not constitute an Indenture Event of Default under such Indenture and (ii) any declaration based solely thereon will be deemed to be automatically rescinded. (Indentures, Section 8.03(b))

    Each Indenture provides that the Indenture Trustee must, within 90 days after the occurrence of any event that is a default under such Indenture and is actually known to a responsible officer of the Indenture Trustee, notify the holders of the related Equipment Trust Certificates of such default, except that the Indenture Trustee will be protected in withholding such notice other than in the case of a default in the payment of the principal of or interest on or any other amount on any related Equipment Trust Certificate, if it in good faith determines that the withholding of such notice is in the interests of the holders of such Equipment Trust Certificates.

    The holders of not less than a majority in aggregate principal amount of outstanding Equipment Trust Certificates issued under an Indenture to which an Indenture Event of Default relates may on behalf of all holders thereof waive any past Indenture default thereunder and its consequences, except that consent from each holder of Equipment Trust Certificates issued under such Indenture and the Liquidity Provider is required with respect to a waiver of such a default in the payment of the principal of, Make-Whole Premium, if any, interest or other amounts on any such Equipment Trust Certificate or in respect of any covenant or provision of such Indenture that, pursuant to the provisions of such Indenture, cannot be modified or amended without the consent of each such holder. (Indentures, Section 7.11)

    The Corporation is required under each Participation Agreement to furnish to the related Owner Participant, the Owner Trustee and the Indenture Trustee promptly upon any officer of the Corporation obtaining knowledge of any condition or event that constitutes a Lease Event of Default (or event which with the giving of notice, lapse of time, or both, would constitute a Lease Event of Default), an officer's certificate specifying the nature and period of existence of such event and what action the Corporation has taken or is taking or proposes to take with respect thereto. (Participation Agreements, Section 6.03(i)(E))

REMEDIES

    Each Indenture provides that, subject to the Owner Trustee's right to cure certain defaults and to prepay or purchase the related Equipment Trust Certificates, if an Indenture Event of Default has occurred and is continuing unremedied thereunder, the related Indenture Trustee may exercise certain specified rights and remedies including, if a Lease Event of Default under the related Lease has occurred, one or more of the remedies afforded to such Owner Trustee by the related Lease for Lease Events of Default thereunder, and any other right or remedy available to it under applicable law. (See "The Leases--Lease Events of Default" below.) Such remedies may be exercised by such Indenture Trustee to the exclusion of the related Owner Trustee and the related Owner Participant. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties (other than, in certain cases, rights of redemption provided by law), including, if exercised in connection with a Lease Event of Default, the rights of the Corporation under the applicable Lease. No exercise of any remedies by the related Indenture Trustee, however, may affect the rights of the Corporation under the related Lease, including the Corporation's right to quiet enjoyment of the Aircraft, unless a Lease Event of Default under such Lease has occurred and is continuing. The related Indenture Trustee may not sell any part of the related trust estate under any such Indenture unless the related Equipment Trust Certificates have been accelerated. The related Indenture Trustee is required to give the related Owner Trustee notice of intent to foreclose the Lien of the related Indenture at the earlier of the commencement of any such proceeding or 30 days prior to consummation of such foreclosure. (Indentures, Article VII and Section 15.05)

    Notwithstanding the rights and powers of the related Indenture Trustee described above, if an Indenture Event of Default has occurred and is continuing unremedied thereunder and such Indenture Trustee proceeds to foreclose the Lien of such Indenture, such Indenture Trustee must, concurrently with such foreclosure, to the extent such Indenture Trustee is then entitled to do so under such Indenture and under the related Lease and is not then stayed or otherwise prevented by law from doing so, proceed (to the extent it has not already done so) to declare such Lease in default and commence the exercise in good faith of one or more of certain significant remedies under such Lease (as the Indenture Trustee determines in its sole discretion). If such Indenture Trustee is unable to exercise one or more such remedies under such Lease because of any stay or operation of law or otherwise, then such Indenture Trustee may not foreclose the Lien of the related Indenture (A) if the Corporation has agreed to perform or assume such Lease and no Lease Event of Default is continuing (other than the occurrence of certain events of bankruptcy, reorganization or insolvency of the Corporation or similar events or, in the case of two Indentures, any other Lease Event of Default in respect of which the 30-day period referred to in clause

(a)(1)(B)(ii)(I) of Section 1110 of the Bankruptcy Code shall not have expired) or (B) until the earlier of (i) actual repossession of the related Aircraft by the Indenture Trustee and (ii) 60 days from the date of any such stay or other applicable order under Section 1110 of the Bankruptcy Code including any extension of such period permitted under Section 1110 consented to by such Indenture Trustee or the holders of the Equipment Trust Certificates issued under such Indenture. (Indentures, Section 7.02(a))

    If an Indenture Event of Default occurs under an Indenture as a result of certain specified events of bankruptcy, insolvency or reorganization of the related Owner Trustee, Owner Participant, Owner Trust or Guarantor or Owner Trustee guarantor (if any), then the unpaid principal of the related Equipment Trust Certificates, together with interest accrued but unpaid thereon and all other amounts due thereunder and under such Indenture, immediately and without further act, shall become due and payable. If any other Indenture Event of Default occurs and is continuing under an Indenture, the related Indenture Trustee, acting on its own or at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding Equipment Trust Certificates issued under such Indenture, may declare the principal of all such Equipment Trust Certificates immediately due and payable, together with all accrued but unpaid interest thereon and all other amounts due thereunder and under such Indenture, by written notice or notices to the related Owner Trustee, the Corporation and (in one Indenture) the related Owner Participant. No Make-Whole Premium is payable upon any such acceleration. The holders of not less than 50% in aggregate principal amount of the outstanding Equipment Trust Certificates issued under such Indenture may rescind any such declaration by such Indenture Trustee at any time prior to the sale or disposition of the property subject to the Lien of the related Indenture if (i) there has been paid to or deposited with such Indenture Trustee an amount sufficient to pay all overdue installments of interest on all such Equipment Trust Certificates (together, with interest on such overdue installments of interest), the principal on any such Equipment Trust Certificates that has become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustee under such Indenture and certain other expenses or (ii) all Indenture Events of Default under such Indenture (other than the non-payment of principal that has become due solely because of such acceleration) have been cured or waived. (Indentures, Sections 7.02(b) and (c))

    In the event of the bankruptcy of the related Owner Participant, it is possible that, notwithstanding the fact that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and the related Equipment Trust Certificates might become part of the bankruptcy proceeding. In such event, payments under such Lease or Equipment Trust Certificates might be interrupted and the ability of the related Indenture Trustee to exercise its remedies under such Indenture might be restricted, although such Indenture Trustee would retain its status as a secured creditor in respect of such Lease and Aircraft.

    At any time while any Equipment Trust Certificates have become due and payable pursuant to the remedies provisions in the related Indenture, the Owner Participant of the related Owner Trust may direct such Owner Trustee to pay to the related Indenture Trustee for distribution to the holders of such Equipment Trust Certificates an amount equal to the aggregate unpaid principal amount of all such Equipment Trust Certificates plus all accrued and unpaid interest thereon to the date of payment and all other amounts due to the Indenture Trustee under the related Indenture, but without Make-Whole Premium. If such payment by such Owner Trustee to such Indenture Trustee is made, the Equipment Trust Certificates will cease to accrue interest from and after the date of payment. (Indentures, Sections 6.02 and 8.02) See "Prepayment--Prepayment without Premium" above.

    The right of any holder of an Equipment Trust Certificate to institute an action for any remedy under the Indenture pursuant to which such Equipment Trust Certificate was issued (including the right to enforce payment of the principal of, Make-Whole Premium, if any, and interest on such Equipment Trust Certificates when due) is subject to certain conditions precedent, including a written request to the related Indenture Trustee by the holders of not less than 25% in aggregate principal amount of outstanding Equipment Trust Certificates issued under such Indenture to take action, and an offer to such Indenture Trustee of reasonable indemnification against costs, expenses and liabilities incurred by it in doing so. (Indentures, Sections 7.08 and 7.09)

    The holders of not less than a majority in aggregate principal amount of outstanding Equipment Trust Certificates issued under any Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the related Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee. The Indenture Trustee is entitled to be indemnified by the holders of the Equipment Trust Certificates issued under such Indenture before proceeding so to act and such Indenture Trustee may not be held liable for acting in good faith. (Indentures, Section 7.10 and Article XI)

    If an Indenture Event of Default occurs and is continuing, any sums held or received by the Indenture Trustee under the related Indenture may be applied to reimburse such Indenture Trustee for any tax, expense, charge or other loss incurred by it and to pay any other amounts due such Indenture Trustee prior to any payments to holders of the Equipment Trust Certificates with respect to which such Indenture Event of Default relates. (Indentures, Section 5.03)

    SECTION 1110 OF THE BANKRUPTCY CODE. Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

    (i) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

    (ii) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

    (iii) the confirmation of a plan by the bankruptcy court; and

    (iv) any power of the bankruptcy court to enjoin a repossession.

Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). The Corporation has been advised by its special counsel that the Owner Trustee, as lessor under the related Lease, and the Indenture Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Indenture, are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

    A recent decision by the United States District Court for the District of Colorado in connection with the Western Pacific Airlines, Inc. bankruptcy suggests that the protections of Section 1110 become unavailable to the lessor or security interest holder once the bankruptcy trustee or debtor-in-possession makes the agreement referred to above and cures outstanding defaults, with the result, among others, that the ability of a lessor or security interest holder to exercise remedies based on a subsequent default would be subject to the automatic stay. Davis Polk & Wardwell, special counsel to the Corporation in respect of this transaction, is of the opinion that the WESTERN PACIFIC AIRLINES holding is erroneous because it is inconsistent with the overriding purpose of
Section 1110 to protect lessors of, and creditors secured by, qualifying aircraft against being stayed from exercising their rights while defaults under their leases or financing agreements remain uncured. The above-referenced decision in WESTERN PACIFIC AIRLINES is currently under appeal.

    MARKETABILITY OF AIRCRAFT. It is impossible to predict the resale value for any Aircraft to be sold upon the exercise of the Indenture Trustee's remedies under the related Indenture. The market for aircraft, whether new or used, is and will be affected by many factors including, among other things, the supply of similarly equipped aircraft of the same make and model, the demand for such aircraft by air carriers and the cost and availability of financing to potential purchasers of such aircraft. Each of these factors, in turn, will be affected by various circumstances including, among other things, current and anticipated demand for passenger and cargo air services, the relative capacity of air carriers to provide such services, the current and projected profitability of providing such services, the economic condition of the domestic and international airline industries and global economic and financial developments generally.

    The marketability of a particular aircraft will also be affected by factors such as the reputation and actual performance record of the air carrier with respect to maintenance, the compliance of the aircraft with federal noise and other environmental standards and the degree of technical and other support available from the manufacturer of the aircraft. Since the market for aircraft will fluctuate over time to reflect changes in these and other circumstances, and because of the unique factors that would affect market value in a forced disposition of an aircraft, there can be no assurance that the net proceeds realized from the sale or other disposition of any Aircraft in the exercise of such remedies will be sufficient to satisfy in full amounts due and payable on the related Equipment Trust Certificates.

MODIFICATION OF AGREEMENTS

    Without the consent of the holders of more than 50% in aggregate principal amount of the outstanding Equipment Trust Certificates under an Indenture, the provisions of such Indenture, the related Lease, Participation Agreement and Trust Agreement may not be amended or modified, except to the extent indicated below. (Indentures, Sections 8.01 and 13.01) See also "Description of Pass Through Certificates--New Owner Participants; Modification of Documents" in this Prospectus Supplement for a discussion of the changes that may be made to the documents relating to seven Airbus A300F4-605R Aircraft and four McDonnell Douglas MD-11F Aircraft.

    Certain provisions of the Indentures, the Leases (including provisions relating to maintenance, operation, subleasing and possession of the Aircraft), the Participation Agreements and the Trust Agreements may be amended or modified without the consent of the holders of the Equipment Trust Certificates related thereto. Without the consent of each holder of an Equipment Trust Certificate affected thereby and the Liquidity Provider, no amendment or modification of the Indenture pursuant to which such Equipment Trust Certificate was issued or the related Lease or Participation Agreement may:

    (i) reduce the principal amount of or Make-Whole Premium, if any, or interest payment payable on such Equipment Trust Certificate or change the date on which any such principal, Make-Whole Premium, if any, or interest payment is due and payable or otherwise affect the terms of payment of such Equipment Trust Certificate;

    (ii) reduce, modify or amend any indemnities payable by the related Owner Participant in favor of such holder;

    (iii) reduce the amount of any rental payment payable by the Corporation below the amount required to pay all principal of, premium, if any, and interest on all such Equipment Trust Certificates and amounts due the Liquidity Provider as and when due and payable;

    (iv) to the extent payable to such holder, extend the time of, or reduce the aggregate amount of, or release the Corporation from its obligation to pay, rent, stipulated loss value or any other amounts payable under, or as provided in, such Lease upon the occurrence of an Event of Loss or termination value and any other amounts payable under, or as provided in, such Lease upon the termination of the Lease with respect to the applicable Aircraft;

    (v) create any security interest with respect to the property subject to the Lien of such Indenture ranking prior to or on a parity with the security interest created by such Indenture or deprive the holder of any such Equipment Trust Certificate of the Lien of such Indenture upon the property subject thereto; or

    (vi) reduce the percentage of the aggregate principal amount of such Equipment Trust Certificates necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section
       8.01 and Article XIII)

THE INDENTURE TRUSTEE

    Each Indenture provides that in the case of any Indenture Event of Default thereunder, the related Indenture Trustee will exercise such of the rights and powers vested in it by such Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Generally, such Indenture Trustee will not be liable for any error of judgment made in good faith, unless such Indenture Trustee is negligent in ascertaining the pertinent facts, or for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the outstanding Equipment Trust Certificates issued under such Indenture. Subject to such provisions, such Indenture Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request of any holder of Equipment Trust Certificates issued thereunder unless such holder has offered to such Indenture Trustee reasonable security or indemnity. Each Indenture provides that the related Indenture Trustee may acquire and hold Equipment Trust Certificates issued thereunder and such Indenture Trustee may otherwise deal with the related Owner Trustee and the Corporation with the same rights it would have if it were not the Indenture Trustee. (Indentures, Sections 9.02, 9.03, 9.05 and 15.12)

THE LEASES

    The statements under this caption are summaries of the Lease relating to each Aircraft. The prospective Owner Participants for eleven of the Aircraft may request revisions to the related Leases so that the terms of such Leases may differ from the description of such Leases set forth below.

    GENERAL. Two McDonnell Douglas MD-11F Aircraft were delivered new to American Airlines in August 1991 and April 1992 and were or will continue to be operated in American's commercial passenger transportation service prior to purchase thereof by the Corporation. One of these two Aircraft was purchased by the related Owner Trustee in May 1998. The other of these two Aircraft is expected to be converted from passenger configuration to freighter configuration and purchased by the related Owner Trustee in September 1998. Seven Airbus A300F4-605R Aircraft and the three other McDonnell Douglas MD-11F Aircraft are expected to be delivered new by the manufacturer and leased by the Corporation from the related Owner Trustee between July 1998 and June 1999. The other Airbus A300F4-605R aircraft was purchased new from the manufacturer by the related Owner Trustee in June 1998. As of June 30, 1998, the Corporation operated 25 McDonnell Douglas MD-11F aircraft and 25 Airbus A300F4-605R aircraft under lease.

    TERMS AND RENTALS. Two of the Aircraft have been, and the other Aircraft are expected to be (unless the Corporation is required to purchase such Aircraft as described herein), leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Equipment Trust Certificates issued with respect to such Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease are payable on each January 15 and July 15. Such payments, together with certain other payments that the Corporation is obligated to make or cause to be made under the related Lease, have been assigned, under the related Indenture, by the related Owner Trustee to the related Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee

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on the Equipment Trust Certificates issued under such Indenture and Liquidity
Obligations under the related Liquidity Facility. (Leases, Article 3; Indentures, Granting Clause and Section 3.01)

    After any related Prefunding Period, under no circumstances will the scheduled rental payments that the Corporation is unconditionally obligated to make or cause to be made under any Lease on the related payment dates be less than the aggregate amount of principal and interest payable on such dates on the Equipment Trust Certificates issued under the Indenture relating to such Lease. (Leases, Section 3.05) The Corporation's obligations to make rental payments and to cause other payments to be made under each Lease are general obligations of the Corporation.

    NET LEASE. The Corporation's obligations under each Lease in respect of each of the related Aircraft are those of a lessee under a "net lease." Accordingly, the Corporation is obligated to pay all costs of operating the Aircraft and, at its expense, to maintain, inspect, service, repair, test and overhaul the Aircraft so as to keep the Aircraft in as good operating condition as when delivered, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautics authority of another country of registry of the Aircraft (permitted after December 31, 2004). See "Description of the Equipment Certificates--Registration of the Aircraft" in the Prospectus. (Leases, Section 20.01; Participation Agreements, Section 6.03(b))

    Except as set forth below, the Corporation is obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Aircraft and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement part becomes subject to the related Lease and the Lien of the related Indenture in lieu of the part replaced. (Leases, Section 8.01; Indentures, Granting Clause) The Corporation must make all alterations, modifications and additions to each Aircraft necessary to meet the applicable requirements of the Aeronautics Authority or any other governmental authority with jurisdiction over the Corporation's operations and aircraft. The Corporation may in good faith contest the validity or application of any such requirement in any reasonable manner that does not involve any material risk of civil liabilities (unless indemnified against by the Corporation), or any risk of criminal penalties being imposed on or against the Indenture Trustee, the related Owner Participant or the Owner Trustee or any material risk of loss, forfeiture or sale of an Aircraft, and that does not adversely affect the Owner Trustee, its title or interest in such Aircraft, the Lien of the related Indenture, or the interests of the Indenture Trustee or the related Owner Participant in such Aircraft or any related Operative Agreement. (Leases, Section 9.01)

    The Corporation may make other alterations, modifications and additions to any Aircraft so long as such alterations, modifications or additions, individually or in the aggregate, do not, among other things, diminish the value, remaining useful life or utility of the Airframe, or the value and utility of any Engine, or impair the condition or state of airworthiness below the value, remaining useful life (in the case of Airframe only), utility, condition and airworthiness immediately prior to such alteration, modification, addition or removal assuming that such Aircraft was then in the condition and state of airworthiness required by the related Lease. Also, in certain circumstances, the Corporation is permitted to remove parts without replacement from an Aircraft (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Aircraft so long as such removals do not decrease the remaining useful life, utility, condition or airworthiness of such Aircraft. Although the value of such Aircraft may be reduced by such removal the aggregate value of all such obsolete parts so removed and not replaced may not exceed $500,000. (Leases, Section 9.02)

    SUBLEASING AND POSSESSION. In certain circumstances, the Corporation is permitted to sublease (i) at any time, any Aircraft or any Engine to certain United States air carriers; and (ii) after December 31, 2005, in the case of one Lease and at any time in the case of twelve Leases, any Aircraft and any Engines, to (x) certain air carriers principally based in and domiciled in certain specified foreign countries, or (y) any

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other air carrier that is reasonably acceptable to the Owner Trustee as evidenced by its prior written consent, provided that, at the time of any such sublease under this clause (ii) the Corporation satisfies certain conditions precedent and the United States maintains normal diplomatic relations with such country and, in the case of one Lease, such country is not experiencing war or substantial civil unrest. The term of any such sublease must expire not later than the expiration of the term of the related Lease, and permitted sublessees may not further transfer possession of such Aircraft or Engine without the prior written consent of the Owner Trustee except as provided in such Lease. Any such sublease will be subject and subordinate to the related Lease, the Corporation will remain primarily liable for the performance of all the terms of such Lease to the same extent as if such sublease had not occurred and no sublease will be assigned to the Owner Trustee (and, therefore, to the Indenture Trustee). (Leases, Section 7.02; Indentures, Granting Clause)

    In addition, subject to certain limitations, the Corporation is permitted to transfer possession of any Aircraft or Engine other than by lease, including transfers of possession by the Corporation or any permitted sublessee in connection with normal interchange or pooling arrangements with certain vendors or air carriers, transfers of possession in connection with maintenance or modifications, and transfers of possession in connection with the CRAF Program. The Corporation expects that the Aircraft will be enrolled in one or more stages of the CRAF Program. The Corporation may also enter into a "wet" lease under which it has effective control of the Aircraft in the ordinary course of its business, which shall not be considered a transfer of possession under the related Lease. The Corporation's obligations under the related Lease will continue in full force and effect notwithstanding any such wet lease. (Leases, Section 7.02)

    Generally, the Corporation may install an Engine on another aircraft. Such Engine, however, will remain subject to the applicable Lease and to the Lien of the related Indenture. (Leases, Section 7.02)

    LIENS. Each Aircraft is required to be maintained by the Corporation free of any Liens, other than the respective rights of the related Owner Participant, Owner Trustee, Indenture Trustee, the holders of the related Equipment Trust Certificates and the Corporation arising under the related Indenture, Lease, Participation Agreement and Trust Agreement, and other than certain limited Liens permitted under the Lease relating thereto including generally:

    (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings, so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest therein or any material risk of civil liabilities (unless, in the case of twelve Leases, the Corporation indemnifies against such liabilities) or any risk of the assertion of criminal charges against the related Owner Trustee, Owner Participant, Indenture Trustee or the holder of any related Equipment Trust Certificate;

    (ii) materialmen's, mechanic's, workmen's, repairmen's, employees' or other like Liens arising against the Corporation in the ordinary course of business for amounts the payment of which is either not yet due or is being contested in good faith by appropriate proceedings, so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest therein; and

    (iii) liens arising from judgments or awards against the Corporation with respect to which (x) at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and then only for the period of such stay and (y) there is not, and such proceedings do not involve, any material danger of the sale, forfeiture or loss of the trust estate of the related Owner Trustee, the Aircraft or any interest therein. (Leases, Section 6.01)

    INSURANCE. For each Aircraft, the Corporation will generally be obligated to carry comprehensive airline liability insurance, including property damage liability insurance, cargo legal liability insurance and,

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in the case of one Lease, bodily injury liability insurance, as described below.
Such insurance must be in such amounts, against such risks and with such retentions as the Corporation customarily maintains with respect to similar aircraft and engines in the Corporation's fleet in the case of twelve Leases, and with respect to aircraft and engines in the Corporation's fleet of the same type and model in the case of one Lease. Such insurance must also be with such insurers of recognized responsibility and against such other risks as is usually carried by corporations situated similarly to the Corporation and engaged in the same business as, or business similar to, the Corporation and owning or operating aircraft and engines similar to the related Aircraft and related engines. The Corporation will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance, which may not be in an amount below the applicable stipulated loss value (which is an amount at least sufficient to pay in full the amount of the related Equipment Trust Certificates scheduled to be outstanding on the applicable date), covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. Such insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance (except in the country of registry). Such insurance must be in such form and amounts, and with such retentions as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the related Aircraft. The Corporation may self-insure against the risks required to be insured against under the related lease in such reasonable amounts as are then applicable to other aircraft or engines of the Corporation of value comparable to the related Aircraft, in the case of twelve Leases, and of the same type and model as the Aircraft, in the case of the other one Lease. Such self-insurance with respect to all aircraft in the Corporation's fleet may not, however, in the aggregate exceed for any 12-month policy year an amount equal to the lesser of
(a) 50% of the highest insured value of any single aircraft in such fleet, or
(b) 1.5% of the average aggregate insured value from time to time of the Corporation's entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance. (Leases, Article 13)

    OPERATION. The Corporation may not operate or locate an Aircraft, or allow such Aircraft to be operated or located in any area excluded from coverage by any insurance policy required by the related Lease unless the Corporation has obtained prior to the operation or location of the Aircraft in such area, indemnification from the United States government, or other insurance, against the risks and in the amounts required by the related Lease covering such area or unless the Aircraft is only temporarily located in such area as a result of an isolated occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and the Corporation is using good faith efforts to remove the Aircraft from such area. For one Aircraft, the Corporation must maintain war risk insurance if the Aircraft are operated in a war zone or a recognized area of armed hostilities unless the Corporation obtains indemnification or insurance from the United States government. For twelve Aircraft, the Corporation need procure war risk insurance only if such insurance is available on commercially reasonable terms and it is customary for major international air carriers flying comparable routes to carry such insurance. In the case of one Aircraft, if such Aircraft is requisitioned for use by the United States government, such Aircraft may be flown or located in an area described in the preceding sentence without such indemnification or insurance in lieu of such indemnification from the United States government if the Corporation certifies that such insurance is unobtainable after diligent effort or is obtainable only at unreasonably high rates or on unduly burdensome terms and conditions. (Leases, Sections 7.01(f) and 13.01(a))

    TERMINATION. So long as no Lease Event of Default under the related Lease shall have occurred and be continuing, the Corporation may on any scheduled rent payment date under such Lease on or after December 31, 2005 (the earliest date under any Lease) on at least 90 days' prior written notice in the case of one Lease, at least 120 days' prior written notice in the case of one Lease, and at least 180 days' prior written notice in the case of eleven Leases, to the related Owner Trustee, Indenture Trustee and Owner Participant, terminate such Lease if a designated officer of the Corporation certifies to such Owner

Trustee, Owner Participant and Indenture Trustee that the related Aircraft has become obsolete or surplus to the Corporation's operations. The Corporation, as non-exclusive agent for such Owner Trustee, is then required to use its reasonable efforts to obtain bids for the cash purchase of the Aircraft on the proposed termination date. The related Owner Trustee may seek bids but, the related Owner Participant may not inspect any bids obtained by the Corporation unless such Owner Participant has agreed that neither it nor any of its affiliates nor any party acting for it or any such affiliate will submit a bid. No bid may be submitted by the Corporation, any person, firm or corporation affiliated with the Corporation (or with whom or which there is any arrangement or understanding as to the subsequent use of the Aircraft by the Corporation or any of its affiliates) or any agent or person acting on behalf of the Corporation. (Leases, Section 10.01)

    On the termination date (or such earlier date of sale as shall be consented to in writing by the related Owner Trustee), such Owner Trustee is required to sell the Aircraft to the party submitting the highest cash bid, subject, however, to the Corporation's right to reject any bid that is less than the applicable termination value (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Trust Certificates plus accrued but unpaid interest thereon) plus Make-Whole Premium, if any. The proceeds of the sale will be paid to the related Indenture Trustee. If the proceeds received from such sale are less than the applicable termination value, the Corporation is required to pay to such Indenture Trustee an amount equal to that deficiency, together with certain other amounts, which under any circumstance will be sufficient to satisfy all amounts due to the holders of the related Equipment Trust Certificates under the Lease, the related Indenture and Participation Agreement. Upon such payment, the Equipment Trust Certificates will be prepaid in full. (Leases, Section 10.01; Indentures, Section 6.02) See "Description of the Equipment Trust Certificates--Prepayment."

    The Lien of the related Indenture will terminate when the related Equipment Trust Certificates and all other amounts secured by such Lien have been paid in full and, if all amounts due to the related Owner Participant in respect of such Aircraft have also been paid, the related Lease will terminate and the obligation of the Corporation thereafter to make rental payments with respect thereto will cease. If the Aircraft is not sold on or before the proposed termination date, the Lease relating thereto, including all of the Corporation's obligations thereunder, will continue in full force and effect and the related Equipment Trust Certificates will remain outstanding. (Leases, Article 10; Indentures, Sections 6.02 and 14.01)

    After receiving a termination notice from the Corporation, the related Owner Trustee may elect to retain title to the Aircraft. It is an absolute condition to such Owner Trustee's right to retain title that the holders of the related Equipment Trust Certificates receive the aggregate principal amount of such Equipment Trust Certificates together with accrued but unpaid interest thereon, Make-Whole Premium, if any, and any other sums due and payable to the related Indenture Trustee or such holders under the related Lease, Indenture or Participation Agreement. Unless the related Owner Trustee elects to retain the Aircraft or a cash bid is received that the Corporation may not reject in connection with the sale, the Corporation, may revoke its notice of termination with respect to such Aircraft not less than 15 days in the case of two Leases and not less than 10 days in the case of eleven Leases, prior to the proposed termination date. (Leases, Article 10)

    Generally, the Corporation may, at any time upon 30 days' prior notice, substitute for any Engine not then installed or held for use on the related Aircraft another engine of the same make and model (or, under certain circumstances, engines of another manufacturer) and having a value and utility at least equal to, and being in as good operating condition as, such Engine, assuming such Engine was of the value, utility and remaining useful life, and in the condition and repair required by the related Lease immediately prior to such substitution, provided that after any replacement, all Engines on such Aircraft are of identical make and model and any replacement engine of a different manufacturer than the original Engines on such Aircraft must then be (i) commonly used in the commercial aviation industry on Airbus A300-600 airframes or McDonnell Douglas MD-11F airframes, as the case may be, or (ii) in the case of one Lease, utilized by the Corporation on a significant number of other Airbus A300-600 airframes operated by the Corporation (and then only if certain other tests are met). (Leases, Article I; Sections 10.03 and 11.04)

    PURCHASE OPTIONS. With respect to any Aircraft, the Corporation may elect to purchase such Aircraft and terminate the related Lease (i) on the scheduled rent payment date occurring about July 15, 2011 (the earliest date under any Lease) (ii) under certain circumstances, on a scheduled rent payment date, if the Corporation is required at any time on or after the fifth anniversary of the delivery date of such Aircraft (the earliest date under any Lease) to make non-severable improvements to such Aircraft in excess of a certain designated amount, or (iii) under certain circumstances, on a scheduled rent payment date, if the Corporation would be required at any time on or after the fifth anniversary of the delivery date of such Aircraft (the earliest date under any Lease) to make certain indemnity payments with respect to such Aircraft in excess of a certain designated amount, which indemnity payments could be avoided through a purchase by the Corporation of such Aircraft. In connection with any such purchase, the Corporation is required with respect to the Equipment Trust Certificates relating to the Aircraft being purchased either (x) to pay to the related Owner Trustee funds at least sufficient to pay any principal of and interest and Make-Whole Premium, if any, on, such Equipment Trust Certificates or (y) in most instances to assume the obligations of the related Owner Trustee under such Equipment Trust Certificates, the related Indenture and the related Participation Agreement. (Indentures, Article I; Leases, Section 4.02)

    If the Corporation elects to purchase the Aircraft and pay the amount described in clause (x) above, then upon payment to the related Owner Trustee of the full purchase price for such Aircraft determined in accordance with such Lease and all other amounts owing to the parties to the related Participation Agreement, such Owner Trustee will transfer all of its right, title and interest in and to such Aircraft to the Corporation and the related Lease and the Lien of the related Indenture will terminate. If the Corporation elects to purchase the Aircraft and assume the obligations of such Owner Trustee described in clause
(y) above, then the related Operative Agreements will be amended to provide for the assumption of such obligations on a full recourse basis by the Corporation, maintaining for the benefit of the holders of such Equipment Trust Certificates the security interest in such Aircraft created by the related Indenture. Upon payment to such Owner Trustee of the full purchase price for the Aircraft being purchased determined in accordance with the related Lease and all other amounts owing to the parties to the related Participation Agreement, such Owner Trustee will transfer all of its right, title and interest in and to such Aircraft to the Corporation and the related Lease will terminate. See "Federal Income Tax Consequences--General" in the Prospectus. (Leases, Section 4.02; Participation Agreements, Section 7.11)

    At the end of the term of each Lease, after the final maturity of the related Equipment Trust Certificates, the Corporation has certain options to renew such Lease or purchase the related Aircraft. (Leases, Article 4)

    EVENTS OF LOSS. If an Event of Loss occurs with respect to an Aircraft, the Corporation is obligated, within 60 days of the occurrence of such Event of Loss, to elect either (i) to pay to the related Owner Trustee the applicable stipulated loss value (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Trust Certificates plus accrued but unpaid interest thereon) together with certain other amounts which under any circumstances will be sufficient to satisfy all amounts due to the holders of such Equipment Trust Certificates under the related Indenture and Participation Agreement or (ii) so long as no Lease Event of Default, payment default or bankruptcy default under the related Lease shall have occurred and be continuing, to replace the Aircraft. The Corporation's failure to make such election within the 60-day period will be deemed to be an election of the alternative set forth in clause (i) above. (Leases, Sections 11.01, 11.02 and 11.03)

    If the Corporation elects not to replace the Aircraft, the Corporation must pay the amount described in clause (i) above on the earlier of (x) the 15th day (the longest period under any Lease) following receipt in full of insurance proceeds or requisition proceeds in connection with such Event of Loss (or if later, the 15th day following the end of the 60-day election period discussed above, in the case of one Lease) and (y)

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the 120th day following the occurrence of the Event of Loss. If the Corporation elects to replace the Aircraft, it must do so within 120 days from the date of the Event of Loss with (x) an Airbus A300-600 airframe manufactured no earlier than January 1, 1997, or a McDonnell Douglas MD-11F airframe, as the case may be, duly certified as an airworthy airframe by the Aeronautics Authority and having a value, remaining useful life and utility at least equal to, and being in as good operating condition as, the Airframe with respect to which such Event of Loss occurred, assuming that the Airframe was in the condition and airworthiness required to be maintained by the terms of the related Lease immediately prior to the occurrence of such Event of Loss and (y) a number of engines equal to the number of Engines with respect to which the Event of Loss has occurred and meeting the requirements for replacement Engines described below. (Leases, Sections 11.02 and 11.03)

    If the Corporation elects to replace the Aircraft but fails to do so within 120 days from the Event of Loss, the Corporation must provide as security to the related Indenture Trustee (as assignee of the related Owner Trustee) funds in an amount equal to any deficiency between the stipulated loss value applicable upon the occurrence of such Event of Loss and any amount held by such Indenture Trustee with respect to such Event of Loss. If the Corporation fails to effect the elected replacement within 180 days after the occurrence of such Event of Loss, the Corporation will be deemed to have elected not to replace the Aircraft and must immediately pay the balance of the amount described in clause (i) of the first sentence of the first paragraph of this subsection, including any other amounts owed by the Corporation to the related Owner Trustee or the related Owner Participant under the related Lease or Participation Agreement. Such payments will be applied, among other things, to prepay the outstanding Equipment Trust Certificates under the related Indenture, whereupon the Lien of such Indenture and the related Lease will terminate, title to such Aircraft will be transferred to the Corporation and the Corporation's obligation to make rental payments with respect thereto will cease. (Leases, Article 11; Indentures, Sections 5.02 and 6.02)

    If an Event of Loss occurs with respect to an Engine alone, the Corporation is required, as soon as practicable but in any event within 60 days after the occurrence of such Event of Loss, to replace such Engine with another engine of the same make and model (or, under certain circumstances, engines of another manufacturer), and having a value, utility and remaining useful life, at least equal to, and being in as good operating condition as, such Engine, assuming such Engine was of the value, utility and remaining useful life and in the condition and repair required by the related Lease immediately prior to such Event of Loss, provided that after any replacement, all Engines on such Aircraft are of identical make and model and any replacement engine of a different manufacturer than the original Engines on such Aircraft must then be (i) commonly used in the commercial aviation industry on A300-600 airframes or McDonnell Douglas MD-11F airframes, as the case may be, or (ii) in the case of one Lease, utilized by the Corporation on a significant number of other Airbus A300-600 airframes operated by the Corporation (and then only if certain other tests are met). (Leases, Article I and Section 11.04)

    Although there are differences among the Leases, an Event of Loss with respect to an Aircraft or Engine generally includes any of the following events:

    (a) loss of such property or its use (i) for a period in excess of 60 days (the longest period under any Lease) due to theft or disappearance (provided that, the specified periods may be extended up to an additional 180 days (the longest period under any Lease) if and so long as the location of such property is known to the Corporation and the Corporation is pursuing recovery of such property) or (ii) for a period in excess of 60 (the longest period under any Lease) days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by the Corporation for any reason whatsoever;

    (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;

    (c) (i) condemnation, confiscation or seizure of, or requisition of title to such property, by any governmental authority or purported governmental authority, or (ii) requisition of use of such

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       property (x) by any foreign governmental authority or purported governmental authority for a period in excess of 180 days or (y) by the United States or an agency or instrumentality thereof for a period extending beyond the term of the related Lease, except in certain limited cases with respect to twelve Leases;

    (d) under certain circumstances, as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or related airframe in the normal course of air transportation of cargo (i) shall have been prohibited by virtue of a condition affecting all Airbus A300F-600 series aircraft or McDonnell Douglas MD-11F series aircraft, as the case may be, equipped with engines of the same make and model as the Engines, and such loss of use shall continue for certain specified periods which could extend for up to 12 months (the longest period under any Lease) or (ii) shall have been prohibited for any reason and such loss shall continue for certain specified periods not exceeding 24 months (the longest period under any Lease) during which the Corporation shall be diligently carrying forward all steps necessary or desirable to permit the normal use of such Aircraft by the Corporation;

    (e) with respect to an Engine, if such Engine is subjected to an interchange or pooling agreement that divests the Owner Trustee of title to such Engine; and

    (f) with respect to an Engine, if such Engine is installed on an airframe in circumstances where such installation is deemed to be an Event of Loss under the provisions of the applicable Lease. (Leases, Article I and Section 7.02)

    An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe of such Aircraft.

    LEASE EVENTS OF DEFAULT. Although there are differences among the Leases, Lease Events of Default generally include the following events, in each case, occurring after the related delivery date:

    (a) failure by the Corporation to make any scheduled rental payment or any payment of applicable stipulated loss value or termination value within ten Business Days (the longest period under any Lease) after the date when due (except that failure to make certain payments to the related Owner Participant or Owner Trustee which are excluded from the Lien of the related Indenture will constitute a Lease Event of Default at the discretion of such Owner Participant);

    (b) failure by the Corporation to pay any other amount under such Lease or the related Participation Agreement or any other Operative Agreement within 30 days after the Corporation has received written demand therefor from the person entitled to receive such payment (except that failure to make certain payments to the related Owner Participant or Owner Trustee which are excluded from the Lien of the related Indenture will constitute a Lease Event of Default only at the discretion of such Owner Participant);

    (c) (i)(x) failure by the Corporation to provide insurance on the related Aircraft as required under such Lease at any time, or (y) the lapse or cancellation of such insurance continued for the earlier of 30 days (the longest period under any Lease) (or with respect to war risk coverage, seven days or such shorter time as may be standard in the industry) after receipt by the related Owner Trustee and other parties designated as additional insureds under the related Lease of notice of such lapse or cancellation and the date that such lapse or cancellation is effective as to such Owner Trustee, provided that such lapse or cancellation under clause (y) will not be a Lease Event of Default so long as the related Aircraft is insured as required while on the ground and not operated or
       (ii) the related Aircraft is operated at any time when comprehensive airline liability insurance required to be maintained by such Lease is not in effect;

    (d) failure by the Corporation to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Agreement or in certain agreements entered into in connection with the transactions contemplated therein, continued unremedied for a period of 30 days after the date on which the Corporation has received written notice of such failure from the related Owner Trustee or the related Owner Participant or, in the case of twelve Leases, the Corporation has actual knowledge of such failure, provided that, no such failure shall constitute a Lease Event of Default so long as such failure is curable and the Corporation is diligently proceeding to remedy such failure, but in no event shall such failure continue unremedied for more than 180 days (the longest period under any Lease) after such notice, and provided further that failure by the Corporation to perform its covenant to maintain the registration of the related Aircraft under the Transportation Code solely because the related Owner Trustee or related Owner Participant has ceased to be a citizen of the United States will not constitute a Lease default or Lease Event of Default under such Lease;

    (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the Corporation or similar events; or

    (f) any representation or warranty made by the Corporation in such Lease or the related Participation Agreement or in certain agreements made pursuant thereto proves at any time to have been incorrect when made in any respect material to the transactions contemplated by such Lease and remains material and unremedied for a period of 120 days (the longest period under any Lease) after receipt by the Corporation of written notice of, or in the case of twelve Leases, the Corporation has actual knowledge of, such misstatement, only if such representation or warranty was originally made by the Corporation in good faith. (Leases, Article 16; Section 13.01)

    There are no cross-default provisions in the Leases and any event resulting in a Lease Event of Default under any particular Lease will not necessarily result in the occurrence of a Lease Event of Default under the other Leases.

    REMEDIES. If a Lease Event of Default under a Lease has occurred and is continuing, the related Indenture Trustee, as assignee of the related Owner Trustee's rights under such Lease, may, subject to certain rights of such Owner Trustee and the related Owner Participant under the related Indenture, exercise one or more of the remedies provided in such Lease with respect to the Aircraft subject thereto. Those remedies include the right to repossess the Aircraft, to sell the Aircraft free and clear of the Corporation's rights, and to require the Corporation to pay as liquidated damages any due but unpaid rent plus an amount equal to the excess of the stipulated loss value for the Aircraft specified in such Lease (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the outstanding related Equipment Trust Certificates plus accrued but unpaid interest thereon) over either (i) the fair market value of such Aircraft or (ii) if such Aircraft has been sold, the net sale proceeds. (Leases, Section 17.01; Indentures, Section 7.02)

THE PARTICIPATION AGREEMENTS

    Under each Participation Agreement, the Corporation is required to indemnify the related Indenture Trustee, the Subordination Agent, the related Owner Participant and the related Owner Trustee, and certain parties affiliated with the foregoing (but not including the Pass Through Trustee, except as otherwise provided in the Pass Through Agreement, or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation is obligated to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. (Participation Agreements, Articles 8 and 9)

    Each Owner Participant is obligated to reimburse the Corporation, the related Indenture Trustee and the Pass Through Trustee for certain losses that may be suffered as a result of the failure of such Owner Participant to discharge certain liens or claims on or against the assets subject to the Lien of the applicable Indenture. (Participation Agreements, Section 7.03(c)). The payment and performance obligations of the Owner Participant relating to two of the Aircraft have been guaranteed by a Guarantor affiliated with such Owner Participant under a Guaranty. Subject in each case to certain restrictions, including in certain circumstances the requirement to provide a Guaranty by a Guarantor, if any, each Owner Participant may convey all of its right, title and interest relating to the applicable Aircraft. (Participation Agreements, Section 7.03(d) for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N675FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE and
Trust Agreement, Article 5 for Federal Express Corporation Trust No. N590FE)

REGISTRATION OF THE AIRCRAFT

    The Aircraft have been or will be registered under the Transportation Code in the name of the related Owner Trustee. Each of the Owner Trustee, in its individual capacity, and the Owner Participant for each Aircraft and the Corporation has represented and warranted that it is a United States citizen, except for one Owner Participant which will institute certain trust arrangements to comply with applicable registration requirements. For any Aircraft, the related Owner Trustee has agreed that if it has actual knowledge that it has ceased to be a United States citizen at a time when citizenship is necessary for the registration of such Aircraft in the United States, or if lack thereof would adversely affect the Corporation or the related Owner Participant, it will immediately resign as Owner Trustee and such Owner Participant then may appoint a successor Owner Trustee that, among other things, is a United States citizen. If an Owner Participant ceases to be a United States citizen at a time when such citizenship is necessary for registration of the related Aircraft in the United States, it is obligated to either (i) effect a voting trust or other similar arrangement, (ii) take such action as may be required to maintain the United States registration of such Aircraft or (iii) transfer, in accordance with the related Operative Agreements, all of its interest in such Aircraft to a United States citizen. (Participation Agreements, Sections 6.01, 7.02 and 7.03; Trust Agreements, Sections 3.11 and 3.12)

    The Corporation may, under certain circumstances and subject to certain limitations, after December 31, 2004, register any Aircraft in certain jurisdictions outside of the United States. (Participation Agreements, Section 6.03(b)) See "Description of the Equipment Certificates-- Registration of the Aircraft" in the Prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

    See discussion under "Federal Income Tax Consequences" in the Prospectus.

                               CERTAIN UTAH TAXES

    See discussion under "Certain Utah Taxes" in the Prospectus.

                              ERISA CONSIDERATIONS

    A fiduciary of an employee benefit plan subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Pass Through Certificates. Such fiduciary should determine whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("PROHIBITED TRANSACTIONS") involving ERISA Plans and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause an ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

    Each of the Owner Participants, the manufacturers of the Aircraft, the holders of the Equipment Trust Certificates and the Corporation may be a party in interest or a disqualified person with respect to an ERISA Plan purchasing the Pass Through Certificates; therefore, the purchase by an ERISA Plan of the Pass Through Certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the Pass Through Certificates is or may be using the assets of, an ERISA Plan may purchase the Pass Through Certificates, if such person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's purchase and holding of the Pass Through Certificates (or a participation interest therein).

    Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is purchasing the Pass Through Certificates. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and
Section 4975(c)(1)(E)-(F) of the Code.

    The DOL has issued individual administrative exemptions to certain of the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated (Prohibited Transaction Exemption 90-24 et al., Exemption Application No. D-8019 et al., 55 Fed. Reg. 20,548
(1990) (the "UNDERWRITER EXEMPTION")) which generally exempts from certain of the Prohibited Transaction rules the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in certain pass through trusts, the assets of which pass through trust consist of secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including qualified equipment trust certificates secured by leases). The limited relief provided by the DOL in the Underwriter Exemption is subject to several other conditions, including a requirement that certificates acquired by an ERISA Plan under the Underwriter Exemption have received a rating at the time of acquisition by the ERISA Plan that is in one of the three highest rating categories from either Standard & Poor's or Moody's. Under the Underwriter Exemption, an equipment trust certificate secured by a lease will be considered qualified only under certain circumstances. The Underwriter Exemption also requires that the acquisition of certificates by an ERISA Plan be on terms (including the price for the certificate) that are at least as favorable to an ERISA Plan as they would be in an arm's-length transaction with an unrelated party, and that the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust estate.

    The DOL has issued an amendment to the Underwriter Exemption, 62 FR 39,021 (Jul. 21, 1997), which allows the assets of a pass through trust to include a prefunding account under certain circumstances. The relief provided by this amendment is subject to several conditions, including a requirement that the prefunding period end no later than the earliest to occur of: (i) the date the amount on deposit in the prefunding account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. Such restrictions on prefunding accounts may not be applicable in certain circumstances where, although certain of the equipment securing equipment trust certificates held by the trust have not been delivered on the date of the issuance of such equipment trust certificates, such equipment trust certificates otherwise constitute, at the time an ERISA Plan acquires the pass through certificates, secured credit instruments that bear interest. However, there can be no assurance that the DOL would agree that the prefunding restrictions would not apply in such a case. Moreover, even if such restrictions would not apply, no monitoring or other measures will be taken to ensure that all of the conditions of the Underwriter Exemption, as amended, will be satisfied.

    It is clear that the Underwriter Exemption will not apply to subordinated classes of certificates, such as the Class B Pass Through Certificates or the Class C Pass Through Certificates. It also appears that the Underwriter Exemption will not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Pass Through Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. In addition, for the reasons noted above, no assurance can be given that the Underwriter Exemption will otherwise apply with respect to any particular transaction involving the Class A Pass Through Certificates or the assets of the Class A Trust.

    If an ERISA Plan acquires a Pass Through Certificate, the ERISA Plan's assets may include both the Pass Through Certificate acquired and an undivided interest in the underlying assets of the Pass Through Trust, unless the actual investment by "benefit plan investors" in the Pass Through Certificates is not "significant" within the meaning of the DOL plan assets regulations. Consequently, the Pass Through Trust assets could be deemed to be "plan assets" of such ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan. The Pass Through Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Pass Through Certificates and be subject to general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Pass Through Trust. If the Pass Through Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Pass Through Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets. In order to avoid such prohibited transactions, each investing ERISA Plan, by purchasing the Pass Through Certificates, will be deemed to have directed the Pass Through Trust to invest in the assets held in such trust. Any ERISA Plan purchasing the Pass Through Certificates must ensure that any statutory or administrative exemption from the Prohibited Transaction rules on which such ERISA Plan relies with respect to its purchase or holding of the Pass Through Certificates also applies to such ERISA Plan's indirect holding of the assets of the Pass Through Trust.

    Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Pass Through Certificates. Any fiduciary of such a governmental or church plan considering a purchase of the Pass Through Certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

    The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering the purchase and holding of the Pass Through Certificates should consult with its legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of a Pass Through Certificate, each Certificateholder will be deemed to have represented and warranted that either
(i) no ERISA Plan assets have been used to purchase such Pass Through Certificate, or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such ERISA Plan assets to purchase and hold such Pass Through Certificate will not constitute a non-exempt Prohibited Transaction.

    EACH ERISA PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON ERISA PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING AN INVESTMENT IN ANY OF THE PASS THROUGH CERTIFICATES.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement among the Corporation and Morgan Stanley & Co. Incorporated, Chase Securities Inc., Citicorp Securities, Inc., Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc. relating to the Pass Through Certificates, the Corporation has agreed to cause each Pass Through Trust to sell to each of the Underwriters, and each of such Underwriters has severally agreed to purchase the respective aggregate amounts of Pass Through Certificates set forth after their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Pass Through Certificates if any Pass Through Certificates are purchased thereunder.

                                                                                                          TOTAL
                                                                                     PERCENTAGE OF      AGGREGATE
                                                                                       AGGREGATE        AMOUNT OF
                                                                                       AMOUNT OF      PASS THROUGH
UNDERWRITER                                                                           EACH CLASS      CERTIFICATES
----------------------------------------------------------------------------------  ---------------  ---------------
Morgan Stanley & Co. Incorporated.................................................            20%    $   166,698,000
Chase Securities Inc..............................................................            20         166,695,000
Citicorp Securities, Inc..........................................................            20         166,695,000
Credit Suisse First Boston Corporation............................................            20         166,695,000
J.P. Morgan Securities Inc........................................................            20         166,695,000
                                                                                             ---     ---------------
                                                                                             100%    $   833,478,000

    In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

    The Underwriters have advised the Corporation that the Underwriters propose initially to offer the Pass Through Certificates of each Class to the public at the public offering price for such Class set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of the amounts for the respective Class set forth below. The Underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of the amounts for the respective Class set forth below. After the initial public offering, the public offering prices and such concessions may be changed.

PASS THROUGH                                                           CONCESSION      REALLOWANCE
CERTIFICATE CLASS                                                      TO DEALERS      CONCESSION
--------------------------------------------------------------------  -------------  ---------------
1998-1-A............................................................         0.40%           0.25%
1998-1-B............................................................         0.40            0.25
1998-1-C............................................................         0.40            0.25

    The Corporation does not intend to apply for the listing of the Pass Through Certificates on a national securities exchange, but has been advised by the Underwriters that the Underwriters presently intend to make a market in the Pass Through Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Pass Through Certificates, and any such market-making may be discontinued at any time at the sole discretion of such Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

    The Underwriting Agreement provides that the Corporation will reimburse the Underwriters for all expenses and indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    Certain of the Underwriters and certain of its affiliates have performed, and may in the future perform, commercial banking and investment banking services for the Corporation in the ordinary course of business.

    In order to facilitate the offering of the Pass Through Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Pass Through Certificates. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Pass Through Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Pass Through Certificates, the Underwriters may bid for, and purchase, Pass Through Certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing Pass Through Certificates in the offering, if the syndicate repurchases previously distributed Pass Through Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Pass Through Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

    Morgan Guaranty Trust Company of New York, an affiliate of one of the Underwriters, will receive more than 10% of the proceeds of the offering in repayment of certain outstanding loan certificates. See "Use of Proceeds" in this Prospectus Supplement. Accordingly, the offering is being made in conformity with Rule 2710(c)(8) of the Rules of the National Association of Securities Dealers, Inc.

                                 LEGAL MATTERS

    The validity of the Pass Through Certificates offered hereby is being passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, special counsel for the Corporation, and for the Underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Both Davis Polk & Wardwell and Shearman & Sterling may rely on the opinion of Karen M. Clayborne, Senior Vice President and General Counsel of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement and each Series Supplement, and on the opinion of Ray, Quinney & Nebeker, counsel for First Security Bank, National Association, as Pass Through Trustee and in its individual capacity, as to the authorization, execution and delivery of the Pass Through Agreement, each Series Supplement and the Pass Through Certificates by First Security Bank, National Association. At June 17, 1998, Ms. Clayborne owned 2,000 shares of FDX Corporation's common stock and had been granted options to purchase 28,500 shares of FDX Corporation's common stock. Of the options granted, 2,800 were vested at such date.

                                    EXPERTS

    The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1997 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited interim financial information for the quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    The references to AISI, MBA and SH&E, and to their respective appraisal reports, dated as of June 3, 1998 in the case of AISI, June 5, 1998 in the case of MBA and June 9, 1998 in the case of SH&E, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                                                      APPENDIX I

                           GLOSSARY OF CERTAIN TERMS

    The following is a glossary of certain terms used in this Prospectus Supplement. The definitions of terms used in this glossary that are also used in the Pass Through Agreement, the Series Supplements, the Indentures, the Intercreditor Agreement, the Liquidity Facilities or the Leases are qualified in their entirety by reference to the definitions of such terms contained therein. Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties. Please note that the terms used in this glossary may differ from those used in the related Prospectus. When reading the related Prospectus, please refer to the glossary of terms contained therein.

    "ADJUSTED EXPECTED DISTRIBUTIONS" has the meaning set forth in "Prospectus Summary--Intercreditor Agreement: Subordination" of this Prospectus Supplement.

    "AERONAUTICS AUTHORITY" means the Federal Aviation Administration and/or the administrator thereof or any successor to the United States Civil Aeronautics Board.

    "AGGREGATE LTV COLLATERAL AMOUNT" has the meaning set forth in "Prospectus Summary--Intercreditor Agreement: Subordination" of this Prospectus Supplement.

    "AIRCRAFT" means each of five McDonnell Douglas MD-11F aircraft and eight Airbus A300F4-605R aircraft, including the Engines relating thereto, leased or expected to be leased, by the related Owner Trustee to the Corporation pursuant to one of thirteen Leases, and, collectively, means all of the foregoing.

    "AIRFRAME" means each of five McDonnell Douglas MD-11F Aircraft and eight Airbus A300F4-605R Aircraft, (excluding the Engines or engines from time to time installed thereon) leased, or expected to be leased, by the related Owner Trustee to the Corporation pursuant to one of thirteen Leases, and, collectively, means all of the foregoing.

    "AISI"  means Aircraft Information Services, Inc., one of the Appraisers.

    "AMERICAN"  means American Airlines.

    "APPRAISALS" means, with respect to each Aircraft, the appraisals related to such Aircraft by each of the Appraisers.

    "APPRAISED CURRENT MARKET VALUE" has the meaning set forth in "Prospectus Summary--Intercreditor Agreement: Subordination" of this Prospectus Supplement.

    "APPRAISERS"  means, collectively, AISI, MBA and SH&E.

    "ASSUMED AGGREGATE AIRCRAFT VALUE" means the assumed value of all of the Aircraft.

    "ASSUMED AIRCRAFT VALUE" means, with respect to each Aircraft and date, the assumed value of such Aircraft on such date based on the assumptions set forth under "Prospectus Summary--Loan to Aircraft Ratios".

    "AUTHENTICATING AGENT" means, for each Pass Through Trust, First Security Bank, National Association.

    "AVERAGE LIFE DATE" has the meaning set forth in "Description of the Equipment Trust Certificates-- Prepayment" of this Prospectus Supplement.

    "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

                                     A-I-1

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York City, Memphis, Tennessee or the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates are authorized or required by law to close, and after the lien of the Indenture is discharged, Boston, Massachusetts.

    "CASH ACCOUNT" means, for each Pass Through Trust, an eligible deposit account in the name of the Subordination Agent into which all amounts drawn under the related Liquidity Facility will be deposited.

    "CEDE"  means Cede & Co., as nominee for DTC.

    "CERTIFICATEHOLDER" means, for any Pass Through Trust, the registered holder of any Pass Through Certificate issued by such Pass Through Trust and, with respect to the discussion under "Certain Utah Taxes" and "Federal Income Tax Consequences" in the Prospectus, also means persons having a beneficial interest in a Pass Through Certificate.

    "CLASS" means the Federal Express Corporation Pass Through Certificates, 1998-1-A, the Federal Express Corporation Pass Through Certificates, 1998-1-B or the Federal Express Corporation Pass Through Certificates, 1998-1-C, as the case may be.

    "CLASS A PASS THROUGH CERTIFICATES" means Federal Express Corporation Pass Through Certificates, 1998-1-A.

    "CLASS A TRUST" means Federal Express Corporation 1998-1 Pass Through Trust Class A.

    "CLASS B CERTIFICATEHOLDERS" means any holder of one or more Class B Pass Through Certificates.

    "CLASS B PASS THROUGH CERTIFICATES" means Federal Express Corporation Pass Through Certificates, 1998-1-B.

    "CLASS B TRUST" means Federal Express Corporation 1998-1 Pass Through Trust Class B.

    "CLASS C CERTIFICATEHOLDERS" means any holder of one or more Class C Pass Through Certificates.

    "CLASS C PASS THROUGH CERTIFICATES" means Federal Express Corporation Pass Through Certificates, 1998-1-C.

    "CLASS C TRUST" means Federal Express Corporation 1998-1 Pass Through Trust Class C.

    "CODE"  means the United States Internal Revenue Code of 1986, as amended.

    "COLLATERAL ACCOUNT" means the Collateral Account established pursuant to the Indentures for Federal Express Corporation Trust Nos. N585FE, N620FE, N621FE, N623FE, N676FE, N677FE, N678FE, N679FE, N680FE, N681FE and N682FE.

    "COLLECTION ACCOUNT" means an eligible deposit account established by the Subordination Agent which the Subordination Agent will make deposits in and withdrawals from in accordance with the Intercreditor Agreement.

    "COMMISSION" means the Securities and Exchange Commission of the United States.

    "CONTROLLING PARTY"  has the meaning set forth in "Prospectus
Summary--Intercreditor Rights" of this Prospectus Supplement.

    "CORPORATION"  means Federal Express Corporation.

    "CRAF PROGRAM"  means the Civil Reserve Air Fleet Program.

    "CURRENT DISTRIBUTION DATE" means a Distribution Date specified as a reference date for calculating the Adjusted Expected Distributions or Expected Distributions with respect to the Pass Through Certificates of any Pass Through Trust as of such Distribution Date.

                                     A-I-2

    "CUT-OFF DATE" means, with respect to any Aircraft, 90 days after the scheduled delivery date for such Aircraft.

    "DEPRECIATION ASSUMPTION" has the meaning set forth in "Prospectus Summary--Loan To Aircraft Value Ratios" of this Prospectus Supplement.

    "DISTRIBUTION DATE" means, with respect to any Aircraft, any Regular Distribution Date or Special Distribution Date.

    "DOL"  means the United States Department of Labor.

    "DOWNGRADE DRAWING" means, with respect to each Liquidity Facility, a drawing in an amount equal to all available and undrawn amounts under such Liquidity Facility in the event that the specified rating of the Liquidity Provider is lower than the Threshold Rating and such Liquidity Facility is not replaced within the period specified and as otherwise provided in the Intercreditor Agreement.

    "DRAWING" means a Downgrade Drawing, Interest Drawing, Non-Extension Drawing or Final Drawing, as the case may be.

    "DTC"  means The Depository Trust Company.

    "DTC PARTICIPANTS"  means the participants of DTC.

    "ENGINE" means, for each of two McDonnell Douglas MD-11F Aircraft, each of three General Electric CF6-80C2-D1F engines, for each of three McDonnell Douglas MD-11F Aircraft, each of three Pratt & Whitney 4462 engines, and for each Airbus A300F4-605R Aircraft, each of two General Electric CF6-80C2-A5F engines, as specified in the related Lease and any replacement engine therefor pursuant to such Lease.

    "EQUIPMENT TRUST CERTIFICATES" means the equipment trust certificates issued in three series (Series A Equipment Trust Certificates, Series B Equipment Trust Certificates and Series C Equipment Trust Certificates) by the related Owner Trustee pursuant to the related Indenture and any certificates issued in exchange therefor or replacement thereof pursuant to the related Indenture.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ERISA PLANS" means, collectively, a plan subject to ERISA, an individual retirement account or plan subject to Section 4975 of the Code or an entity which may be deemed to hold the assets of any such plan.

    "EVENT OF DEFAULT" means, for each Pass Through Trust, the occurrence and continuance of an Indenture Event of Default under one or more of the Indentures pursuant to which the Equipment Trust Certificates constituting Trust Property of such Pass Through Trust are issued.

    "EVENT OF LOSS" means, for any Aircraft, each of the events designated as such in the related Lease. For a description of certain events constituting an Event of Loss, see "Description of the Equipment Trust Certificates--The Leases--Events of Loss."

    "EXPECTED DISTRIBUTIONS" means, with respect to the Pass Through Certificates of any Pass Through Trust on any Current Distribution Date, the sum of (i) accrued and unpaid interest on such Pass Through Certificates and (ii) the difference between (x) the Pool Balance of such Pass Through Certificates as of the immediately preceding Distribution Date and (y) the Pool Balance of such Pass Through Certificates as of the Current Distribution Date, calculated on the basis that (1) the principal of the Equipment Trust Certificates held in such Pass Through Trust has been paid when due and such payments have been distributed to the holders of such Pass Through Certificates and (2) the principal of any Equipment Trust Certificates formerly held in such Pass Through Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments distributed to the Certificateholders. In certain circumstances, premium will be included as part of Expected Distributions.

                                     A-I-3

    "FINAL DISTRIBUTIONS" means, with respect to the Pass Through Certificates of any Pass Through Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Pass Through Certificates and
(y) the Pool Balance of such Pass Through Certificates as of the immediately preceding Distribution Date.

    "FINAL DRAWING" means, with respect to each Liquidity Facility, a drawing in an amount equal to all available and undrawn amounts under such Liquidity Facility in the event that (i) a Liquidity Event of Default has occurred and is continuing or (ii)(A) a Triggering Event has occurred and (B) less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates.

    "FINAL EXPECTED DISTRIBUTION DATE" means January 15, 2022 for the Class A Pass Through Certificates, January 15, 2019 for the Class B Pass Through Certificates and January 15, 2016 for the Class C Pass Through Certificates.

    "FINAL LEGAL DISTRIBUTION DATE" means July 15, 2023 for the Class A Pass Through Certificates, July 15, 2020 for the Class B Pass Through Certificates and January 15, 2016 for the Class C Pass Through Certificates.

    "GUARANTOR" and "GUARANTY" means if the payment and performance obligations of the Owner Participant relating to an Aircraft have been guaranteed by an entity affiliated with such Owner Participant, respectively, the "guarantor" issuing such "guaranty."

    "INDENTURE" means each of the thirteen trust indenture and security agreements between the related Owner Trustee and the related Indenture Trustee, in each case under which such Owner Trustee will issue Equipment Trust Certificates relating to an Aircraft.

    "INDENTURE EVENT OF DEFAULT" means, for any Indenture, each of the events designated as an event of default in such Indenture. For a description of certain events constituting Indenture Events of Default, see "Description of the Equipment Trust Certificates--Indenture Events of Default, Notice and Waiver."

    "INDENTURE TRUSTEE" means First Security Bank, National Association, or another bank or trust company, in its capacity as indenture trustee under each Indenture and any successor thereunder.

    "INTERCREDITOR AGREEMENT" means the agreement among the Pass Through Trustee, the Subordination Agent and the Liquidity Provider for the Class A Pass Through Certificates and Class B Pass Through Certificates.

    "INTEREST DRAWING" means, with respect to each Liquidity Facility, advances to be made by the Liquidity Provider thereunder to make interest payments on the related Pass Through Certificates.

    "ISSUANCE DATE" has the meaning set forth in "Description of the Pass Through Certificates--New Owner Participants; Modification of Documents" of this Prospectus Supplement.

    "KFW" means Kreditanstalt fur Wiederaufbau, a corporation organized under the public law of the Federal Republic of Germany.

    "LEASE" means each of the thirteen lease agreements between the related Owner Trustee and the Corporation, in each case under which such Owner Trustee has leased, or is expected to lease, the related Aircraft to the Corporation.

    "LEASE EVENT OF DEFAULT" means, for any Lease, each of the events designated as an event of default in such Lease. For a description of certain events generally constituting Lease Events of Default, see "Description of the Equipment Trust Certificates--The Leases--Lease Events of Default."

    "LIBOR"  means the London Interbank Offered Rate.

                                     A-I-4

    "LIEN" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

    "LIQUIDITY EVENT OF DEFAULT" means, for any Liquidity Facility, each of the events designated as a Liquidity Event of Default under such Liquidity Facility. For a description of the events constituting Liquidity Events of Default, see "Description of the Liquidity Facilities--Liquidity Events of Default."

    "LIQUIDITY EXPENSES" means all Liquidity Obligations other than (i) the principal amount of any Drawings under the Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

    "LIQUIDITY FACILITY" means, for each of the Class A Trust and Class B Trust, a certain separate revolving credit agreement entered into by the Subordination Agent and the Liquidity Provider.

    "LIQUIDITY OBLIGATIONS" means, with respect to any Liquidity Facility, the obligations of the Subordination Agent to reimburse the Liquidity Provider for all amounts owing to the Liquidity Provider under such Liquidity Facility.

    "LIQUIDITY PROVIDER" means, Kreditanstalt fur Wiederaufbau, and any successor or permitted replacement thereof.

    "LTV" means the applicable loan to aircraft value ratio, calculated as set forth in "Prospectus Summary--Loan to Aircraft Value Ratios."

    "LTV APPRAISAL"  has the meaning set forth in "Prospectus
Summary--Intercreditor Agreement: Subordination" of this Prospectus Supplement.

    "LTV COLLATERAL AMOUNT" has the meaning set forth in "Prospectus Summary--Intercreditor Agreement: Subordination" of this Prospectus Supplement.

    "LTV RATIO"  has the meaning set forth in "Prospectus Summary--Intercreditor
Agreement: Subordination" of this Prospectus Supplement.

    "MAKE-WHOLE PREMIUM" has the meaning set forth in "Description of the Equipment Trust Certificates--Prepayment" of this Prospectus Supplement.

    "MANDATORY DOCUMENT TERMS" means for each Aircraft with respect to which the Corporation will initially hold the beneficial interest under the related Trust Agreement, certain required specified terms in the related Participation Agreement, Lease, Trust Agreement and Indenture to be contained in such documents upon the transfer by the Corporation to such Owner Participant of such beneficial interest. For a description of such terms, see "Description of the Pass Through Certificates--Mandatory Document Terms."

    "MANDATORY ECONOMIC TERMS" means for each Aircraft with respect to which the Corporation will initially hold the beneficial interest under the related Trust Agreement, certain required specified terms in the related Participation Agreement, Lease, Trust Agreement and Indenture to be contained in such documents upon the transfer by the Corporation to such Owner Participant of such beneficial interest. For a description of such terms, see "Description of the Pass Through Certificates--New Owner Participants; Modification of Documents--Mandatory Economic Terms."

    "MBA"  means Morten Beyer and Agnew, Inc., one of the Appraisers.

    "MINIMUM SALE PRICE" means, with respect to any Aircraft or the Equipment Trust Certificates issued in respect of such Aircraft, at any time, the lesser of (i) 75% of the Appraised Current Market Value of such Aircraft and (ii) the aggregate outstanding principal amount of such Equipment Trust Certificates, plus accrued and unpaid interest thereon.

    "MOODY'S"  means Moody's Investors Service, Inc.

                                     A-I-5

    "NON-EXTENSION DRAWING" means, with respect to any Replacement Facility, a drawing in an amount equal to all available and undrawn amounts under such Replacement Facility in the event that such Replacement Facility is scheduled to expire (after giving effect to any extensions of the maturity thereof) prior to the date which is 15 days later than the Final Legal Distribution Date and such Repayment Facility is not replaced.

    "NON-PERFORMING EQUIPMENT TRUST CERTIFICATES" means Equipment Trust Certificates other than Performing Equipment Trust Certificates.

    "OPERATIVE AGREEMENTS" means, for any Aircraft, the related Indenture, Equipment Trust Certificates, Participation Agreement, Lease, Trust Agreement, Intercreditor Agreement, Liquidity Facilities and any other related documents defined as such in such Participation Agreement, except that for purposes of the default described in clause (d) of "Description of the Equipment Trust Certificates-The Leases-Lease Events of Default", the separate tax indemnity agreement between the Corporation and the related Owner Participant is not an Operative Agreement.

    "OWNER PARTICIPANT" means the owner participant named in the related Trust Agreement.

    "OWNER TRUST" means each of the thirteen trusts created pursuant to each Trust Agreement.

    "OWNER TRUSTEE" means State Street Bank and Trust Company of Connecticut, National Association, or successor bank or trust company, in its capacity as owner trustee of the thirteen Owner Trusts.

    "PARTICIPATION AGREEMENT" means the agreement among the Corporation, the related Indenture Trustee, the related Owner Trustee, the Pass Through Trustee, the Subordination Agent, the related Owner Participant (in the case of Federal Express Corporation Trust Nos. N587FE and N675FE) and the holders of the original loan certificates (in the case of Federal Express Corporation Trust Nos. N587FE and N675FE), and that is defined as the "Participation Agreement" in the related Indenture and pursuant to which the Pass Through Trustee agrees to purchase from such Owner Trustee the Equipment Trust Certificates issued under such Indenture.

    "PASS THROUGH AGREEMENT" means the Pass Through Trust Agreement dated as of May 1, 1997, between the Corporation and First Security Bank, National Association, in accordance with which the Pass Through Trusts will be formed pursuant to the Series Supplements.

    "PASS THROUGH CERTIFICATES" means the Federal Express Corporation Pass Through Certificates, 1998-1-A, Federal Express Corporation Pass Through Certificates, 1998-1-B and Federal Express Corporation Pass Through Certificates, 1998-1-C, to be issued by the related Pass Through Trustee pursuant to the Pass Through Agreement and the related Series Supplements and which represent the fractional undivided interests in the related Pass Through Trusts.

    "PASS THROUGH TRUST" means Federal Express Corporation 1998-1 Pass Through Trust Class A, Federal Express Corporation 1998-1 Pass Through Trust Class B and Federal Express Corporation 1998-1 Pass Through Trust Class C, each to be formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement.

    "PASS THROUGH TRUSTEE" means First Security Bank, National Association in its capacity as pass through trustee under the Pass Through Agreement, as supplemented by each Series Supplement, for each Pass Through Trust, and its successors and assigns thereunder.

    "PAYING AGENT" means, for each Pass Through Trust, First Security Bank, National Association.

    "PERFORMING CERTIFICATE DEFICIENCY" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates.

                                     A-I-6

    "PERFORMING EQUIPMENT TRUST CERTIFICATES" means Equipment Trust Certificates with respect to which there is no payment default (without giving effect to any acceleration thereof). In the event of a bankruptcy proceeding involving the Corporation under Title 11 of the Bankruptcy Code, (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b)) (the "Section 1110 Period") will not be taken into consideration, unless during the
Section 1110 period the trustee in such proceeding or the Corporation refuses to assume or agree to perform its obligations under the Lease related to such Equipment Trust Certificates, and (ii) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) before the later of 30 days after the date of such default or the expiration of the Section 1110 period.

    "POOL BALANCE" means, for any Pass Through Trust or for the Pass Through Certificates issued by any Pass Through Trust, as of any date, the original aggregate face amount of the Pass Through Certificates of such Pass Through Trust less the aggregate amount of all payments on such Pass Through Certificates other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. See "Description of the Pass Through Certificates--Pool Factors."

    "POOL FACTOR" means, for any Pass Through Trust as of any Regular Distribution Date or Special Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Pass Through Certificates of the related Class. See "Description of the Pass Through Certificates--Pool Factors."

    "PREFUNDING PERIOD" means, for each Aircraft, the period, if any, commencing on the date of the issuance of the Pass Through Certificates to but not including the delivery date of such Aircraft or, if delivery of such Aircraft does not occur, to but not including the date of prepayment of the related Equipment Trust Certificates.

    "PROHIBITED TRANSACTIONS" has the meaning set forth in "ERISA Considerations" of this Prospectus Supplement.

    "PROSPECTUS" means the Prospectus relating to pass through certificates dated June 11, 1998.

    "PTCE" means, in connection with ERISA considerations, the Prohibited Transaction Class Exemption.

    "PTC EVENT OF DEFAULT" means, for any Class of Pass Through Certificates, failure of the Pass Through Trustee to pay within 10 business days of the due date thereof (i) the outstanding Pool Balance of the such Class of Pass Through Certificates on the Final Legal Distribution Date for such Class or (ii) interest due on such Pass Through Certificates on any Distribution Date (unless in the case of the Class A Pass Through Certificates and Class B Pass Through Certificates, the Subordination Agent has made an Interest Drawing in an amount sufficient to pay such interest and has distributed such amount to the Certificateholders entitled thereto).

    "RATING AGENCIES"  means, collectively, Moody's and Standard & Poor's.

    "REGISTRAR" means, for each Pass Through Trust, First Security Bank, National Association.

    "REGISTRATION STATEMENT" means the Corporation's Registration Statement No. 333-49411 on Form S-3.

    "REGULAR DISTRIBUTION DATE" means, for each Pass Through Trust, January 15 and July 15 of each year, commencing January 15, 1999.

    "REMAINING WEIGHTED AVERAGE LIFE" has the meaning set forth in "Description of the Equipment Trust Certificates--Prepayment" of this Prospectus Supplement.

                                     A-I-7

    "REPLACEMENT FACILITY" means, for any Pass Through Trust, an irrevocable revolving credit agreement in substantially the form of the initial Liquidity Facility for such Pass Through Trust, including reinstatement provisions, or subject to certain conditions, in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Pass Through Certificates (before downgrading of such ratings, if any, as a result of any downgrading of the Liquidity Provider), and in a face amount equal to the Required Amount for such Pass Through Trust and issued by a person having unsecured debt ratings issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating.

    "REQUIRED AMOUNT" means, with respect to the Liquidity Facility for any applicable Pass Through Trust, an amount equal to the interest payable on the related Pass Through Certificates on the next three consecutive Regular Distribution Dates (without regard to expected future payments of principal on such Pass Through Certificates) at the Stated Interest Rate for such Pass Through Trust.

    "SCHEDULED PAYMENT" means any payment of interest on, or principal of and interest on, any Equipment Trust Certificate that constitutes Trust Property thereof, scheduled to be received by the related Pass Through Trustee on a Regular Distribution Date.

    "SECURITIES ACT"  means the Securities Act of 1933, as amended.

    "SERIES A EQUIPMENT TRUST CERTIFICATES" means Equipment Trust Certificates issued and designated as Series A under the related Indenture.

    "SERIES B EQUIPMENT TRUST CERTIFICATES" means Equipment Trust Certificates issued and designated as Series B under the related Indenture.

    "SERIES C EQUIPMENT TRUST CERTIFICATE" means Equipment Trust Certificates issued and designated as Series C under the related Indenture.

    "SERIES C PREPAYMENT DATE" means July 15, 1999 or any other date designated by the Corporation, but in no event later than the fifteenth day following the Cut-off Date for the last Aircraft to be delivered.

    "SERIES SUPPLEMENT" means each of Series Supplement 1998-1-A, Series Supplement 1998-1-B and Series Supplement 1998-1-C between the Corporation and the Pass Through Trustee, in each case pursuant to which the related Pass Through Trust will be formed in accordance with the Pass Through Agreement and the related Class of Pass Through Certificates will be issued.

    "SH&E"  means Simat, Helliesen & Eichner, Inc., one of the Appraisers.

    "SPECIAL DISTRIBUTION DATE" means any Business Day on which a Special Payment is to be distributed.

    "SPECIAL PAYMENT" means, for any Pass Through Trust, any payments of principal, Make-Whole Premium or interest, other than Scheduled Payments and certain other payments as set forth in the Intercreditor Agreement, received by the related Pass Through Trustee on any of the Equipment Trust Certificates held in such Pass Through Trust and any proceeds from the sale of any such Equipment Trust Certificates by such Pass Through Trustee.

    "SPECIFIED INVESTMENTS" means any of the following: (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment; (d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or (e) overnight repurchase agreements

                                     A-I-8
with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and in any case has capital, surplus and undivided profits aggregating at least $500 million.

    "STANDARD & POOR'S" means, Standard & Poor's, a division of The McGraw-Hill Company, Inc.

    "STATED INTEREST RATES" means the interest rates applicable to the Pass Through Certificates of each Pass Through Trust.

    "SUBORDINATION AGENT"  means First Security Bank, National Association.

    "THRESHOLD RATING" means (i) for the initial Liquidity Provider, a long-term unsecured debt rating of Aa3 by Moody's and AA- by Standard & Poor's and (ii) for any replacement Liquidity Provider, a short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's or, in the event a person's short-term unsecured debt is not rated by the Rating Agencies, a long-term unsecured debt rating of Aa3 by Moody's and AA- by Standard and Poor's.

    "TRANSPORTATION CODE"  means Title 49 of the United States Code, as amended.

    "TREASURY YIELD" has the meaning set forth in "Description of the Equipment Trust Certificates-- Prepayment" of this Prospectus Supplement.

    "TRIGGERING EVENT" means (i) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Pass Through Certificates then outstanding; (ii) the acceleration of, or failure to pay at final maturity, all of the outstanding Equipment Trust Certificates; or (iii) certain bankruptcy or insolvency events involving the Corporation.

    "TRUST AGREEMENT" means each of thirteen trust agreements between the related Owner Trustee and the related Owner Participant.

    "TRUST PROPERTY" means, for each Pass Through Trust: (i) the Equipment Trust Certificates held in such Pass Through Trust; (ii) the rights of such Pass Through Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights); (iii) except for the Class C Trust, all monies receivable under the Liquidity Facility for such Pass Through Trust; and (iv) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust.

    "UNDERWRITER EXEMPTION" has the meaning set forth in "ERISA Considerations" of this Prospectus Supplement.

    "UNDERWRITERS" means Morgan Stanley & Co. Incorporated, Chase Securities Inc., Citicorp Securities, Inc., Credit Suisse First Boston Corporation and J.P. Morgan Securities Inc.

    "UNDERWRITING AGREEMENT" means the agreement among the Corporation and the Underwriters relating to the purchase by the Underwriters of the related Pass Through Certificates.

                                     A-I-9

                                                                     APPENDIX II

[LOGO]

03 June 1998

Mr. Robert Henning
Vice President and Treasurer
Federal Express Corporation
2007 Corporate Avenue
Memphis, TN 38132

Subject: AISI Report No.: A8S035BVO
      AISI Sight Unseen Short Form Base Value Appraisal
      Five MD-11 Freighter Aircraft and Eight A300F4-605R Freighter Aircraft.

Dear Mr. Henning:

    As requested, Aircraft Information Services, Inc. (AISI) is pleased to offer Federal Express Corporation (FedEx) our opinion of the sight unseen base market value of five MD-11 freighter aircraft and eight A300F4-605R freighter aircraft as defined and listed in Table I of this report.

1. METHODOLOGY AND DEFINITIONS

    The historical standard term of reference for commercial aircraft value has been 'half-life fair market value' of an 'average' aircraft. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs and ISTAT Certified Senior Aircraft Appraiser.

    AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

    AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are normally inappropriate to determine near term values of an aircraft.

2. BASE VALUATION

    Following is AISI's opinion of the base market values for the subject aircraft. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein. Values are for the defined aircraft condition, either new or half life. New aircraft are in then USDollars, half life aircraft are in 1998 USDollars.

03 June 1998
AISI File No. A8S035BV0
Page -2-

                             Table I - 03 June 1998

                             FEDERAL EXPRESS FLEET

                                 BASE VALUATION

                                          REGISTRATION  YEAR OF                                BASE MARKET VALUE
AIRCRAFT                                    NUMBER       BUILD        ENGINES      CONDITION     U.S. DOLLARS
----------------------------------------  -----------  ---------  ---------------  ----------  -----------------

MD-11F..................................      N585FE      Apr-92         CF6-80C2   Half Life   $    94,640,000
MD-11F..................................      N590FE      Aug-91         CF6-80C2   Half Life   $    90,430,000
MD-11F..................................      N620FE      Mar-99           PW4462         New   $   123,700,000
MD-11F..................................      N621FE      Jun-99           PW4462         New   $   123,700,000
MD-11F..................................      N623FE      Jun-99           PW4462         New   $   123,700,000
A300F4-605R.............................      N675FE      Jun-98       CF6-80C2A5         New   $    84,500,000
A300F4-605R.............................      N676FE      Jul-98       CF6-80C2A5         New   $    84,500,000
A300F4-605R.............................      N677FE      Aug-98       CF6-80C2A5         New   $    84,500,000
A300F4-605R.............................      N678FE      Sep-98       CF6-80C2A5         New   $    84,500,000
A300F4-605R.............................      N679FE      Oct-98       CF6-80C2A5         New   $    84,500,000
A300F4-605R.............................      N680FE      Nov-98       CF6-80C2A5         New   $    84,500,000
A300F4-605R.............................      N681FE      May-99       CF6-80C2A5         New   $    87,000,000
A300F4-605R.............................      N682FE      Jun-99       CF6-80C2A5         New   $    87,000,000

    Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,
AIRCRAFT INFORMATION SERVICES, INC.

Fred E. Bearden
President

                              MORTON BEYER & AGNEW
                                 -------------

                            AVIATION CONSULTING FIRM

                           Appraisal of five MD-11F,
                          eight A300-F4-605R Aircraft

                                 Prepared for:
                             FEDERAL EXPRESS, INC.

                                  June 5, 1998
                             8180 Greensboro Drive
                                   Suite 1000
                             McLean, Virginia 22102
                             Telephone 703-847-6598
                             Telephone 703-734-1474

                     I. INTRODUCTION AND EXECUTIVE SUMMARY

    Morten Beyer and Agnew, Inc. (MBA), has been retained by Federal Express to determine the Base Value (BV) of 13 aircraft in their future configuration as cargo aircraft. The aircraft are further identified in Section II of this report.

    In performing this valuation we did not inspect the aircraft or their historical maintenance documentation, and we relied solely on information provided to us by Federal Express. Based on the information set forth further in this report, it is our opinion that the Base Value of the total value of aircraft in this portfolio is $1,153,179,000 with their respective individual values noted in Section II.

    MBA uses the definition of certain terms, such as Current Market Value (CMV) and Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

    ISTAT defines CMV as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

    The ISTAT definition of Base Value (BV) has, essentially, the same elements of MV except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

                                  II. AIRCRAFT

A/C TYPE                                                             SERIAL NUMBER   DATE OF MFR   A/C TAIL NUMBER
-------------------------------------------------------------------  -------------  -------------  ---------------
MD-11F.............................................................         48481          4/92           N585FE
MD-11F.............................................................         48505          8/91           N590FE
MD-11F.............................................................         48791          3/99           N620FE
MD-11F.............................................................         48792          6/99           N621FE
MD-11F.............................................................         48794          6/99           N623FE
A300-F4-605R.......................................................           789          6/98           N675FE
A300-F4-605R.......................................................           790          7/98           N676FE
A300-F4-605R.......................................................           791          8/98           N677FE
A300-F4-605R.......................................................           792          9/98           N678FE
A300-F4-605R.......................................................           793         10/98           N679FE
A300-F4-605R.......................................................           794         11/98           N680FE
A300-F4-605R.......................................................    Not avail.          5/99           N681FE
A300-F4-605R.......................................................    Not avail.          6/99           N682FE

                         III. CURRENT MARKET CONDITIONS

AIRBUS A300-600R

    The twin engine Airbus A300 was launched in 1971, just as the bigger American widebodies were entering service. The first production model was delivered in 1974, and for a number of years the aircraft was a dud on the market with only Air France and Air Inter ordered them. By the end of 1976, 34 had been ordered and 27 were in service. But then Airbus took off - aided by a dramatically successful order placement for 28 aircraft by Eastern. At the end of 1997, 488 A300s of all types had been ordered - outstripping the record for the DC-10 and L-1011 by a wide margin. Last year only five A300-600Rs were delivered and only five passenger aircraft remain on order.

    The aircraft has developed through five iterations, distinguished mostly by gross weight increases and engine enhancements. Starting with the later A300-600 series, a two-man glass cockpit was standard equipment.

    Almost all earlier models of the A300 were equipped with GE CF6-50C2 engines, except for 24 powered by JT9Ds. In the late 80s, the newer P&W 4000 series engines were installed in 31 A300-B4-200s for five customers.

    A cargo version of the A300 was also offered early on and a total of eight aircraft were eventually sold. However, Airbus finally hit it big with FedEx, who ordered 36 and optioned 50 more of the -600RF cargo version. A triumphant double-play was thwarted soon after when UPS opted for the 767-300ERF. Deliveries of FedEx's aircraft started in 1994 at the rate of five per year and 12 more remain to be delivered.

    The current production model of the Airbus A300 is the -600R version, with over 171 passenger models in service, but only six more on order. These aircraft are split almost 50/50 between the traditional GE CF6-80 and the newer P&W 4000 engines.

    The A300 has an operator base of some 50 airlines, but a major dent was put into the overall number in operation as a result of the Pan Am and Eastern liquidations. Like the case with the DC-10s and L-1011s, freighter conversions for the A300s are affecting the number of aircraft on the market, as we predicted last year.

    The A300 complies fully with Stage 3 noise requirements. The metallurgical qualities for the older aircraft have proved to be a bit difficult to cope with, leaving operators with a rather large bill following structural inspections. It is wise in any transfer of ownership or registration to check to physical condition of the aircraft carefully, as it is not forgiving of carelessness or neglect.

    Airbus has played a very positive role in the marketing and re-marketing of the aircraft, leading to some political criticism in the United States. This support has been necessary in order to gain acceptance for a new type of aircraft from a new manufacturer in the face of intense competition from the established manufacturers, Boeing and Douglas, as well as the devaluation of the American dollar.

    The A300-600R freighter is very much comparable to the MD-11F. It can carry up 21 pallets on the upper deck as opposed to the MD-11's 26. As far as cost per block hour the A300-600RF runs approximately 25% less than the MD-11F. However, the ATM costs run relatively 15-16% higher than the MD-11F, making it more suitable for the high yield traffic of the package express carriers as opposed to mainline freight delivery.

    A total of 24 A300s have been destroyed or scrapped, the several of them due to hostile action. The U.S. Navy shot down an Iranian passenger flight over the Arabian Sea and two Iraqi A300s were destroyed on the ground.

BOEING MD-11

    The MD-11 was first ordered in 1986 and entered service at the end of 1990. The aircraft is a slightly larger version of the DC-10, with 45,000 pounds greater gross weight. Range is extended 1,000 miles to a maximum full-payload range of 7,000 miles. The aircraft is offered in passenger, cargo and Combi versions.

Currently the MD-11 is available with CF6-80C2/C2D1F and PW4460 engine types. While only two orders have been placed with the CF6-80C2 configuration, more orders have been made with the upgraded version, the CF6-80C2D1F, and the PW4460 both offering an additional 1000-2000 pounds of thrust. No adjustments have been made on this appraisal to reflecting current engine options.

Earlier this week Boeing issued its long awaited announcement that production of the MD-11 will be discontinued in 2000 after the 22 aircraft currently in backlog are completed. Boeing stated that is will continue to fully support the MD-11's with spares and technical engineering services, which we expect will continue for decades into the future. This discontinuance will adversely affect the values of existing MD-11's to some degree. However, the MD-11 has a reasonable operator base, and more than 200 aircraft will be service. Interest in converting additional passenger models to cargo will cushion any price declines, as the aircraft is considered a better cargo aircraft that it is a passenger liner. Several DC10-30 and MD-11 operators have recently expressed interest in expanding their MD-11 fleets in both passenger and cargo services. FedEx has acquired all of American's MD-11's and is modifying them to cargo as they are delivered.

                                 IV. VALUATION

A/C TYPE                                                        SERIAL NUMBER  A/C TAIL NUMBER   BASE VALUE ($)
--------------------------------------------------------------  -------------  ---------------  ----------------
MD-11F........................................................         48481          N585FE          87,460,000
MD-11F........................................................         48505          N590FE          85,200,000
MD-11F........................................................         48791          N620FE         103,230,000
MD-11F........................................................         48792          N621FE         104,260,000
MD-11F........................................................         48794          N623FE         104,260,000
A300-F4-605R..................................................           789          N675FE          82,528,000
A300-F4-605R..................................................           790          N676FE          82,751,000
A300-F4-605R..................................................           791          N677FE          82,974,000
A300-F4-605R..................................................           792          N678FE          83,197,000
A300-F4-605R..................................................           793          N679FE          83,420,000
A300-F4-605R..................................................           794          N680FE          83,643,000
A300-F4-605R..................................................    Not avail.          N681FE          85,010,000
A300-F4-605R..................................................    Not avail.          N682FE          85,246,000
                                                                                                ----------------
TOTAL.........................................................                                  $  1,153,179,000
                                                                                                ----------------
                                                                                                ----------------

    The base values of new, but undelivered, aircraft are the projected Base Values as of date of delivery.

    In developing the Base Value of the two used MD-11 aircraft, MBA did not inspect the aircraft or its historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available. The principal assumptions are as follows (for each aircraft):

        1.  The aircraft is in used condition.

        2. The overhaul status of the airframe, engines, landing ear and other major components are considered to be half-time, unless otherwise specified.

        3. The historical maintenance documentation has been maintained to acceptable international standards.

        4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

        5.   The aircraft is in a standard cargo configuration.

        6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.

        7. Its modification status is comparable to that most common for an aircraft of its type and vintage.

        8.   Its utilization is comparable to industry averages.

        9.   There is no history of accident or incident damage.

        10.  No accounting was made for lease obligations or terms of ownership.

                                  V. COVENANTS

    This report has been prepared for the exclusive use of Federal Express (Morgan Stanley) and shall not be provided to other parties by MBA without the express consent of Federal Express (Morgan Stanley).

    MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

    This report represents the opinion of MBA as to the Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Federal Express (Morgan Stanley) or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                          Prepared By:

                                          /s/ BRYSON P. MONTELEONE
                                          --------------------------------------
                                          Bryson P. Monteleone
                                          Manager of Operations

                                          Reviewed By:

                                          /s/ MORTEN S. BEYER
                                          --------------------------------------
                                          Morten S. Beyer
                                          Chairman and CEO
                                          ISTAT Certified Senior Appraiser

Simat, Helliesen & Eichner,
Inc.                           Tel:       +1-212-682.8455
90 Park Avenue                 Fax:       +1-212-986.1825
New York, New York 10016       Email:     newyork@sh-e.com
United States of America

SH&E

June 9, 1998

Mr. Robert Henning
Vice President & Treasurer
Federal Express Corporation
2007 Corporate Avenue, 4(th) Floor
Memphis, TN 38132

RE: VALUE OPINION OF EIGHT A300F4-600R AIRCRAFT AND FIVE MD-11F AIRCRAFT

Dear Mr. Henning:

    Simat, Helliesen & Eichner, Inc., ("SH&E") was retained by Federal Express Corporation (the "Client") to determine the Base Value ("BV") for eight Airbus A300F4-600R aircraft and five McDonnell Douglas MD-11F aircraft (the "Subject Aircraft"). The Subject Aircraft specifications can be found in Appendix 1.

    SH&E has determined the following values for the Subject Aircraft:

                      SUBJECT AIRCRAFT BASE VALUES ($MIL)

Aircraft                                                                  Registration  Expected Date of     Base
Type(1)                                                                     Number     Delivery to FedEx     Value
------------------------------------------------------------------------  -----------  ------------------  ---------
MD-11F..................................................................      N585FE   September 15, 1998  $    89.2
MD-11F..................................................................      N590FE   May 27, 1998        $    87.0
MD-11F..................................................................      N620FE   March 15, 1999      $   112.2
MD-11F..................................................................      N621FE   June 15, 1999       $   112.6
MD-11F..................................................................      N623FE   June 15, 1999       $   112.6
A300F4-605R.............................................................      N675FE   June 18, 1998       $    85.2
A300F4-605R.............................................................      N676FE   July 15, 1998       $    85.5
A300F4-605R.............................................................      N677FE   August 15, 1998     $    85.8
A300F4-605R.............................................................      N678FE   September 15, 1998  $    86.0
A300F4-605R.............................................................      N679FE   October 15, 1998    $    86.3
A300F4-605R.............................................................      N680FE   November 15, 1998   $    86.6
A300F4-605R.............................................................      N681FE   May 15, 1999        $    88.5
A300F4-605R.............................................................      N682FE   June 15, 1999       $    88.5

------------------------

1 The subject A300F4-605R aircraft and three of the subject MD-11F aircraft were ordered by Federal Express as production freighters and have not yet been delivered. Two of the subject MD-11F aircraft, specifically N590FE and N585FE, were operated in passenger configuration by American Airlines and will be converted to freighters by Dimension Aviation prior to delivery to Federal Express.

                           SH&E VALUATION METHODOLOGY

    Since SH&E was formed in 1963, the firm has appraised virtually every major commercial jet and turboprop aircraft models and has also appraised many general aviation and corporate aircraft models. SH&E's appraisal's are performed according to the International Society of Transport Aircraft Trading (ISTAT) principles of appraisal practice and code of ethics. SH&E's staff includes two appraisers certified by ISTAT.

    The SH&E valuation approach starts by determining a half-life value. The term "half-life" represents an aircraft whose major components (e.g. airframe, engines, landing gear and APU) have been used 50

                                                              Mr. Robert Henning
                                                                    June 9, 1998
                                                                          Page 2
percent of the time between scheduled or expected overhauls. This initial appraisal can then be adjusted (positive or negative) for each individual unit to reflect the aircraft's maintenance status relative to the next overhaul. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at half-life (or benefitting from an above-average maintenance status if it is new or nearly new, as the case may be). SH&E half-life values are determined on a semi-annual basis by reviewing recent past sales, aircraft availability trends, technological aspects, environmental constraints and maintenance requirements.

    In the case of new aircraft, the above half-life values are automatically adjusted upwards to reflect the fact that the aircraft has the full span of maintenance overhaul intervals available. Consequently, SH&E's initial depreciation of new aircraft is considerably greater than for a used aircraft, thereby accounting for both the change in its maintenance status and its intrinsic depreciation.

                             BASE VALUE DEFINITION

    The Base Value (BV) is the appraiser's opinion of the price at which an aircraft would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or sell, and both having knowledge of all relevant facts. An aircraft's BV is founded in the historical trend of values and in the projection of value trends, and presumes an arm's-length, cash transaction.

    Since BV pertains to a somewhat idealized aircraft and market combination, it may not necessarily reflect the actual value of the aircraft in question, but is a nominal starting value to which adjustments may be applied to determine an actual value.

    The BV of each aircraft is derived from SH&E's aircraft valuation models. The SH&E BV models provide trend lines derived from known transactions, econometric factors affecting aircraft values and aircraft economic life estimates. Because it is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values.

                          DESCRIPTION OF THE AIRCRAFT

AIRBUS A300

    The Airbus Industrie A300 is a wide-body, twin-engined commercial jet aircraft on which construction began in September 1969. The A300 series includes the A300B1, A300B2-100/200, A300B4-100/200, A300-600 and A300-600R.

    The A300-600 was first delivered in 1984 as an advanced version of the A300B4-200. By moving the pressure bulkhead aft, Airbus was able to offer seating for 266 passengers in a two-class configuration. The aircraft systems were also modified to incorporate an Electronic Flight Instrumentation System
(EFIS), digital avionics, advanced braking control system, new Auxiliary Power Unit and numerous aerodynamic improvements to reduce drag and enhance payload/range capabilities. The A300-600R is the extended range version of the A300-600, mainly due to the addition of a fuel trim tank in the tail.

    The A300F4-600R freighter aircraft was launched in July 1991 with an order for 25 by Federal Express. The A300F4-600R is based on the fuselage of the A300-600R, with the addition of a large forward port-side cargo door, strengthened cabin floor and main cabin smoke detection system. The usable length of the upper cargo floor is 109 ft 9 in and the upper deck cargo door measures 8 ft 5 in high and 11 ft 9 in wide.

    As of January 1998, 25 A300C4-600/F4-600 aircraft were in operation and none were available for sale/lease.

MCDONNELL DOUGLAS MD-11

    The McDonnell Douglas MD-11 is a wide-body, three-engined commercial jet aircraft that was first delivered in 1990.

                                                              Mr. Robert Henning
                                                                    June 9, 1998
                                                                          Page 3

    The MD-11 is produced in five versions: passenger (MD-11); mixed cargo/passenger (MD-11 Combi); convertible freighter (MD-11CF); freighter (MD-11F); and extended range (MD-11ER). The fuselage dimensions are consistent throughout the MD-11 series, with an overall length of 201 ft 4 in and a wing span of 169 ft 6 in. The series differs through varying internal configurations and fuel capacity. The series is powered by Pratt & Whitney 4460 or General Electric CF6-80C2 engines.

    The MD-11F was first delivered to Federal Express in January 1990. As of January 1998 47 MD-11CF/F aircraft were in operation and one MD-11 passenger aircraft is available for lease.

                                  ASSUMPTIONS

    SH&E used information supplied by the Client together with in-house data accumulated through other recent studies of aircraft transactions. Specific assumptions included the following:

    - The A300 aircraft will be delivered new having been built as freighter variants by the manufacturer, Airbus Industrie. Two of the MD-11 aircraft, registrations N590FE and N585FE, were manufactured as passenger variants and were originally purchased and operated by American Airlines before being converted to freighter configuration by Federal Express. The remaining three MD-11F aircraft have been built as freighter variants by the manufacturer, McDonnell Douglas (Boeing).

    - SH&E assumed that the Subject Aircraft meet or will meet all of the specifications and performance standards for typical aircraft.

    - SH&E assumed that all normally required maintenance has been or will be performed, including all Airworthiness Directives and Service Bulletins.

    - SH&E assumed that the Subject Aircraft will remain in freighter configuration and continue to be certified for operations under the U.S. Federal Aviation Administration, a successor agency or a comparable authority.

                                  LIMITATIONS

    SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, and may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

    The opinions expressed herein are not given as an inducement or endorsement for any financial transaction. They are prepared for the exclusive use of the addressee and the addressee may not provide this report to other parties, including third parties, without SH&E's written consent.

    SH&E accepts no responsibility for damages, if any, that may result from decisions made or actions taken by third parties that may be based upon this report. In accepting this report the Client agrees to indemnify and hold SH&E harmless against all losses, claims and costs arising as a result of this report except when attributable to SH&E's gross negligence or willful misconduct.

    This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.

Yours Sincerely,

Clive G. Medland
Vice President
ISTAT Senior Appraiser

cc: Thinh Le, Morgan Stanley

                                                                      APPENDIX 1

                        SUBJECT AIRCRAFT SPECIFICATIONS

AIRCRAFT TYPE                                                                         A300F4-600R       MD-11F
----------------------------------------------------------------------------------  ---------------  -------------
Engine Types......................................................................       CF6-80C2A5       CF6-80C2
                                                                                                            PW4462
Maximum Takeoff Gross Weight (lbs)................................................          375,900        630,500
Maximum Landing Weight (lbs)......................................................          308,650        481,500
Operating Empty Weight (lbs)......................................................          174,300        249,449
Maximum Zero Fuel Weight (lbs)....................................................          286,600        451,300
Fuel Capacity (lbs)...............................................................          120,600        249,449
Gross Weight Limited Payload (lbs)................................................          112,300        201,851
Upper Deck Cargo -88 by 125 in pallets............................................               15             26
                -96 by 125 in pallets.............................................               12             26
Lower Deck Cargo -88 in pallets + LD3s............................................           4 + 10         6 + 14
                -96 in pallets + LD3s.............................................           4 + 10         6 + 14
Range--Gross weight limited payload (nm)..........................................            2,650          3,952
Length Overall....................................................................      177 ft 5 in    192 ft 5 in
Wing Span.........................................................................     147 ft 11 in   169 ft 10 in

                                                                    APPENDIX III

                      EQUIPMENT TRUST CERTIFICATE PAYMENTS

                          PASS THROUGH TRUST, 1998-1-A
                      6.720% EQUIPMENT TRUST CERTIFICATES

   REGULAR
 DISTRIBUTION
     DATE        N585FE*      N590FE     N620FE*     N621FE*     N623FE*      N675FE     N676FE*
--------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 15-Jul-99...            0           0     500,303     514,874     514,874   1,008,512           0
 15-Jan-00...            0           0     792,277     786,286     786,286           0     592,875
 15-Jul-00...            0           0           0           0           0   1,008,912           0
 15-Jan-01...            0           0   1,292,580   1,301,160   1,301,160           0   1,011,004
 15-Jul-01...            0           0           0           0           0   1,008,912           0
 15-Jan-02...            0      54,197   1,292,580   1,301,160   1,301,160           0   1,011,004
 15-Jul-02...      925,464   1,206,886           0           0           0   1,008,912           0
 15-Jan-03...            0           0   1,292,580   1,301,160   1,301,160           0   1,011,004
 15-Jul-03...    1,305,366   1,321,519           0           0           0   1,008,912           0
 15-Jan-04...            0           0   1,292,580   1,301,160   1,301,160           0   1,011,004
 15-Jul-04...    1,305,366   1,321,519           0           0           0   1,008,912           0
 15-Jan-05...            0           0   1,292,580   1,301,160   1,301,160           0   1,011,004
 15-Jul-05...    1,305,366   1,321,519           0           0           0   1,008,912           0
 15-Jan-06...    1,305,366   1,321,519   1,292,580   1,301,160   1,301,160           0   1,011,004
 15-Jul-06...            0           0           0           0           0   1,008,912           0
 15-Jan-07...    1,305,366   1,321,519   1,292,580   1,301,160   1,301,160           0   1,011,004
 15-Jul-07...            0           0           0           0           0   1,008,912           0
 15-Jan-08...    1,305,366   1,321,519   1,292,580   1,301,160   1,301,160           0   1,011,004
 15-Jul-08...            0           0           0           0           0   1,008,912           0
 15-Jan-09...    1,305,365   1,321,519   1,292,580   1,395,322   1,395,322           0   1,011,004
 15-Jul-09...            0           0           0           0           0   1,008,912           0
 15-Jan-10...    1,305,366   1,321,519   2,200,748   2,775,242   2,775,242   1,008,912   1,011,004
 15-Jan-11...    1,305,366   1,321,519   2,917,182   2,900,680   2,900,680   1,008,912   1,011,004
 15-Jan-12...    1,305,366   1,762,025   3,057,594   3,041,302   3,041,302   1,008,912   1,011,004
 15-Jan-13...    1,740,488   1,762,025     872,536     296,734     296,734   1,008,912   1,011,004
 15-Jan-14...    1,740,488   1,762,025           0           0           0   1,008,912   1,011,004
 15-Jan-15...    1,740,487   1,762,025           0           0           0   1,008,912   1,011,004
 15-Jan-16...    1,740,488   1,762,025           0           0           0   5,049,408   1,011,004
 15-Jan-17...    1,740,488   1,762,025   3,976,257   3,253,644   3,253,644   6,307,497   1,011,004
 15-Jan-18...    1,740,488   1,762,025   2,173,329   2,671,391   2,671,391   5,121,991   2,660,347
 15-Jan-19...    3,350,297   1,762,025           0           0           0           0   5,236,144
 15-Jan-20...    3,399,090   3,524,046   4,963,747   4,950,068   4,950,068           0   5,601,111
 15-Jul-20...      212,563           0           0           0           0           0           0
 15-Jan-21...            0           0   5,307,977   5,293,349   5,293,349           0     993,455
 15-Jan-22...            0           0   4,690,830   5,083,828   5,083,828           0           0

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-III-1

                      EQUIPMENT TRUST CERTIFICATE PAYMENTS

                          PASS THROUGH TRUST, 1998-1-A
                      6.720% EQUIPMENT TRUST CERTIFICATES

   REGULAR
 DISTRIBUTION
     DATE        N677FE*     N678FE*     N679FE*     N680FE*     N681FE*     N682FE*
--------------  ----------  ----------  ----------  ----------  ----------  ----------
 15-Jan-99...      131,697           0           0           0           0           0
 15-Jan-00...    1,011,559      24,001     576,001     376,189     796,374     783,851
 15-Jan-01...    1,012,843   1,014,000   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jan-02...    1,012,843     939,350   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jul-02...            0      74,650           0           0           0           0
 15-Jan-03...    1,012,843     949,969   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jul-03...            0      64,031           0           0           0           0
 15-Jan-04...    1,012,843           0   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jul-04...            0   1,014,000           0           0           0           0
 15-Jan-05...    1,012,843           0   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jul-05...            0   1,014,000           0           0           0           0
 15-Jan-06...    1,012,843           0   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jul-06...            0   1,014,000           0           0           0           0
 15-Jan-07...    1,012,843           0   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jul-07...            0   1,014,000           0           0           0           0
 15-Jan-08...    1,012,843           0   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jul-08...            0   1,014,000           0           0           0           0
 15-Jan-09...    1,012,843           0   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jul-09...            0   1,014,000           0           0           0           0
 15-Jan-10...    1,012,843   1,014,000   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jan-11...    1,012,843   1,014,000   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jan-12...    1,012,843   1,014,000   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jan-13...    1,012,843   1,014,000   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jan-14...    1,012,843   1,014,000   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jan-15...    1,012,843   1,014,000   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jan-16...    1,012,843   1,014,000   1,014,000   1,013,747   1,042,040   1,042,984
 15-Jan-17...    1,012,843   4,632,945   1,521,066   1,986,333   1,042,040   1,042,984
 15-Jan-18...    1,012,843   5,667,496   4,689,080   5,285,965   4,247,711   4,341,630
 15-Jan-19...    4,006,223   5,247,558   5,557,029   5,653,532   5,676,255   5,664,039
 15-Jan-20...    5,512,064           0   4,794,824   3,632,029   6,038,261   5,986,752
 15-Jan-21...    3,986,283           0           0           0      15,719           0

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-III-2

                      EQUIPMENT TRUST CERTIFICATE PAYMENTS

                          PASS THROUGH TRUST, 1998-1-B
                      6.845% EQUIPMENT TRUST CERTIFICATES

   REGULAR
 DISTRIBUTION
     DATE        N585FE*      N590FE     N620FE*     N621FE*     N623FE*      N675FE     N676FE*
--------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 15-Jan-99...            0           0           0           0           0           0   1,484,985
 15-Jul-99...            0           0     484,468     487,435     487,435     377,942           0
 15-Jan-00...            0           0           0           0           0           0     368,173
 15-Jul-00...            0           0           0           0           0     378,342           0
 15-Jan-01...      802,635     498,271     484,717     487,935     487,935           0      17,121
 15-Jul-01...            0           0           0           0           0     378,342           0
 15-Jan-02...      866,796     556,007     484,718     487,935     487,935           0      88,682
 15-Jul-02...        2,618           0           0           0           0     378,342           0
 15-Jan-03...            0           0     484,717     487,935     487,935           0     379,126
 15-Jul-03...      489,512     495,570           0           0           0     378,342           0
 15-Jan-04...            0           0     484,718     487,935     487,935           0     379,126
 15-Jul-04...      489,512     495,570           0           0           0     378,342           0
 15-Jan-05...            0       1,774     484,717     487,935     487,935           0     379,126
 15-Jul-05...      489,512     493,796           0           0           0     378,342           0
 15-Jan-06...      489,513     495,570     484,718     487,935     487,935           0     379,126
 15-Jul-06...            0           0           0           0           0     378,342           0
 15-Jan-07...      489,512     495,570   1,508,138   2,101,772   2,101,772           0     379,126
 15-Jul-07...            0           0           0           0           0     378,342           0
 15-Jan-08...      489,512     495,570   2,212,658   2,180,792   2,180,792           0     379,126
 15-Jul-08...            0           0           0           0           0     378,342           0
 15-Jan-09...      489,512     495,570   2,217,752   1,502,351   1,502,351     378,342     444,732
 15-Jan-10...      489,512     495,570      26,178           0           0     378,342     317,382
 15-Jan-11...      489,513     495,570           0           0           0     378,342     375,266
 15-Jan-12...      489,512     660,759           0           0           0     378,342     379,126
 15-Jan-13...      652,683     660,759           0           0           0     378,342     379,126
 15-Jan-14...      652,683     660,759           0           0           0   1,587,415     379,126
 15-Jan-15...      652,683     660,759           0           0           0   4,501,363     379,126
 15-Jan-16...      652,683     660,759           0           0           0     847,492     379,126
 15-Jan-17...      652,682     660,759           0     787,001     787,001           0   3,575,165
 15-Jan-18...      657,770   2,143,815   2,160,676   1,650,998   1,650,998           0   2,236,383
 15-Jan-19...    2,605,645     499,223   4,638,825   4,626,041   4,626,041           0       1,725

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-III-3

                      EQUIPMENT TRUST CERTIFICATE PAYMENTS

                          PASS THROUGH TRUST, 1998-1-B
                      6.845% EQUIPMENT TRUST CERTIFICATES

   REGULAR
 DISTRIBUTION
     DATE        N677FE*     N678FE*     N679FE*     N680FE*     N681FE*     N682FE*
--------------  ----------  ----------  ----------  ----------  ----------  ----------
 15-Jan-99...    1,993,384           0           0         847           0           0
 15-Jul-99...            0           0           0     359,530     905,414     913,431
 15-Jan-00...            0     850,401     818,250     991,791     290,880     302,703
 15-Jan-01...       69,101     218,350     415,375     183,839     121,084     119,398
 15-Jan-02...      196,772     380,250     345,125     267,406     202,173     200,433
 15-Jan-03...      380,139     380,250     380,250     356,897     289,009     287,211
 15-Jan-04...      380,139     380,250     380,250     380,478     390,765     391,119
 15-Jan-05...      380,139           0     380,250     380,478     390,765     391,119
 15-Jul-05...            0     380,250           0           0           0           0
 15-Jan-06...      380,139           0     380,250     380,478     390,765     391,119
 15-Jul-06...            0     380,250           0           0           0           0
 15-Jan-07...      380,139           0     380,250     380,478     390,765     391,119
 15-Jul-07...            0     380,250           0           0           0           0
 15-Jan-08...      380,139           0     380,250     466,692     390,765     391,119
 15-Jul-08...            0     388,461           0           0           0           0
 15-Jan-09...      380,139     372,039     388,029     307,900     670,082     565,770
 15-Jan-10...      380,139     380,250     372,471     366,842     497,006     492,038
 15-Jan-11...      380,139     380,250     380,250     380,478     565,427     560,277
 15-Jan-12...      380,139     380,250     380,250     380,478     637,356     632,014
 15-Jan-13...      380,139     380,250     380,250     380,478     831,996     839,413
 15-Jan-14...      380,139     380,250     752,954     380,478   1,413,718   1,633,679
 15-Jan-15...      380,139   1,987,983   3,263,287     784,982           0           0
 15-Jan-16...      380,139   3,937,343     241,815   3,293,129           0           0
 15-Jan-17...    1,003,863     665,673   3,093,444   2,897,321   3,892,418   3,886,302
 15-Jan-18...    3,850,158           0           0           0   1,000,612     907,736
 15-Jan-19...      974,776           0           0           0           0           0

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-III-4

                      EQUIPMENT TRUST CERTIFICATE PAYMENTS

                          PASS THROUGH TRUST, 1998-1-C
                      7.020% EQUIPMENT TRUST CERTIFICATES

   REGULAR
 DISTRIBUTION
     DATE        N585FE*      N590FE     N620FE*     N621FE*     N623FE*      N675FE     N676FE*
--------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 15-Jan-99...      353,838     664,654           0           0           0     345,099   1,553,721
 15-Jul-99...            0           0     870,674   1,396,184   1,396,184     160,157           0
 15-Jan-00...    1,132,164   1,048,588           0           0           0           0           0
 15-Jul-00...            0           0           0           0           0     504,456           0
 15-Jan-01...      362,685     603,989     182,154      23,767      23,767           0           0
 15-Jul-01...            0           0           0           0           0     504,456           0
 15-Jan-02...      382,870     570,367     545,925     519,588     519,588           0           0
 15-Jul-02...            0           0           0           0           0     504,456           0
 15-Jan-03...      360,620           0     710,050     682,623     682,623           0     880,629
 15-Jul-03...            0           0           0           0           0     504,456           0
 15-Jan-04...    1,084,451     648,239   1,061,070   1,033,725   1,033,725           0   1,186,499
 15-Jul-04...            0           0           0           0           0     504,456           0
 15-Jan-05...            0           0   1,079,826   1,050,117   1,050,117           0     841,896
 15-Jul-05...            0           0           0           0           0     504,456           0
 15-Jan-06...      369,835     120,232   1,123,627   1,091,226   1,091,226           0     284,964
 15-Jul-06...            0           0           0           0           0     504,456           0
 15-Jan-07...      652,683      12,107     622,115           0           0           0     283,929
 15-Jul-07...            0           0           0           0           0     504,456           0
 15-Jan-08...      652,683     275,420           0           0           0   1,375,980     276,275
 15-Jan-09...      652,683     660,759           0     663,809     663,809     358,641           0
 15-Jan-10...      652,683     660,759     556,459           0           0   1,413,913           0
 15-Jan-11...      652,683     660,759           0           0           0   1,410,348           0
 15-Jan-12...      652,683     881,013           0           0           0   2,369,988      53,131
 15-Jan-13...    1,127,681   1,144,794   1,959,394   2,638,194   2,638,194   2,797,911   1,337,962
 15-Jan-14...    2,178,010   1,932,723   2,533,112   2,496,698   2,496,698   2,548,315   2,335,410
 15-Jan-15...    2,503,985   2,242,925   2,834,457   2,818,665   2,818,665           0   2,602,626
 15-Jan-16...    2,892,763   2,608,672   2,678,137   2,749,404   2,749,404           0   2,935,958

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-III-5

                      EQUIPMENT TRUST CERTIFICATE PAYMENTS

                          PASS THROUGH TRUST, 1998-1-C
                      7.020% EQUIPMENT TRUST CERTIFICATES

   REGULAR
 DISTRIBUTION
     DATE        N677FE*     N678FE*     N679FE*     N680FE*     N681FE*     N682FE*
--------------  ----------  ----------  ----------  ----------  ----------  ----------
 15-Jan-99...      913,461     349,730     219,920   2,353,730           0           0
 15-Jul-99...            0           0           0           0   1,589,536   1,550,848
 15-Jan-00...            0     324,467           0           0           0           0
 15-Jul-00...            0           0     401,814           0           0           0
 15-Jan-01...            0           0   1,772,625           0           0           0
 15-Jan-03...      966,604           0      59,946           0           0           0
 15-Jan-04...    1,269,105   1,063,087     161,902      72,317   1,170,431   1,166,190
 15-Jan-05...    1,271,158     548,985     402,006     310,314   1,491,450   1,486,692
 15-Jan-06...      391,375     343,403     393,210     290,723     691,204     636,940
 15-Jan-07...      516,999     489,601     398,307     248,734     530,653     524,123
 15-Jul-07...            0      33,156           0           0           0           0
 15-Jan-08...      183,943   1,453,062           0           0     550,639     543,845
 15-Jan-09...            0           0     273,505           0     167,416     264,853
 15-Jan-10...      383,390      97,076           0           0           0           0
 15-Jan-11...       60,636   1,602,182   1,019,143   1,130,212           0           0
 15-Jan-12...      121,097   1,160,171     959,171   1,615,585           0           0
 15-Jan-13...      184,620   1,613,949     943,715   2,359,947           0           0
 15-Jan-14...    2,138,981   2,920,621   2,226,407   2,629,235   1,402,673   1,243,943
 15-Jan-15...    2,681,449   1,621,510           0   2,513,244   3,262,727   3,257,292
 15-Jan-16...    3,032,182           0   3,326,329     311,959   3,632,271   3,626,274

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-III-6

                                                                     APPENDIX IV

                              LOAN TO VALUE RATIOS

                                                                                                 N585FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 1999..................................................................    $   60.79     $   85.94         70.7%
July 15, 2000..................................................................        59.66         82.67         72.2
July 15, 2001..................................................................        58.49         79.41         73.7
July 15, 2002..................................................................        56.31         76.15         74.0
July 15, 2003..................................................................        54.16         72.88         74.3
July 15, 2004..................................................................        51.28         69.62         73.7
July 15, 2005..................................................................        49.48         66.36         74.6
July 15, 2006..................................................................        47.32         63.09         75.0
July 15, 2007..................................................................        44.87         59.83         75.0
July 15, 2008..................................................................        42.42         56.57         75.0
July 15, 2009..................................................................        39.98         53.30         75.0
July 15, 2010..................................................................        37.53         50.04         75.0
July 15, 2011..................................................................        35.08         46.78         75.0
July 15, 2012..................................................................        32.63         43.51         75.0
July 15, 2013..................................................................        29.11         39.16         74.3
July 15, 2014..................................................................        24.54         34.81         70.5
July 15, 2015..................................................................        19.64         30.46         64.5
July 15, 2016..................................................................        14.36         26.11         55.0
July 15, 2017..................................................................        11.97         21.76         55.0
July 15, 2018..................................................................         9.57         17.40         55.0
July 15, 2019..................................................................         3.61         13.05         27.7
July 15, 2020..................................................................         0.00          8.70           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                     A-IV-1

                                                                                                 N590FE
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 1999..................................................................    $   56.97     $   83.70         68.1%
July 15, 2000..................................................................        55.92         80.39         69.6
July 15, 2001..................................................................        54.82         77.09         71.1
July 15, 2002..................................................................        52.43         73.78         71.1
July 15, 2003..................................................................        50.61         70.48         71.8
July 15, 2004..................................................................        48.15         67.18         71.7
July 15, 2005..................................................................        46.33         63.87         72.5
July 15, 2006..................................................................        44.39         60.57         73.3
July 15, 2007..................................................................        42.56         57.27         74.3
July 15, 2008..................................................................        40.47         53.96         75.0
July 15, 2009..................................................................        37.99         50.66         75.0
July 15, 2010..................................................................        35.52         47.35         75.0
July 15, 2011..................................................................        33.04         44.05         75.0
July 15, 2012..................................................................        29.73         39.65         75.0
July 15, 2013..................................................................        26.17         35.24         74.3
July 15, 2014..................................................................        21.81         30.84         70.7
July 15, 2015..................................................................        17.15         26.43         64.9
July 15, 2016..................................................................        12.11         22.03         55.0
July 15, 2017..................................................................         9.69         17.62         55.0
July 15, 2018..................................................................         5.79         13.22         43.8
July 15, 2019..................................................................         3.52          8.81         40.0
July 15, 2020..................................................................         0.00          4.41           NA

                                     A-IV-2

                                                                                                 N620FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
January 15, 2000...............................................................    $   73.35     $  108.83         67.4%
January 15, 2001...............................................................        71.39        105.47         67.7
January 15, 2002...............................................................        69.07        102.10         67.6
January 15, 2003...............................................................        66.58         98.74         67.4
January 15, 2004...............................................................        63.74         95.37         66.8
January 15, 2005...............................................................        60.89         92.00         66.2
January 15, 2006...............................................................        57.99         88.64         65.4
January 15, 2007...............................................................        54.56         85.27         64.0
January 15, 2008...............................................................        51.06         81.91         62.3
January 15, 2009...............................................................        47.55         78.54         60.5
January 15, 2010...............................................................        44.76         75.17         59.5
January 15, 2011...............................................................        41.85         71.81         58.3
January 15, 2012...............................................................        38.79         68.44         56.7
January 15, 2013...............................................................        35.96         65.08         55.3
January 15, 2014...............................................................        33.42         61.71         54.2
January 15, 2015...............................................................        30.59         58.34         52.4
January 15, 2016...............................................................        27.91         54.98         50.8
January 15, 2017...............................................................        23.94         51.61         46.4
January 15, 2018...............................................................        19.60         48.25         40.6
January 15, 2019...............................................................        14.96         44.88         33.3
January 15, 2020...............................................................        10.00         40.39         24.8
January 15, 2021...............................................................         4.69         35.90         13.1
January 15, 2022...............................................................         0.00         31.42           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                     A-IV-3

                                                                                                 N621FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 2000..................................................................    $   73.62     $  109.22         67.4%
July 15, 2001..................................................................        71.80        105.84         67.8
July 15, 2002..................................................................        69.49        102.47         67.8
July 15, 2003..................................................................        67.02         99.09         67.6
July 15, 2004..................................................................        64.20         95.71         67.1
July 15, 2005..................................................................        61.36         92.33         66.5
July 15, 2006..................................................................        58.48         88.95         65.7
July 15, 2007..................................................................        55.08         85.58         64.4
July 15, 2008..................................................................        51.59         82.20         62.8
July 15, 2009..................................................................        48.03         78.82         60.9
July 15, 2010..................................................................        45.26         75.44         60.0
July 15, 2011..................................................................        42.36         72.06         58.8
July 15, 2012..................................................................        39.32         68.69         57.2
July 15, 2013..................................................................        36.38         65.31         55.7
July 15, 2014..................................................................        33.88         61.93         54.7
July 15, 2015..................................................................        31.07         58.55         53.1
July 15, 2016..................................................................        28.32         55.17         51.3
July 15, 2017..................................................................        24.28         51.80         46.9
July 15, 2018..................................................................        19.95         48.42         41.2
July 15, 2019..................................................................        15.33         45.04         34.0
July 15, 2020..................................................................        10.38         40.54         25.6
July 15, 2021..................................................................         5.08         36.03         14.1
July 15, 2022..................................................................         0.00         31.53           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                     A-IV-4

                                                                                                 N623FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 2000..................................................................    $   73.62     $  109.22         67.4%
July 15, 2001..................................................................        71.80        105.84         67.8
July 15, 2002..................................................................        69.49        102.47         67.8
July 15, 2003..................................................................        67.02         99.09         67.6
July 15, 2004..................................................................        64.20         95.71         67.1
July 15, 2005..................................................................        61.36         92.33         66.5
July 15, 2006..................................................................        58.48         88.95         65.7
July 15, 2007..................................................................        55.08         85.58         64.4
July 15, 2008..................................................................        51.59         82.20         62.8
July 15, 2009..................................................................        48.03         78.82         60.9
July 15, 2010..................................................................        45.26         75.44         60.0
July 15, 2011..................................................................        42.36         72.06         58.8
July 15, 2012..................................................................        39.32         68.69         57.2
July 15, 2013..................................................................        36.38         65.31         55.7
July 15, 2014..................................................................        33.88         61.93         54.7
July 15, 2015..................................................................        31.07         58.55         53.1
July 15, 2016..................................................................        28.32         55.17         51.3
July 15, 2017..................................................................        24.28         51.80         46.9
July 15, 2018..................................................................        19.95         48.42         41.2
July 15, 2019..................................................................        15.33         45.04         34.0
July 15, 2020..................................................................        10.38         40.54         25.6
July 15, 2021..................................................................         5.08         36.03         14.1
July 15, 2022..................................................................         0.00         31.53           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                     A-IV-5

                                                                                                 N675FE
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 1999..................................................................    $   61.17     $   81.55         75.0%
July 15, 2000..................................................................        59.27         79.03         75.0
July 15, 2001..................................................................        57.38         76.51         75.0
July 15, 2002..................................................................        55.49         73.99         75.0
July 15, 2003..................................................................        53.60         71.46         75.0
July 15, 2004..................................................................        51.71         68.94         75.0
July 15, 2005..................................................................        49.82         66.42         75.0
July 15, 2006..................................................................        47.92         63.90         75.0
July 15, 2007..................................................................        46.03         61.38         75.0
July 15, 2008..................................................................        43.27         58.85         73.5
July 15, 2009..................................................................        41.52         56.33         73.7
July 15, 2010..................................................................        38.72         53.81         72.0
July 15, 2011..................................................................        35.92         51.29         70.0
July 15, 2012..................................................................        32.17         48.76         66.0
July 15, 2013..................................................................        27.98         46.24         60.5
July 15, 2014..................................................................        22.84         43.72         52.2
July 15, 2015..................................................................        17.33         41.20         42.1
July 15, 2016..................................................................        11.43         38.67         29.6
July 15, 2017..................................................................         5.12         36.15         14.2
July 15, 2018..................................................................         0.00         33.63           NA

                                     A-IV-6

                                                                                                 N676FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 1999..................................................................    $   56.89     $   81.72         69.6%
July 15, 2000..................................................................        55.92         79.20         70.6
July 15, 2001..................................................................        54.90         76.67         71.6
July 15, 2002..................................................................        53.80         74.14         72.6
July 15, 2003..................................................................        51.53         71.61         72.0
July 15, 2004..................................................................        48.95         69.09         70.9
July 15, 2005..................................................................        46.72         66.56         70.2
July 15, 2006..................................................................        45.04         64.03         70.3
July 15, 2007..................................................................        43.37         61.50         70.5
July 15, 2008..................................................................        41.70         58.98         70.7
July 15, 2009..................................................................        40.25         56.45         71.3
July 15, 2010..................................................................        38.92         53.92         72.2
July 15, 2011..................................................................        37.53         51.39         73.0
July 15, 2012..................................................................        36.09         48.87         73.9
July 15, 2013..................................................................        33.36         46.34         72.0
July 15, 2014..................................................................        29.63         43.81         67.6
July 15, 2015..................................................................        25.64         41.28         62.1
July 15, 2016..................................................................        21.32         38.76         55.0
July 15, 2017..................................................................        16.73         36.23         46.2
July 15, 2018..................................................................        11.83         33.70         35.1
July 15, 2019..................................................................         6.59         30.33         21.7
July 15, 2020..................................................................         0.99         26.96          3.7
July 15, 2021..................................................................         0.00         23.59           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                     A-IV-7

                                                                                                 N677FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 1999..................................................................    $   57.37     $   81.89         70.1%
July 15, 2000..................................................................        56.35         79.36         71.0
July 15, 2001..................................................................        55.27         76.83         71.9
July 15, 2002..................................................................        54.06         74.29         72.8
July 15, 2003..................................................................        51.70         71.76         72.0
July 15, 2004..................................................................        49.04         69.23         70.8
July 15, 2005..................................................................        46.38         66.70         69.5
July 15, 2006..................................................................        44.59         64.16         69.5
July 15, 2007..................................................................        42.68         61.63         69.3
July 15, 2008..................................................................        41.11         59.10         69.6
July 15, 2009..................................................................        39.71         56.56         70.2
July 15, 2010..................................................................        37.94         54.03         70.2
July 15, 2011..................................................................        36.48         51.50         70.8
July 15, 2012..................................................................        34.97         48.97         71.4
July 15, 2013..................................................................        33.39         46.43         71.9
July 15, 2014..................................................................        29.86         43.90         68.0
July 15, 2015..................................................................        25.78         41.37         62.3
July 15, 2016..................................................................        21.36         38.84         55.0
July 15, 2017..................................................................        19.34         36.30         53.3
July 15, 2018..................................................................        14.48         33.77         42.9
July 15, 2019..................................................................         9.50         30.39         31.3
July 15, 2020..................................................................         3.99         27.02         14.8
July 15, 2021..................................................................         0.00         23.64           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                     A-IV-8

                                                                                                 N678FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 1999..................................................................    $   57.67     $   81.97         70.4%
July 15, 2000..................................................................        56.47         79.43         71.1
July 15, 2001..................................................................        55.24         76.90         71.8
July 15, 2002..................................................................        53.84         74.36         72.4
July 15, 2003..................................................................        52.45         71.83         73.0
July 15, 2004..................................................................        49.99         69.29         72.2
July 15, 2005..................................................................        48.05         66.76         72.0
July 15, 2006..................................................................        46.31         64.22         72.1
July 15, 2007..................................................................        44.40         61.69         72.0
July 15, 2008..................................................................        41.54         59.15         70.2
July 15, 2009..................................................................        40.15         56.62         70.9
July 15, 2010..................................................................        38.66         54.08         71.5
July 15, 2011..................................................................        35.67         51.55         69.2
July 15, 2012..................................................................        33.11         49.01         67.6
July 15, 2013..................................................................        30.10         46.48         64.8
July 15, 2014..................................................................        25.79         43.94         58.7
July 15, 2015..................................................................        21.17         41.41         51.1
July 15, 2016..................................................................        16.21         38.87         41.7
July 15, 2017..................................................................        10.92         36.34         30.0
July 15, 2018..................................................................         5.25         33.80         15.5
July 15, 2019..................................................................         0.00         30.42           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                     A-IV-9

                                                                                                 N679FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
January 15, 2000...............................................................    $   57.42     $   81.97         70.1%
January 15, 2001...............................................................        53.82         79.43         67.8
January 15, 2002...............................................................        52.46         76.90         68.2
January 15, 2003...............................................................        51.00         74.36         68.6
January 15, 2004...............................................................        49.45         71.83         68.8
January 15, 2005...............................................................        47.65         69.29         68.8
January 15, 2006...............................................................        45.86         66.76         68.7
January 15, 2007...............................................................        44.07         64.22         68.6
January 15, 2008...............................................................        42.68         61.69         69.2
January 15, 2009...............................................................        41.00         59.15         69.3
January 15, 2010...............................................................        39.61         56.62         70.0
January 15, 2011...............................................................        37.20         54.08         68.8
January 15, 2012...............................................................        34.85         51.55         67.6
January 15, 2013...............................................................        32.51         49.01         66.3
January 15, 2014...............................................................        28.51         46.48         61.4
January 15, 2015...............................................................        24.24         43.94         55.2
January 15, 2016...............................................................        19.66         41.41         47.5
January 15, 2017...............................................................        15.04         38.87         38.7
January 15, 2018...............................................................        10.35         36.34         28.5
January 15, 2019...............................................................         4.79         33.80         14.2
January 15, 2020...............................................................         0.00         30.42           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-IV-10

                                                                                                 N680FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
January 15, 2000...............................................................    $   56.23     $   81.97         68.6%
January 15, 2001...............................................................        55.03         79.43         69.3
January 15, 2002...............................................................        53.75         76.90         69.9
January 15, 2003...............................................................        52.38         74.36         70.4
January 15, 2004...............................................................        50.91         71.83         70.9
January 15, 2005...............................................................        49.21         69.29         71.0
January 15, 2006...............................................................        47.52         66.76         71.2
January 15, 2007...............................................................        45.88         64.22         71.4
January 15, 2008...............................................................        44.40         61.69         72.0
January 15, 2009...............................................................        43.08         59.15         72.8
January 15, 2010...............................................................        41.70         56.62         73.7
January 15, 2011...............................................................        39.17         54.08         72.4
January 15, 2012...............................................................        36.16         51.55         70.2
January 15, 2013...............................................................        32.41         49.01         66.1
January 15, 2014...............................................................        28.39         46.48         61.1
January 15, 2015...............................................................        24.07         43.94         54.8
January 15, 2016...............................................................        19.46         41.41         47.0
January 15, 2017...............................................................        14.57         38.87         37.5
January 15, 2018...............................................................         9.29         36.34         25.6
January 15, 2019...............................................................         3.63         33.80         10.7
January 15, 2020...............................................................         0.00         30.42           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-IV-11

                                                                                                 N681FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 2000..................................................................    $   58.67     $   84.23         69.6%
July 15, 2001..................................................................        57.50         81.63         70.4
July 15, 2002..................................................................        56.26         79.02         71.2
July 15, 2003..................................................................        54.93         76.42         71.9
July 15, 2004..................................................................        52.33         73.81         70.9
July 15, 2005..................................................................        49.40         71.21         69.4
July 15, 2006..................................................................        47.28         68.60         68.9
July 15, 2007..................................................................        45.31         66.00         68.7
July 15, 2008..................................................................        43.33         63.39         68.4
July 15, 2009..................................................................        41.45         60.79         68.2
July 15, 2010..................................................................        39.91         58.18         68.6
July 15, 2011..................................................................        38.30         55.58         68.9
July 15, 2012..................................................................        36.62         52.97         69.1
July 15, 2013..................................................................        34.75         50.37         69.0
July 15, 2014..................................................................        30.89         47.76         64.7
July 15, 2015..................................................................        26.59         45.16         58.9
July 15, 2016..................................................................        21.91         42.55         51.5
July 15, 2017..................................................................        16.98         39.94         42.5
July 15, 2018..................................................................        11.73         37.34         31.4
July 15, 2019..................................................................         6.05         34.73         17.4
July 15, 2020..................................................................         0.02         31.26          0.1
July 15, 2021..................................................................         0.00         27.79           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-IV-12

                                                                                                 N682FE*
                                                                                 ---------------------------------------
                                                                                   EQUIPMENT
                                                                                     TRUST        ASSUMED
                                                                                  CERTIFICATE    AIRCRAFT       LOAN
                                                                                  OUTSTANDING      VALUE         TO
                                                                                    BALANCE         (IN         VALUE
DATE                                                                             (IN MILLIONS)   MILLIONS)      RATIO
-------------------------------------------------------------------------------  -------------  -----------     -----
July 15, 2000..................................................................    $   58.55     $   84.31         69.5%
July 15, 2001..................................................................        57.39         81.70         70.2
July 15, 2002..................................................................        56.15         79.09         71.0
July 15, 2003..................................................................        54.82         76.49         71.7
July 15, 2004..................................................................        52.22         73.88         70.7
July 15, 2005..................................................................        49.30         71.27         69.2
July 15, 2006..................................................................        47.23         68.66         68.8
July 15, 2007..................................................................        45.27         66.06         68.5
July 15, 2008..................................................................        43.29         63.45         68.2
July 15, 2009..................................................................        41.42         60.84         68.1
July 15, 2010..................................................................        39.88         58.23         68.5
July 15, 2011..................................................................        38.28         55.63         68.8
July 15, 2012..................................................................        36.60         53.02         69.0
July 15, 2013..................................................................        34.72         50.41         68.9
July 15, 2014..................................................................        30.80         47.80         64.4
July 15, 2015..................................................................        26.50         45.20         58.6
July 15, 2016..................................................................        21.83         42.59         51.3
July 15, 2017..................................................................        16.90         39.98         42.3
July 15, 2018..................................................................        11.65         37.37         31.2
July 15, 2019..................................................................         5.99         34.77         17.2
July 15, 2020..................................................................         0.00         31.29           NA

------------------------

* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-IV-13

PROSPECTUS

                                     [LOGO]

                              PASS THROUGH TRUSTS
                           PASS THROUGH CERTIFICATES

                             ---------------------

    Up to $1,000,000,000 aggregate amount of Pass Through Certificates may be offered for sale from time to time pursuant to this Prospectus and one or more Prospectus Supplements. The Pass Through Certificates may be offered in one or more Series in amounts, at prices and on terms to be determined at the time of sale. For each Series of Pass Through Certificates offered pursuant to this Prospectus and a Prospectus Supplement, a separate Pass Through Trust will be formed by Federal Express Corporation (the "Corporation") pursuant to the Pass Through Agreement and a Series Supplement. Each Pass Through Certificate in a Series will evidence a fractional undivided interest in the related Pass Through Trust and, except as may be contained in any intercreditor agreement, will have no rights, benefits or interest in respect of any other Pass Through Trust or the Trust Property held in any other such Pass Through Trust.

    The Trust Property of each Pass Through Trust will consist of (a) Owned Aircraft Certificates or (b) Leased Aircraft Certificates, or both. The Owned Aircraft Certificates will be issued to finance or refinance all or a portion of the purchase price of each of the Owned Aircraft. The Leased Aircraft Certificates will be issued to finance or refinance a portion of the payment by each such Owner Trustee of the purchase price for the Leased Aircraft. The Prospectus Supplement relating to each offering will describe certain terms of the Pass Through Certificates offered thereby, the respective Pass Through Trusts, the Equipment Certificates to be purchased by such Pass Through Trusts, the leveraged lease transactions, if any, relating thereto and the Aircraft relating to such Equipment Certificates.

    For each Aircraft, the related Owner Trustee or the Corporation, as the case may be, may issue one or more Equipment Certificates, each of which may have a different interest rate, final maturity date and ranking in respect of priority of payment. For each Series of Pass Through Certificates, the Pass Through Trustee will purchase one or more Equipment Certificates issued with respect to each of one or more Aircraft such that all of the Equipment Certificates held in the related Pass Through Trust will have identical ranking and identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and such that the latest maturity date for such Equipment Certificates will occur on or before the final distribution date for such Pass Through Certificates.

                                                   (CONTINUED ON FOLLOWING PAGE)

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is June 11, 1998.

(CONTINUED FROM PREVIOUS PAGE)

    The Owned Aircraft Certificates issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft and will be direct obligations of the Corporation. The Leased Aircraft Certificates issued with respect to each Leased Aircraft, except during the Pre-Funding Period, if any, will be secured by a security interest in such Leased Aircraft and by the Lease relating thereto, including the right to receive rent payable by the Corporation under such Lease. The trust property of each Owner Trust in the case of Leased Aircraft will consist of the specified Leased Aircraft (or, if the delivery of such Leased Aircraft is delayed, the proceeds of the sale of the related Leased Aircraft Certificates or such other collateral described herein) and the rights of such Owner Trustee under the related documentation. Although none of the Leased Aircraft Certificates held in the respective Pass Through Trusts will be obligations of, or guaranteed by, the Corporation, the amounts payable by the Corporation under the Lease of each Leased Aircraft will be sufficient to pay in full when due all principal of and interest on the Leased Aircraft Certificates relating to such Leased Aircraft, except as described under "Description of the Equipment Certificates -- General" relating to any Pre-Funding Period with respect to such Leased Aircraft.

    If specified in the applicable Prospectus Supplement, during any Pre-Funding Period, the related Leased Aircraft Certificates will be secured either by a collateral account funded by the net proceeds of the sale of such Leased Aircraft Certificates to the Pass Through Trustee and, if specified in the applicable Prospectus Supplement, by other security (which may include a letter of credit) or by a Depositary Arrangement. Funds in such collateral account, together with any such other security or amounts payable under a Depositary Arrangement will be available to pay any principal due and interest accrued on such Leased Aircraft Certificates during such Pre-Funding Period, as well as to fund any mandatory prepayment of such Leased Aircraft Certificates during such Pre-Funding Period.

    Interest paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the Certificateholders on the dates and at the rate per annum set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust. Principal paid on the Equipment Certificates held in each Pass Through Trust will be passed through to the Certificateholders in scheduled amounts on the dates set forth in the Prospectus Supplement relating to such Pass Through Certificates until the final distribution date for such Pass Through Trust.

    The applicable Prospectus Supplement may provide that one or more payments of interest on the related Equipment Certificates of one or more Series or distributions made by the Pass Through Trustee of the related Pass Through Trust will be supported by a Liquidity Facility issued by an institution identified as the Liquidity Provider in the applicable Prospectus Supplement. As specified in such Prospectus Supplement, the Liquidity Provider will enter into a separate Liquidity Facility, which may be a revolving credit agreement, letter of credit or other arrangement, with respect to each relevant Pass Through Trust. Under each Liquidity Facility, the Liquidity Provider will make advances up to a specified maximum amount solely for the payment of interest when due in an aggregate amount sufficient to pay interest on the relevant Pass Through Certificates on one or more scheduled interest payment dates, if there are otherwise insufficient funds to make such interest payments. The Liquidity Facility for such Pass Through Certificates will not provide for such advances to pay principal of or premium on such Pass Through Certificates, any interest on such Pass Through Certificates in excess of the stated interest rate thereon, or principal of or interest on the Pass Through Certificates relating to any other Pass Through Trust. Upon each such advance under a Liquidity Facility, a subordination agent will be obligated to reimburse (to the extent funds are available) the Liquidity Provider for the amount of such advance. The obligation to reimburse the Liquidity Provider under each Liquidity Facility will rank PARI PASSU with such agent's reimbursement obligations relating to other Liquidity Facilities, and will rank senior to the related Pass Through Certificates in right of payment.

    The Pass Through Certificates will be issued in registered form only and, unless the applicable Prospectus Supplement otherwise specifies that Pass Through Certificates will be issued in certificated form, will be issued in accordance with a book-entry system.

    The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions will be made only from the property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in, or obligation of, the Corporation.

    The Pass Through Certificates may be sold to or through underwriters or directly to other purchasers or through agents. The Prospectus Supplement relating to each offering will set forth the names of any underwriters, dealers or agents involved in the sale of the Pass Through Certificates in connection with which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

    Prior to their issuance, there will have been no market for the Pass Through Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. See "Plan of Distribution."

    It is expected that the Pass Through Certificates will be assigned an "investment grade" rating by one or more nationally recognized statistical rating organizations. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Pass Through Certificates being sold.

    This Prospectus may not be used to consummate sales of any Pass Through Certificates unless accompanied by the Prospectus Supplement applicable to the Pass Through Certificates being sold.

                            ------------------------

                             AVAILABLE INFORMATION

    The Corporation is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a Registration Statement filed by the Corporation under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.

                   REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

    The Pass Through Trustee under each Pass Through Trust will provide the Certificateholders of each Pass Through Trust with certain periodic statements concerning the distributions made from such Pass Through Trust. See "Description of the Pass Through Certificates -- Statements to Certificateholders."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof:

        1. The Corporation's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 filed August 8, 1997.

        2. The Corporation's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, respectively, filed October 14, 1997, January 13, 1998 and April 10, 1998, respectively.

        3. The Corporation's Current Reports on Form 8-K dated May 22, June 11, June 30, July 7, August 8, September 30 and October 6, 1997, and February 26, 1998, respectively, filed June 2, June 19, July 7, July 9, August 14, October 8 and October 8, 1997, and March 6, 1998, respectively.

    All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Elizabeth R. Allen, Investor Relations, FDX Corporation, by mail at Box 727, Memphis, Tennessee 38194-1854 or by telephone at (901) 395-3478.

                          FEDERAL EXPRESS CORPORATION

    The Corporation is a wholly-owned subsidiary of FDX Corporation. The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                  (Unaudited)

                                                                                                                           NINE
                                                                                                                          MONTHS
                                                                                                                           ENDED
                                                                                                                         FEBRUARY
                                                                                   YEAR ENDED MAY 31,                       28,
                                                                  -----------------------------------------------------  ---------
                                                                    1993       1994       1995       1996       1997       1997
                                                                  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of Earnings to Fixed Charges(a)...........................       1.4x       1.7x       2.0x       1.9x       2.0x       1.9x


                                                                    1998
                                                                  ---------
Ratio of Earnings to Fixed Charges(a)...........................       2.0x

------------------------

(a) Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges (other than capitalized interest). Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

                                  RISK FACTORS

    IN ADDITION TO THE INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW IN CONNECTION WITH AN INVESTMENT IN PASS THROUGH CERTIFICATES. THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE MORE DETAILED INFORMATION SET FORTH IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

RISKS RELATING TO THE CORPORATION'S BUSINESS

    The Corporation offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. The Corporation's results of operations and financial condition are subject to certain risks and uncertainties, including economic conditions in the markets in which it operates which can affect demand for the Corporation's services, competition from other providers of express services, ability to compete with new or improved services offered by competitors, changes in customer demand patterns, increases in aviation and motor fuel prices, ability to match aircraft, vehicle and sort capacity with customer volume levels, ability to obtain aviation rights in important international markets, contributions to financial results from the sale of engine noise reduction kits, changes in government regulation, weather technological change and availability of financing on terms acceptable to the Corporation.

APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

    The Prospectus Supplement will contain the appraised value of each Aircraft based upon the lesser of the average and the median value of such Aircraft as appraised by independent appraisers who will be named in the applicable Prospectus Supplement (the "APPRAISALS") and whose reports or summaries thereof may be contained therein. The Appraisals will be based on various assumptions and methodologies, which vary among the Appraisals.

    Appraisals based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the related Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or as a block and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Certificates and the Aircraft pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the Equipment Certificates issued thereunder or the Pass Through Certificates.

    The Equipment Certificates are not cross-collateralized and, consequently, liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Certificates related to such Aircraft will not be available to cover losses, if any, on any other Equipment Certificates.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION

    The Pass Through Trustee may enter into an intercreditor agreement which provides that payments made on account of a subordinate Class of Equipment Certificates issued under one Indenture may, under certain circumstances described in the applicable Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Pass Through Trust which holds senior Equipment Certificates issued under all Indentures. If this occurs, the interest accruing on the remaining Equipment Certificates will be less than the interest accruing on the remaining Pass Through Certificates because the Pass Through Certificates will have a greater proportion of higher interest rate junior Classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Pass Through Certificates may not receive the full amount due them even if all the Equipment Certificates are eventually paid in full. The applicable Prospectus Supplement related to an issuance of Pass Through Certificates will describe any such intercreditor agreement and cross-subordination provisions and any related terms.

RATINGS OF THE PASS THROUGH CERTIFICATES

    It is expected that the Pass Through Certificates will be assigned an "investment grade" rating by one or more Rating Agencies. Such rating or ratings will be set forth in the Prospectus Supplement applicable to the Pass Through Certificates being sold. A rating is not a recommendation to purchase, hold or sell Pass Through Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of the Corporation or the provider of a Liquidity Facility, if any) so warrant. The rating of the Pass Through Certificates will be based primarily on the default risk of the Equipment Certificates, the availability of the Liquidity Facility for the holders of the Pass Through Certificates, the collateral value provided by the Aircraft and any intercreditor and cross-subordination arrangements. The ratings are expected to address the likelihood of timely payment of interest (at the non-default rate) when due on the Pass Through Certificates and the ultimate payment of principal of the Pass Through Certificates on the final expected distribution date. Such ratings are not expected to address the possibility of an Event of Default or an Indenture Event of Default or other circumstances (such as an Event of Loss) which may result in the payment of the outstanding principal amount of the Pass Through Certificates prior to such final expected distribution date.

    Unless specified in the applicable Prospectus Supplement, the reduction, suspension or withdrawal of the ratings of the Pass Through Certificates will not, in and of itself, constitute an Event of Default.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

    If specified in the applicable Prospectus Supplement, at the time of issue of Pass Through Certificates, the Corporation may still be seeking Owner Participants with respect to the trusts relating to certain of the Aircraft. The Corporation will hold the beneficial interest under the Trust Agreement relating to each such Aircraft until the date upon which a prospective Owner Participant commits to participate in the purchase price of such Aircraft (which date may be up to 90 days after the scheduled delivery date of the Aircraft). The Corporation will transfer to such Owner Participant on such date the Corporation's beneficial interest under the Trust Agreement. Such prospective Owner Participants may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture so that the terms of such agreements applicable to these Aircraft may differ from the description of such agreements contained in the applicable Prospectus Supplement.

    Notwithstanding the foregoing, the terms of such agreements will be required to (i) contain certain mandatory document terms and (ii) not vary certain mandatory economic terms. In addition, the Corporation will be obligated (i) to certify to the Pass Through Trustee that any such modifications will not materially and adversely affect the Certificateholders and (ii) if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any Class of Pass Through Certificates.

HIGHLY LEVERAGED TRANSACTION

    The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to such Equipment Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

ABSENCE OF A PUBLIC MARKET FOR THE PASS THROUGH CERTIFICATES

    Prior to their issuance, there will have been no public market for the Pass Through Certificates of any Series and there can be no assurance that one will develop. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. There can be no assurance as to the liquidity of the public market for the Pass Through Certificates or that any active public market for the Pass Through Certificates will develop or continue. If an active public market does not develop or continue, the market price and liquidity of the Pass Through Certificates may be adversely affected.

                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

    For each Series of Pass Through Certificates offered pursuant to this Prospectus and a related Prospectus Supplement, a Pass Through Trust will be formed pursuant to a Series Supplement in accordance with the Pass Through Agreement for the benefit of the Certificateholders of such Series of Pass Through Certificates evidencing fractional undivided interests in such Pass Through Trust. The Trust Property will consist of (a) the Owned Aircraft Certificates or (b) the Leased Aircraft Certificates, or both, as specified in the applicable Prospectus Supplement.

    As more fully described below under "Use of Proceeds," in connection with each purchase or leveraged lease transaction, one or more Equipment Certificates may be issued, each of which may have different interest rates and final maturity dates and rankings in respect of priority of payment. Concurrently with the execution and delivery of each Series Supplement, the Pass Through Trustee, on behalf of the related Pass Through Trust, will enter into one or more Participation Agreements pursuant to which it will, among other things, purchase one or more Owned Aircraft Certificates or Leased Aircraft Certificates, such that the Equipment Certificates that constitute the property of such Pass Through Trust will have identical interest rates, in each case equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust, and identical priority of payment relative to each of the other Equipment Certificates held by such Pass Through Trust. The latest maturity date for such Equipment Certificates will occur on or before the final distribution date applicable to such Pass Through Certificates.

    For each Pass Through Trust, the aggregate amount of the related Series of Pass Through Certificates will equal the aggregate principal amount of the Equipment Certificates constituting the Trust Property of such Pass Through Trust. The Pass Through Trustee will distribute the amount of payments of principal, premium, if any, and interest, received by it as holder of the Equipment Certificates to the Certificateholders of the Pass Through Trust in which such Equipment Certificates are held. See "Description of the Pass Through Certificates" and "Description of the Equipment Certificates."

                                USE OF PROCEEDS

    Each Series of Pass Through Certificates offered pursuant to this Prospectus and a related Prospectus Supplement will be issued to facilitate (a) the financing of the aggregate principal amount of debt to be issued, or the refinancing of the aggregate principal amount of the debt previously issued, by the Corporation with respect to each of the Owned Aircraft, as specified in the applicable Prospectus Supplement, or (b) the financing or refinancing of the debt portion and, in those cases where the Owner Participant wishes for tax purposes to prevent specific allocation of interest expense to the related Aircraft, repaying some of the equity portion of one or more separate leveraged lease transactions entered into or to be entered into by the Corporation, as lessee, with respect to each of the Leased Aircraft, as specified in the applicable Prospectus Supplement. Each Prospectus Supplement will specify the type and model of each Aircraft relating to the Pass Through Certificates offered thereby, the engines with which such Aircraft is equipped and whether such Aircraft was or will be delivered new by the manufacturer to the Corporation or the Owner Trustee, as the case may be, or whether such Aircraft is already in use in the Corporation's fleet.

    The proceeds from the sale of such Pass Through Certificates will be used by the Pass Through Trustee on behalf of the related Pass Through Trust (a) to purchase Owned Aircraft Certificates or (b) to purchase Leased Aircraft Certificates. The Owned Aircraft Certificates will be issued with recourse to the Corporation to finance or refinance all or a portion of the purchase price (as specified in the applicable Prospectus Supplement) for one or more Owned Aircraft which have been or will be purchased and owned by the Corporation. The Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee of separate Owner Trusts for the benefit of the related Owner Participant, in connection with one or more leveraged lease transactions, in each case to finance or refinance a portion, which is not expected to exceed 80% and which will be set forth in the applicable Prospectus Supplement, of the purchase price paid or to be paid by the Owner Trustee for a Leased Aircraft which has been or will be leased by the related Owner Trustee to the Corporation.

    To the extent that any proceeds from the sale of the Pass Through Certificates for any Pass Through Trust have not been applied by the Pass Through Trustee by the date specified in the applicable Prospectus Supplement to the purchase of the Equipment Certificates that were contemplated to be held in such Pass Through Trust, such proceeds will be distributed on the date specified in such Prospectus Supplement to the related Certificateholders together with interest accrued thereon, but without premium. See "Description of the Pass Through Certificates -- Special Payment Upon Unavailability of Trust Property."

    Unless otherwise specified in the applicable Prospectus Supplement, if, for any Leased Aircraft, under the circumstances discussed below in "Description of Equipment Certificates -- Delayed Lease Commencement" the proceeds from the sale of the related Leased Aircraft Certificates to the applicable Pass Through Trusts are not applied by the Owner Trustee to pay the purchase price for such Leased Aircraft on the date of the purchase of such Leased Aircraft Certificates by such Pass Through Trusts, such proceeds, after deducting certain expenses of the Pass Through Certificate offering, will be deposited by the Owner

Trustee into a Collateral Account or into a Deposit Account pursuant to a Depositary Arrangement. Such Collateral Account, together with the other security, if any, pledged under the related Indenture (see "Description of the Equipment Certificates -- Security" below), or such Depositary Arrangement, will secure such Leased Aircraft Certificates during the related Pre-Funding Period and will be available to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the Pre-Funding Period. If the Lease related to such Leased Aircraft does not commence by the Cut-off Date specified in the applicable Prospectus Supplement or an event of loss occurs with respect to such Leased Aircraft during the Pre-Funding Period, funds in such Collateral Account, together with such other security or amounts payable under a Depositary Arrangement will be available to prepay such Leased Aircraft Certificates as described in such Prospectus Supplement or will be applied to finance the aggregate principal amount of the debt to be issued by the Corporation in connection with the acquisition of such Aircraft by the Corporation so that such Aircraft becomes an Owned Aircraft. See "Description of the Equipment Certificates -- Delayed Lease Commencement" and "--Mandatory Prepayment During the Pre-Funding Period."

    For each Leased Aircraft, the related Leased Aircraft Certificates have been or will be issued by the Owner Trustee and authenticated by the Indenture Trustee under a Leased Aircraft Indenture. Each Owner Participant will have provided or will provide, from sources other than the related Leased Aircraft Certificates, a portion, which is not expected to be less than 20% and which will be set forth in the applicable Prospectus Supplement, of the purchase price for the related Leased Aircraft. No Owner Participant, however, will be personally liable for any amount payable under the related Leased Aircraft Indenture or the Leased Aircraft Certificates issued thereunder. For each Owned Aircraft, the related Owned Aircraft Certificates have been or will be issued under an Owned Aircraft Indenture. The Owned Aircraft Certificates will be direct obligations of the Corporation.

                              DIAGRAM OF PAYMENTS

    The following diagram illustrates certain aspects of the payment flows in the Pass Through Trust structure (1) for a possible transaction for Leased Aircraft among the Corporation, the Owner Trustee, the related Owner Participant, the Indenture Trustee, the Pass Through Trustee and the Certificateholders, assuming each Leased Aircraft is leased by the Corporation upon issuance of the Pass Through Certificates, and (2) for a possible transaction for Owned Aircraft among the Corporation, the Indenture Trustee, the Pass Through Trustee and the Certificateholders. For each Aircraft included in a particular Pass Through Certificate offering, one or more Equipment Certificates will be issued, each of which may have a different interest rates and final maturity dates and rankings in respect of priority of payment and will be held in a separate Pass Through Trust. Each Pass Through Trust may hold Equipment Certificates relating to more than one Aircraft. The number of Aircraft included in each offering and the interest rates, final maturity dates and rankings in respect of priority of payment, of the Equipment Certificates held by each Pass Through Trust will be described in the applicable Prospectus Supplement.

    In a Leased Aircraft transaction, the Corporation will lease each Leased Aircraft from the Owner Trustee under a separate Lease. The Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. As a result of the assignment under the related Leased Aircraft Indenture of certain rights of the Owner Trustee under such Lease, the Corporation will make these payments directly to the Indenture Trustee. From these rental payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due from the Owner Trustee on the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture and held in such Pass Through Trust. After such payments have been made, the Indenture Trustee will pay the remaining balance to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Leased Aircraft Certificates held in such Pass Through Trust. See "Description of the Pass

Through Certificates -- Payments and Distributions" and "Description of the Equipment Certificates -- Delayed Lease Commencement" for a discussion of payments during any Pre-Funding Period.

    In an Owned Aircraft transaction, the Corporation will make scheduled payments on the Owned Aircraft Certificates relating to each Owned Aircraft to the Indenture Trustee. From these payments the Indenture Trustee will pay to the Pass Through Trustee for each Pass Through Trust the interest or interest and principal due on the Owned Aircraft Certificates issued under the related Owned Aircraft Indenture and held in such Pass Through Trust. The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Owned Aircraft Certificates held in such Pass Through Trust.

                           [DIAGRAM APPEARS HERE]

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

    In connection with each offering of Pass Through Certificates, one or more separate Pass Through Trusts will be formed, and one or more corresponding Series of Pass Through Certificates will be issued, pursuant to the Pass Through Agreement and one or more separate Series Supplements to be entered into between the Corporation and the Pass Through Trustee. The following summary relates to the Pass Through Agreement and each of the Series Supplements, the Pass Through Trusts to be formed thereby and the Pass Through Certificates to be issued by each Pass Through Trust, and is qualified in its entirety by the more detailed information appearing in the applicable Prospectus Supplement.

    The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Pass Through Agreement the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Series Supplement relating to each Series of Pass Through Certificates and the forms of the related Indentures, Participation Agreements, Leases if the Pass Through Certificates relate to Leased Aircraft, Intercreditor Agreement, if any, Liquidity Facility, if any, Trust Agreements and Collateral Agreements, if any, and Depositary Arrangement, if any, will be filed as exhibits to a post-effective amendment to this Registration Statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, to be filed with the Commission in connection with the issuance of each such Series of Pass Through Certificates. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement.

    In addition to the glossary contained in this Prospectus, each Prospectus Supplement will include a glossary of certain defined terms used in connection with the Pass Through Certificates offered thereby and the related Equipment Certificates.

GENERAL

    The Pass Through Certificates will be issued in fully registered form only and, unless certificated Pass Through Certificates are issued, will be registered in the name of Cede as the nominee of DTC. If the Pass Through Certificates are so registered, no Certificateholder will be entitled to receive a certificated Pass Through Certificate representing such person's interest in the related Pass Through Trust unless such certificates are issued as described below. Unless certificated Pass Through Certificates are issued, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to Certificateholders in accordance with DTC procedures. See "Description of the Pass Through Certificates -- Book-Entry Procedures." (Pass Through Agreement, Section 2.12)

    Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust formed by the Pass Through Agreement and the related Series Supplement pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include the Equipment Certificates held in such Pass Through Trust, all monies at any time paid thereon, all monies due and to become due thereunder and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust, and, if specified in the applicable Prospectus Supplement, rights under any intercreditor agreement relating to cross-subordination arrangements and monies receivable under any liquidity facility. Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Certificates and other property held in the related Pass Through Trust and will be issued, unless otherwise specified in the applicable Prospectus Supplement, in minimum denominations of $1,000 or any integral multiple of $1,000. (Pass Through Agreement, Article II)

    The applicable Prospectus Supplement will describe the specific Series of Pass Through Certificates offered thereby, including:

        (1) the specific designation and title of such Pass Through
    Certificates;

        (2) the Pass Through Trustee for such series of Pass Through
    Certificates;

        (3) the Regular Distribution Dates and Special Distribution Dates applicable to such Pass Through Certificates and the applicable Cut-off Date, if any;

        (4) the specific form of such Pass Through Certificates;

        (5) a description of:

           (a) the Equipment Certificates to be purchased by such Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which such Equipment Certificates may or must be repaid in whole or in part, by the Corporation or, with respect to Leased Aircraft Certificates, the related Owner Trustee;

           (b) the payment priority of such Equipment Certificates in relation to any other Equipment Certificates issued with respect to the related Aircraft;

           (c) any additional security or liquidity enhancements therefor;

           (d) any intercreditor issues between or among the holders of Equipment Certificates having different priorities issued by the same Owner Trustee; and

           (e) other specific terms of the Equipment Certificates during any Pre-Funding Period;

        (6) a description of the related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft;

        (7) a description of the related Participation Agreement and Indenture, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Equipment Certificates;

        (8) if such Pass Through Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Collateral Agreement or Depositary Arrangement, if any, including (a) the names of the related Owner Trustee, (b) a description of the events of default under the related Lease, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of such remedies with respect to such Leased Aircraft Certificates, and (c) the rights, if any, of the related Owner Trustee or Owner Participant to cure failures of the Corporation to pay rent under the related Lease;

        (9) the extent, if any, to which the provisions of the operative documents applicable to such Equipment Certificates may be amended by the parties thereto without the consent of the Holders, or upon the consent of the Holders of a specified percentage of aggregate principal amount of, such Equipment Certificates;

        (10) a description of any cross-default or cross-collateralization provisions in the related Indenture;

        (11) a description of any subordination provisions among the holders of Pass Through Certificates, including any cross-subordination provisions among the holders of Pass Through Certificates in separate Pass Through Trusts;

        (12) any additional security or liquidity facilities for the Pass Through Certificates; and

        (13) any other special terms pertaining to such Pass Through Certificates. (Pass Through Agreement, Article II)

    The Equipment Certificates issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Equipment Certificates issued under more than one Indenture. Unless otherwise provided in the applicable Prospectus Supplement, only Equipment Certificates having the same Class may be held in the same Pass Through Trust.

    Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Equipment Certificates held in such Pass Through Trust, as set forth for such Pass Through Trust on the cover page of the applicable Prospectus Supplement.

    The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the Trust Property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of the Corporation, the Pass Through Trustee, any related Owner Participant, the Owner Trustee in its individual capacity or any affiliate of any of the foregoing. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Pass Through Trust as provided in the Pass Through Agreement and the applicable Series Supplement. (Pass Through Agreement, Section 3.06)

    The Pass Through Agreement does not, and the Indentures will not, contain any debt covenants or provisions that would afford Certificateholders protection in the event of a highly leveraged transaction involving the Corporation. However, the Certificateholders of each Series will have the benefit of a lien on the specific Aircraft securing the related Equipment Certificates held in the related Pass Through Trust. See "Description of the Equipment Certificates--Security" below for a discussion of security for Leased Aircraft Certificates during any Pre-Funding Period.

BOOK-ENTRY PROCEDURES

    Unless Pass Through Certificates in fully registered certificated form are issued, each Series of Pass Through Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. No Certificateholder of a Pass Through Certificate initially issued as a global certificate will be entitled to receive a certificated Pass Through Certificate, except as set forth below.

    DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Pass Through Certificates may do so only through DTC Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Pass Through Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Pass Through Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

    Distributions by DTC Participants to Certificateholders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Certificateholders will not have possession of the Pass Through Certificates, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Pass Through Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of physical certificates for such Pass Through Certificates.

    None of the Corporation, the Pass Through Trustee or any other agent of the Corporation or the Pass Through Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Pass Through Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder" will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Pass Through Trustee as Certificateholders, as such term is used in the Pass Through Agreement, and Certificateholders will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Certificateholder under the Pass Through Agreement and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Pass Through Certificates are credited. Additionally, DTC has advised the Corporation that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders held in each Pass Through Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

    SAME-DAY SETTLEMENT AND PAYMENT. All payments made by the Corporation to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

    The Pass Through Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Pass Through Certificates will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Pass Through Certificates.

    CERTIFICATED FORM. Pass Through Certificates initially issued in the form of global certificates will be issued in fully registered, certificated form to Certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Pass Through Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Pass Through Certificates and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book-entry system through DTC. In such event, the Pass Through Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Pass Through Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Pass Through Certificates and receipt of instructions for reregistration, the Pass Through Trustee will reissue the Pass Through Certificates in certificated form to Certificateholders or their nominees. (Pass Through Agreement, Section 2.12)

    Certificates in certificated form will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable Series Supplements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

PAYMENTS AND DISTRIBUTIONS

    The Corporation will make scheduled payments of principal of, and interest on the unpaid amount of, the Owned Aircraft Certificates to the Indenture Trustee under the related Owned Aircraft Indenture, and the Indenture Trustee will distribute such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts that hold such Owned Aircraft Certificates. Upon commencement of the Lease for any Leased Aircraft, the Corporation will make scheduled rental payments for each Leased Aircraft under the related Lease. After any Pre-Funding Period for a Leased Aircraft, these scheduled rental payments will be assigned under the applicable Leased Aircraft Indenture by the related Owner Trustee to the Indenture Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture.

    Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. In general, during the Pre-Funding Period, if any, for such Leased Aircraft, however, the related Collateral Account, together with any other security pledged under the related Indenture or otherwise provided to the Indenture Trustee or amounts payable under a Depositary Arrangement will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, and to pay the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation on such payment date. See "Description of the Equipment Certificates -- Delayed Lease Commencement."

    Following any Pre-Funding Period, after the Indenture Trustee has made such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts on the Leased Aircraft Certificates held in such Pass Through Trust, the Indenture Trustee will, except under certain circumstances, pay the remaining balance, if any, to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each such Pass Through Trust will distribute to the Certificateholders of such Pass Through Trust payments received on the Equipment Certificates held in such Pass Through Trust as described below. During any Pre-Funding Period for a Leased Aircraft, the Indenture Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

    Payments of principal of, and interest on the unpaid amount of, the Equipment Certificates held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the applicable Prospectus Supplement. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, for each Pass Through Trust, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payment received by the Pass Through Trustee on such Regular Distribution Date. (Pass Through Agreement, Section 5.02)

    If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date but is received within seven Business Days thereafter, it will be distributed on the date received to the Certificateholders. Each such distribution of a Scheduled Payment will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Regular Distribution Date, subject to certain exceptions. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Article I; Sections 5.01 and 5.02) If a Scheduled Payment is received more than seven Business Days after the applicable Regular Distribution Date, it will be treated as a Special Payment and will be distributed as described below.

    Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, after any prepayment of principal, any redemption or any default in respect of some or all of the Equipment Certificates held in any Pass Through Trust, any Certificateholder of such Pass Through Trust should refer to the Pool Balance and the Pool Factor for such Pass Through Trust reported periodically by the Pass Through Trustee, in order to calculate such Certificateholder's pro rata share of such Pass Through Trust. See "Pool Factors" and "Statements to Certificateholders" below.

    For any Pass Through Trust, any payments of principal, premium, if any, or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust, including payments received (i) for the prepayment of such Equipment Certificates in connection with certain events specified in the applicable Prospectus Supplement (including payments upon unavailability of Trust Property and prepayments during any Pre-Funding Period), (ii) upon the prepayment by the related Owner Trustee of such Equipment Certificates following a default in respect of such Equipment Certificates, and (iii) on account of the sale of such Equipment Certificates by the Pass Through Trustee, will be distributed on the dates determined as set forth in the applicable Prospectus Supplement except that unless otherwise specified in the applicable Prospectus Supplement payments received by the Pass Through Trustee following default in respect of the Equipment Certificates on a Regular Distribution Date as a result of a drawing under any liquidity facility specified in the applicable Prospectus Supplement, provided for the benefit of the Certificateholders, will be distributed on such Regular Distribution Date. See "Description of the Equipment Certificates -- Mandatory Prepayment During the Pre-Funding Period" for a discussion of the funding of such prepayments during any Pre-Funding Period.

    Prior to any Special Payment for any Pass Through Trust, the Pass Through Trustee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the anticipated Special Distribution Date therefor in accordance with the Pass Through Agreement. Each distribution of a Special Payment, other than the final distribution, for any Pass Through Trust will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Special Distribution Date, unless another date is specified in the applicable Prospectus Supplement. Subject to the effect of any cross-subordination provisions set forth in the applicable Prospectus Supplement, each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02) See "Description of the Equipment Certificates -- Prepayment" and "Description of the Pass Through Certificates -- Events of Default and Certain Rights Upon an Event of Default."

    The Pass Through Agreement requires that the Pass Through Trustee establish and maintain, for each Pass Through Trust and for the benefit of the related Certificateholders, one or more Certificate Accounts and one or more Special Payment Accounts. The Pass Through Trustee is required to deposit any Scheduled Payments relating to a Pass Through Trust received by it in the related Certificate Account and to deposit any Special Payments so received by it in the related Special Payments Account pending distribution thereof. (Pass Through Agreement, Section 5.01) Special Payments that are not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date, and the income and earnings on such investment will be distributed with such Special Payment.

    If at any time, the Pass Through Certificates of any Pass Through Trust are issued in the form of certificated Pass Through Certificates and not to Cede, as nominee for DTC, distributions by the Pass

Through Trustee from a Certificate Account or a Special Payments Account of any Pass Through Trust on any Distribution Date will be paid to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained for such Pass Through Trust. (Pass Through Agreement, Section 5.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Pass Through Trust, specifying the date set for such final distribution and the amount of such distribution. (Pass Through Agreement, Section 12.01) See "Termination of Pass Through Trusts" below.

    If any Distribution Date is not a Business Day, distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

POOL FACTORS

    Except as provided below, the Pool Factor for any Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Equipment Certificates held in such Pass Through Trust as described in the applicable Prospectus Supplement. Where any Equipment Certificates held in a Pass Through Trust have been prepaid, a scheduled repayment of principal thereon has not been made or certain actions have been taken following a default thereon, as discussed in the applicable Prospectus Supplement or below in "Events of Default and Certain Rights Upon an Event of Default," the Pool Factor and the Pool Balance of such Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

    The Pool Balance for each Pass Through Trust as of any Distribution Date will be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. (Pass Through Agreement, Article I)

    The Pool Factor for each Pass Through Trust as of any Distribution Date shall be computed after giving effect to the payment of principal, if any, on the Equipment Certificates held in such Pass Through Trust and the distribution thereof being made on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. For any Pass Through Trust, the amount of any Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of such Certificateholder's Pass Through Certificate by the Pool Factor for such Pass Through Trust as of the applicable Distribution Date. (Pass Through Agreement,
Article I)

STATEMENTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to such distribution being made on such Distribution Date, setting forth the following information (per $1,000 in aggregate amount of Pass Through Certificates for such Pass Through Trust, as to (i) and (ii) below):

        (i) the amount of such distribution allocable to principal and allocable to premium, if any;

        (ii) the amount of such distribution allocable to interest; and

       (iii) the Pool Balance and the Pool Factor for such Pass Through Trust. (Pass Through Agreement, Section 5.03)

    So long as the Pass Through Certificates of any related Pass Through Trust are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such related Pass Through Trust on such record date. On each Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificateholders.

    In addition, after the end of each calendar year, the Pass Through Trustee will prepare and deliver to each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i) and (ii) above with respect to each such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during a portion of such calendar year, for the applicable portion of such calendar year. Such report and such other items will be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. (Pass Through Agreement, Section 5.03)

    At such time, if any, as the Pass Through Certificates of a related Pass Through Trust are issued in certificated form, the related Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Pass Through Trust as the name and period of record ownership of such Certificateholder appears on the records on the registrar for such Pass Through Trust.

VOTING OF EQUIPMENT CERTIFICATES

    Subject to the effect of any cross-subordination provisions and any intercreditor provisions described in the applicable Prospectus Supplement, the Pass Through Trustee, as holder of the Equipment Certificates held in each Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Certificates under the related Indentures. The Pass Through Agreement sets forth the circumstances in which the Pass Through Trustee shall direct any action or cast any vote as the holder of the Equipment Certificates held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee shall seek instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default with respect to any Pass Through Trust, the principal amount of the Equipment Certificates held in such Pass Through Trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Pass Through Trust taking the corresponding position. (Pass Through Agreement, Section 7.01). If specified in the applicable Prospectus Supplement, the right of the Pass Through Trustee to vote and give consents and waivers with respect to the Equipment Certificates held in the related Pass Through Trust may, in the circumstances set forth in an intercreditor agreement to be executed by such Pass Through Trustee, be exercisable by another person specified in such Prospectus Supplement.

EVENTS OF DEFAULT AND CERTAIN RIGHTS UPON AN EVENT OF DEFAULT

    The Pass Through Agreement defines an Event of Default for any Pass Through Trust as the occurrence and continuance of an Indenture Event of Default under one or more of the related Indentures. The Indenture Events of Default under the Indentures will be described in the applicable Prospectus Supplement and, for the Leased Aircraft, will include Lease Events of Default. With respect to any Equipment Certificates which are supported by a liquidity facility, the Events of Default or Indenture Events of Default may include events of default under such liquidity facility.

    Since the Equipment Certificates outstanding under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under such Indenture would result in an Event of Default with respect to each such Pass Through Trust. All of the Equipment Certificates issued under the same Indenture, however, will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in the applicable Prospectus Supplement. Consequently, in the absence of such cross-default provisions, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default occurring under any other Indenture. If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, premium, if any, and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled, subject to the Intercreditor Agreement. If the applicable Prospectus Supplement contains the terms of any cross-subordination provisions among Certificateholders of separate Pass Through Trusts, payments made pursuant to one Indenture under which no Indenture Event of Default has occurred will be distributed first to holders of Pass Through Certificates issued under the Pass Through Trust which holds the most senior Equipment Certificates issued under all Indentures.

    The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to such Equipment Certificates or Pass Through Certificates that would afford the holders thereof protection in the event of a highly leveraged transaction involving the Corporation.

    Under each Leased Aircraft Indenture the related Owner Trustee and the Owner Participant will have the right under certain circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise such cure right, the Indenture Event of Default and consequently the Event of Default under any Pass Through Trust holding the related Leased Aircraft Certificates will be deemed to be cured. The applicable Prospectus Supplement will contain a more detailed discussion of certain provisions described in this paragraph.

    The Pass Through Agreement provides that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, shall vote a corresponding majority of such Equipment Certificates, in each case in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Certificates issued under such Indenture and any accrued and unpaid interest thereon to be due and payable. The Pass Through Agreement also provides, subject to any intercreditor agreement, that if an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust shall have occurred and be continuing, the Pass Through Trustee may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust shall, vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Pass Through Agreement, Sections 7.01 and 7.09)

    The ability of the Certificateholders of any one Pass Through Trust to cause the Indenture Trustee for any Equipment Certificates held in such Pass Through Trust to accelerate the payment on such Equipment Certificates under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Certificates outstanding under such Indenture and held in such Pass Through Trust to the aggregate principal amount of all Equipment Certificates outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to the Pass Through Certificates, the ability of the Certificateholders of any one Pass Through Trust holding Equipment Certificates issued under related Indentures to cause the Indenture Trustee to accelerate such Equipment Certificates or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, on the Class of Equipment Certificates held in such Pass Through Trust.

    Each Pass Through Trust will hold Equipment Certificates with different terms from those of the Equipment Certificates held in any other Pass Through Trust and, therefore, the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Equipment Certificates relating to the same Indenture. In addition, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for such Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, the initial Pass Through Trustee has indicated that it would resign as Pass Through Trustee of one or all of such Pass Through Trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Pass Through Agreement and the applicable Series Supplement. See "The Pass Through Trustee; the Indenture Trustee" below for a discussion of resignation procedures.

    As an additional remedy, if an Indenture Event of Default under an Indenture has occurred and is continuing, the Pass Through Agreement provides that the Pass Through Trustee of a Pass Through Trust holding Equipment Certificates issued under such Indenture may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust will, sell all or part of such Equipment Certificates for cash to any person at a price or prices that it may reasonably deem advisable. Any proceeds received by the Pass Through Trustee upon any such sale will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 7.01 and 7.02)

    The market for Equipment Certificates in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Certificates to available buyers. If the Pass Through Trustee sells any such Equipment Certificates with respect to which an Indenture Event of Default exists for less than the outstanding principal amount thereof, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, or the Corporation or, in the case of Leased Aircraft Certificates, the Owner Trustee or any related Owner Participant, as the case may be. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Certificates held in such Pass Through Trust so long as no Indenture Event of Default existed with respect thereto.

    For any Pass Through Trust, any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture on account of the Equipment Certificates held in such Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the related Owner Trustee or Owner Participant, as the case may be, exercises its option, if any, to prepay or purchase the outstanding Leased Aircraft Certificates issued under such Indenture as described in the related Prospectus Supplement, the price paid by such Owner Trustee or the Owner Participant to the Pass Through Trustee for such Leased Aircraft Certificates held in such Pass Through Trust will be deposited in the related Special Payments Account and will be distributed to the

Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 5.01 and 5.02)

    Any funds representing payments received with respect to any Equipment Certificates held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Equipment Certificates, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Pass Through Agreement, Article I and Section 5.04)

    The Pass Through Agreement provides that the Pass Through Trustee will, within 90 days after the occurrence of a default (as defined below) under any Pass Through Trust, notify the Certificateholders of such Pass Through Trust by mail of all uncured or unwaived defaults with respect to such Pass Through Trust known to it. Under no circumstances, however, may the Pass Through Trustee give such notice until the expiration of a period of 60 days from the occurrence of such default. The Pass Through Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders, except in the case of default in the payment of principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust. The term "default" means the occurrence of any Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith shall be disregarded. (Pass Through Agreement, Section 7.11)

    The Pass Through Agreement provides that for each Pass Through Trust, subject to the duty of the Pass Through Trustee during a default to act with the required standard of care, the Pass Through Trustee is entitled to be indemnified by the Certificateholders of such Pass Through Trust before proceeding to exercise any right or power under such Pass Through Trust or any intercreditor agreement at the request of such Certificateholders. (Pass Through Agreement, Section 8.03)

    Subject to any intercreditor agreement, in certain cases, the Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust (x) may on behalf of all the Certificateholders of such Pass Through Trust or (y) if the Pass Through Trustee is the controlling party under an intercreditor agreement, may direct the Pass Through Trustee to instruct the applicable Indenture Trustee to, waive any past default or Event of Default with respect to such Pass Through Trust and thereby annul any direction given by such Certificateholders to the Pass Through Trustee or the Indenture Trustee with respect thereto, except (i) a default in payment of the principal of, premium, if any, or interest on any of the Equipment Certificates held in such Pass Through Trust and (ii) a default in respect of any covenant or provision of the Pass Through Agreement or the related Series Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected thereby. Any such waiver, however, will be effective to waive any such past default or Event of Default if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Certificates outstanding thereunder. (Pass Through Agreement, Section 7.10)

    Each Indenture will provide that, with certain exceptions, the holders of a majority in aggregate unpaid principal amount of the Equipment Certificates issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. If, as described above, the Certificateholders of a Pass Through Trust elect to waive a past default or Event of Default with respect to such Pass Through Trust, the principal amount of the Equipment Certificates issued under the related Indenture and held in such Pass Through Trust will be counted in favor of the waiver of the corresponding past default or Indenture Event of Default under the related Indenture when the Indenture Trustee determines whether such past default or Indenture Event of Default has been waived by the requisite majority in aggregate unpaid principal amount of Equipment Certificates under such Indenture. If, for example, the Equipment Certificates issued under an Indenture held in a Pass Through Trust constitute only 45% in aggregate unpaid principal amount of the Equipment Certificates issued and unpaid under such Indenture, even if all the Certificateholders of such Pass Through Trust were to instruct the Pass Through Trustee not to waive a past default or Event of Default with respect to such Pass Through Trust and, consequently, to vote such Equipment Certificates against the waiver of the corresponding past default or Indenture Event of Default under such Indenture, the Equipment Certificates so voted by the Pass Through Trustee on behalf of such Pass Through Trust would not alone be sufficient under the terms of such Indenture to compel the Indenture Trustee to refrain from giving such waiver. Moreover, there would be no assurance that the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture would at such time vote such Equipment Certificates against such waiver. Therefore, if the Certificateholders of a Pass Through Trust or Trusts waive a past default or Event of Default such that the principal amount of the Equipment Certificates held either individually in such Pass Through Trust or in the aggregate in such Pass Through Trusts constitutes the required majority in aggregate unpaid principal amount under the applicable Indenture, such past default or Indenture Event of Default under such Indenture will be waived whether or not the Certificateholders of any other Pass Through Trust holding Equipment Certificates issued under such Indenture waive such past default or Event of Default with respect to such other Pass Through Trust.

MODIFICATIONS OF THE PASS THROUGH AGREEMENT

    The Pass Through Agreement contains provisions permitting the Corporation and the Pass Through Trustee to enter into an agreement supplemental to any Pass Through Trust, without the consent of the Certificateholders of such Pass Through Trust, to:

        (i) provide for the formation of any Pass Through Trust and the issuance of the related Pass Through Certificates;

        (ii) evidence the succession of another corporation to the Corporation and the assumption by such corporation of the Corporation's obligations under the Pass Through Agreement and the applicable Series Supplement;

       (iii) add to the covenants of the Corporation for the protection of the related Certificateholders;

        (iv) surrender any right or power conferred upon the Corporation in the Pass Through Agreement or any Series Supplement;

        (v) cure any ambiguity or correct or supplement any defective or inconsistent provision of such Pass Through Agreement or the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility or make any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related Certificateholders;

        (vi) correct or amplify the description of property that constitutes Trust Property or the conveyance of such property to the Pass Through Trustee;

       (vii) evidence and provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts;

      (viii) modify, eliminate or add to the provisions of the Pass Through Agreement or any Series Supplement to the extent necessary to continue to qualify such Pass Through Agreement or such Series Supplement under the Trust Indenture Act of 1939, as amended, or any similar federal statute enacted thereafter;

        (ix) make any other amendments or modifications which shall only apply to any Pass Through Trust established thereafter; and

        (x) add, eliminate or change any provision under the Pass Through Agreement that will not adversely affect the interests of the Certificateholders,

PROVIDED that in each case such modification does not cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.01)

    The Pass Through Agreement also provides that the Corporation and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the affected Pass Through Trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to such Pass Through Trust, and the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility or modifying the rights of such Certificateholders. No such supplemental agreement may, however, without the consent of each Certificateholder so affected:

        (a) reduce the amount of, or delay the timing of, any receipt by the Pass Through Trustee of payments on the Equipment Certificates held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or make distributions payable in a currency other than that provided for in such Pass Through Certificates, or impair the right of any such Certificateholder to institute suit for the enforcement of any payment when due;

        (b) reduce, modify or amend any indemnities in favor of any Certificateholder (unless consented to by each such holder adversely affected thereby);

        (c) create or permit the creation of any lien on the Trust Property or deprive any holder of any such Equipment Certificate of the benefit of the related Pass Through Trust with respect to the Trust Property whether by disposition or otherwise, except as provided in the Pass Through Agreement or the applicable Series Supplement;

        (d) reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust that is required to approve any supplemental agreement or any waiver provided for in the Pass Through Agreement or such Series Supplement; or

        (e) cause the Pass Through Trust to become taxable as an "association" within the meaning of Treasury Regulation Section 301.7701-4. (Pass Through Agreement, Section 11.02)

MODIFICATION, CONSENTS AND WAIVERS UNDER THE INDENTURE AND RELATED AGREEMENTS

    If the Pass Through Trustee, as the holder of any Equipment Certificates held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, or other document relating to such Equipment Certificates (including any Lease with respect to Leased Aircraft Certificates), the Pass Through Trustee will mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee will request instructions from such Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee will vote or consent with respect to such Equipment Certificates in the same proportion as the Pass Through Certificates of such Pass Through Trust are actually voted by such Certificateholders by a certain date. If an Event of Default relating to such Indenture has occurred and is continuing under such Pass Through Trust, the Pass Through Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Pass Through Trust and subject to any intercreditor agreement, in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee. (Pass Through Agreement, Section 11.08)

CROSS-SUBORDINATION ISSUES

    The Equipment Certificates issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Equipment Certificates issued under more than one Indenture. Only Equipment Certificates of the same Class may be held in the same Pass Through Trust. In addition, the Pass Through Trustee may enter into an intercreditor agreement which provides that payments made on account of a subordinate Class of Equipment Certificates issued under one Indenture may, under circumstances described in the applicable Prospectus Supplement, be subordinated to the prior payment of all amounts owing to Certificateholders of a Pass Through Trust which holds senior Equipment Certificates issued under all Indentures. The applicable Prospectus Supplement related to an issuance of Pass Through Certificates will describe any such intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of Certificateholders under any Pass Through Trust which are permitted to (i) grant waivers of defaults under any related Indenture, (ii) consent to the amendment or modification of any related Indentures or (iii) direct the exercise of remedial actions under any related Indentures.

TERMINATION OF PASS THROUGH TRUSTS

    The obligations of the Corporation and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of such Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the applicable Series Supplement and the disposition of all property held in such Pass Through Trust. The Pass Through Trustee will notify each Certificateholder of record of such Pass Through Trust by mail of, among other things, the termination of such Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Pass Through Trust. The final distribution for each Certificateholder of such Pass Through Trust will be made only upon surrender of such Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in such termination notice. (Pass Through Agreement, Section 12.01)

DELAYED PURCHASE

    If, on the date of issuance of any Pass Through Certificates, all of the proceeds from the sale of such Pass Through Certificates are not used to purchase the Equipment Certificates contemplated to be held in the related Pass Through Trust, such Equipment Certificates may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the applicable Prospectus Supplement. In such event, the Pass Through Trustee will transfer the proceeds from the sale of such Pass Through Certificates not used to purchase Equipment Certificates on such date of issuance to the Corporation which will deposit such amount into a deposit trust account pending the purchase of the Equipment Certificates not so purchased. Such proceeds will be invested until applied to such purchase. (Pass Through Agreement, Article I and Section 2.02)

    Subject to a Special Payment upon unavailability of the Trust Property as described below, in return for its interest in the funds transferred to the deposit trust account, if the Equipment Certificates that were not so purchased become available for purchase on or prior to the date specified in the applicable Prospectus Supplement, then the Corporation will cause an amount equal to the purchase price of such Equipment Certificates to be transferred from the deposit trust account to the Pass Through Trustee on the date for such delayed purchase. On the initial Regular Distribution Date, the Corporation will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on any Equipment Certificates purchased after the date of the issuance of such Pass Through Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of such Equipment Certificates by the Pass Through Trustee. (Pass Through Agreement,
Section 2.02)

SPECIAL PAYMENT UPON UNAVAILABILITY OF TRUST PROPERTY

    For any Pass Through Trust, to the extent that any of the proceeds from the sale of the related Pass Through Certificates are not applied on or prior to the date specified in the applicable Prospectus Supplement to purchase the Equipment Certificates that were contemplated to be held in such Pass Through Trust, the Corporation will cause an amount equal to such unapplied proceeds to be paid from the deposit trust account to the Pass Through Trustee. The Pass Through Trustee will distribute such proceeds to the Certificateholders of such Pass Through Trust on a pro rata basis upon not less than 20 days' prior notice to them as a Special Payment on the date specified in the applicable Prospectus

Supplement, together with interest thereon at a rate equal to the rate applicable to such Pass Through Certificates, but without premium. The Corporation will also pay to the Pass Through Trustee on such date an amount equal to such interest. The Corporation will be responsible for any losses in the deposit trust account. (Pass Through Agreement, Section 2.02)Liquidity Facility

    The applicable Prospectus Supplement may provide that one or more payments of interest on the Pass Through Certificates of one or more Series will be supported by a Liquidity Facility. The provider of such liquidity facility will have a claim senior to the Certificateholders' as specified in the Prospectus Supplement.

THE PASS THROUGH TRUSTEE; THE INDENTURE TRUSTEE

    The Pass Through Trustee for each of the Pass Through Trusts will be named in the Prospectus Supplement. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Pass Through Agreement, Section 8.05)

    Unless otherwise specified in the related Prospectus Supplement, First Security Bank, National Association will be the Indenture Trustee under the Indentures under which the Equipment Certificates have been or will be issued. First Security Bank, National Association acts as trustee under other indentures with respect to other indebtedness by the Corporation, and the Corporation from time to time borrows from, and maintains deposit accounts with, First Security Bank, National Association and its affiliates.

    The Pass Through Trustee may resign as trustee under any or all of the Pass Through Trusts at any time. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust or becomes incapable of acting as Pass Through Trustee or becomes insolvent, the Corporation may remove such Pass Through Trustee, or any Certificateholder of such Pass Through Trust holding Pass Through Certificates for at least six months may, on behalf of such Certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of such Pass Through Trustee and the appointment of a successor trustee. In addition, the Pass Through Trustee of any Pass Through Trust may be removed without cause by the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates. (Pass Through Agreement, Section 10.01)

    In the case of the resignation or removal of the Pass Through Trustee, the Corporation or the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may appoint a successor Pass Through Trustee. The resignation or removal of the Pass Through Trustee for any Pass Through Trust and the appointment of the successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Pass Through Agreement, Article X) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust. All references in this Prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through Trusts could have a different successor trustee in the event of such a resignation or removal.

    The Pass Through Agreement provides that the Corporation will pay the Pass Through Trustee's fees and expenses and that the Pass Through Trustee will have a priority claim on the related Trust Property to the extent such fees and expenses are not paid. The Pass Through Agreement further provides that the Pass Through Trustee in its individual capacity will be entitled to indemnification by the Corporation for, and will be held harmless against, any loss, liability or expenses (other than income or similar taxes) incurred by the Pass Through Trustee in its individual capacity in connection with the administration of any Pass Through Trust, except to the extent incurred through its own willful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties set forth in the Pass Through Agreement or the applicable Series Supplement or any related documents. In certain circumstances, the Pass Through Trustee will be entitled to be reimbursed from the applicable Pass Through Trust for any tax (other than income or similar taxes) incurred in its trust capacity in connection with the administration of any Pass Through Trust. (Pass Through Agreement, Articles VIII and IX).

                   DESCRIPTION OF THE EQUIPMENT CERTIFICATES

    The discussion that follows is a summary that does not purport to be complete and is qualified in its entirety by the detailed information appearing in the applicable Prospectus Supplement. The following summary includes descriptions of the material terms of the Equipment Certificates and the Indentures. Except as otherwise indicated below, the following summary will apply to the Equipment Certificates, the Indenture and the Participation Agreement relating to each Aircraft, the Lease for Leased Aircraft and the Collateral Agreement or Depositary Arrangement, if any, relating thereto. Where no distinction is made between the Leased Aircraft Certificates and the Owned Aircraft Certificates or between their respective Indentures, the summary applies to any Equipment Certificate and any Indenture. Additional provisions with respect to the Equipment Certificates, the Indentures, the Participation Agreements, the Leases, if any, and the Collateral Agreements or Depositary Arrangement, if any, relating to any particular offering of Pass Through Certificates will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

GENERAL

    For each Owned Aircraft, the related Owned Aircraft Certificates will be issued as direct obligations by the Corporation and will be authenticated under an Owned Aircraft Indenture by the Indenture Trustee. All of the Owned Aircraft Certificates issued under the same Owned Aircraft Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The Owned Aircraft relating to each Owned Aircraft Indenture and the related Owned Aircraft Certificates will be specified in the applicable Prospectus Supplement. The Corporation will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, premium, if any, and interest on the related Owned Aircraft Certificates.

    For each Leased Aircraft, the related Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under a Leased Aircraft Indenture by the Indenture Trustee. All of the Leased Aircraft Certificates issued under the same Leased Aircraft Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to the Corporation pursuant to a separate Lease between such Owner Trustee and the Corporation. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates.

    The Leased Aircraft subject to each Lease and the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture will be specified in the applicable Prospectus Supplement. Upon the commencement of the Lease for any Leased Aircraft, the Corporation will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Certificates when and as due and payable except that, with respect to a Delayed Lease Aircraft, on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any other security pledged under the related Indenture or otherwise available to the Indenture Trustee or from amounts payable under a Depositary Arrangement. See "Delayed Lease Commencement" below. The Leased Aircraft Certificates will not, however, be obligations of, or guaranteed by, the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

    In certain circumstances described in the applicable Prospectus Supplement, the Corporation will have the right to purchase an Owner Trustee's right, title and interest in and to the related Aircraft and to assume the related Leased Aircraft Certificates on a full recourse basis, which would reflect a financing contemplated by an Owned Aircraft Indenture.

    For any Owned Aircraft, if specified in the applicable Prospectus Supplement, the Corporation may arrange for an Owner Trustee, acting for an Owner Trust for the benefit of an Owner Participant, to purchase such Owned Aircraft from the Corporation and lease such Aircraft back to the Corporation under a "net lease," subsequent to the sale of the related Owned Aircraft Certificates to the Pass Through Trustee for each applicable Pass Through Trust and the offering and sale of the related Pass Through Certificates pursuant to such Prospectus Supplement. In such event, such Owner Trustee will assume, on a nonrecourse basis, the obligations of the Corporation to make payments of principal and interest on the related Equipment Certificates. However, the related Equipment Certificates will no longer be direct obligations of, and will not be guaranteed by, the Corporation, although the Corporation will be obligated under the related Lease to make rental payments that will be sufficient to pay the principal of and accrued interest on the related Equipment Certificates when and as due and payable, and such Equipment Certificates will continue to be secured by a security interest in the related Aircraft, in addition to being secured by an assignment by such Owner Trustee to the Indenture Trustee of such Owner Trustee's rights under such Lease and the agreements relating to the purchase of such Aircraft. See "Security," "Payments and Limitation of Liability" and "Federal Income Tax Consequences" below. The terms and conditions under which any such sale and leaseback transaction may be consummated will be described in the applicable Prospectus Supplement.

    Until the Corporation has entered into a Lease in connection with a Leased Aircraft, the Corporation will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for such Leased Aircraft the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease, including any rental payments under such Lease. During any Pre-Funding Period for such Leased Aircraft, however, the related Collateral Account, together with any other security pledged under the related Indenture or otherwise available to the Indenture Trustee or amounts payable under a Depositary Arrangement will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during such Pre-Funding Period, including the portion, if any, of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by the Corporation pursuant to the related Lease. See "Delayed Lease Commencement" below.

PRINCIPAL AND INTEREST PAYMENTS

    Interest received by the Pass Through Trustee on the Equipment Certificates constituting Trust Property of each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis on the dates and at the rate per annum set forth in the applicable Prospectus Supplement. Interest on the Equipment Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Each Pass Through Trust will hold Equipment Certificates on which principal is payable in scheduled amounts and on specified dates as set forth in the applicable Prospectus Supplement. Principal received by the Pass Through Trustee on such Equipment Certificates will be passed through to the Certificateholders of such Pass Through Trust as set forth in the Prospectus Supplement.

    If specified in the applicable Prospectus Supplement, payments of interest and principal due on senior Equipment Certificates issued in respect of an Aircraft will be made prior to payments of interest and principal on Equipment Certificates issued in respect of such Aircraft which are subordinated to such senior Equipment Certificates.

PREPAYMENT

    The applicable Prospectus Supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Certificates may or must be prepaid prior to the stated maturity date thereof, in whole or in part, the premium, if any, applicable upon certain prepayments and other terms applying to the prepayment of such Equipment Certificates. See "Mandatory Prepayment During the Pre-Funding Period" below for a discussion of certain events which would require prepayment of Leased Aircraft Certificates related to a Leased Aircraft during any related Pre-Funding Period.

SECURITY

    Except during any related Pre-Funding Period, the Leased Aircraft Certificates issued under each Leased Aircraft Indenture will be secured by:

        (i) an assignment by the related Owner Trustee to the Indenture Trustee of such Owner Trustee's rights (except for certain limited rights described below) under the applicable Lease, including the right to receive rent and other payments thereunder;

        (ii) a security interest granted to the Indenture Trustee in the related Leased Aircraft, subject to the rights of the Corporation under such Lease, so that the Indenture Trustee will not have the right to disturb the Corporation's quiet enjoyment of such Aircraft so long as no Lease Event of Default shall have occurred and be continuing; and

       (iii) an assignment to such Indenture Trustee of such Owner Trustee's rights relating to such Leased Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Leased Aircraft and of such engines. See "Registration of the Aircraft" below.

    The assignment by such Owner Trustee to the Indenture Trustee of its rights under each Lease will exclude rights of such Owner Trustee and the related Owner Participant relating to:

        (i) indemnification by the Corporation for certain matters;

        (ii) proceeds of public liability insurance payable to such Owner Trustee in its individual capacity and to such Owner Participant under insurance maintained by the Corporation under such Lease; and

       (iii) proceeds of any insurance policies separately maintained by such Owner Trustee in its individual capacity or by such Owner Participant.

    The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to certain limitations as described in the applicable Prospectus Supplement.

    The Owned Aircraft Certificates issued under each Owned Aircraft Indenture will be secured by (i) a security interest granted to the Indenture Trustee in all of the Corporation's right, title and interest in and to the related Owned Aircraft and (ii) an assignment to such Indenture Trustee of certain of the Corporation's rights relating to such Owned Aircraft and the related engines under the agreements for the purchase thereof between the Corporation and the respective manufacturers of such Owned Aircraft and of such engines. See "Registration of the Aircraft" below.

    Unless otherwise specified in the applicable Prospectus Supplement, there will be no cross-collateralization provisions in the Indentures and consequently, unless so specified, the Equipment Certificates issued in respect of one of the Aircraft will be secured only by that Aircraft and will not be secured by any other Aircraft or, in the case of Leased Aircraft Certificates, the Leases related to such other Aircraft. Unless otherwise specified in the applicable Prospectus Supplement, there will be no cross-default provisions in the Indentures and consequently, unless so specified, events resulting in an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default occurring under any other Indenture. However, if an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, premium, if any, and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled, subject to the Intercreditor Agreement.

    Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

        (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

        (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

        (c) the confirmation of a plan by the bankruptcy court; and

        (d) any power of the bankruptcy court to enjoin a repossession.

    Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing monetary defaults. The Prospectus Supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

    If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then during such Pre-Funding Period the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or a related Lease. During such Pre-Funding Period, however, such Leased Aircraft Certificates will be secured by the related Collateral Account and, if the Prospectus Supplement so provides, Additional Collateral or by a Depositary Arrangement. See "Delayed Lease Commencement" below.

REGISTRATION OF THE AIRCRAFT

    The Corporation will be required, except under certain circumstances, to register and keep each Aircraft registered under Title 49 of the Transportation Code, in the name of the Corporation, in the case of an Owned Aircraft, or in the name of the Owner Trustee, after commencement of a Lease in the case of a Leased Aircraft, and to record and maintain the recordation of the Indenture and the Lease, if any, relating to each such Aircraft under the Transportation Code. Such recordation of the Indenture and the Lease, if any, relating to each Aircraft will give the Indenture Trustee a security interest in each such Aircraft perfected under the Transportation Code, which perfected security interest will, with certain limited exceptions, be recognized in those jurisdictions that have ratified to the Convention.

    The Corporation will be able, in certain circumstances, to re-register any Aircraft in certain countries other than the United States. Unless otherwise specified in the applicable Prospectus Supplement, prior to any such change in the jurisdiction of registry, the Indenture Trustee and, for Leased Aircraft, the related Owner Participant must receive certain assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code. While such assurances are intended to provide that the Corporation's (in the case of an Owned Aircraft) or the Owner Trustee's (in the case of a Leased Aircraft) title to the Aircraft and the Indenture Trustee's lien thereon will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if such jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

    Also, each Aircraft may be operated by the Corporation, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

    With respect to each Aircraft, the Corporation will be prohibited from consolidating with or merging into any other corporation under circumstances in which the Corporation is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

        (i) the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Transportation Code and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of the Corporation contained in the related Indenture, the Participation Agreement, the Lease, the Purchase Agreement and the Purchase Agreement Assignment;

        (ii) immediately after giving effect to such consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of such documents; and

       (iii) such consolidation, merger or transfer does not (or would not, if prior to commencement of the related Lease) give rise to a Lease Event Default under the related Lease or, in the case of an Owned Aircraft, an Indenture Event of Default under the related Owned Aircraft Indenture.

DELAYED LEASE COMMENCEMENT

    If the applicable Prospectus Supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then until commencement of a Lease with respect to such Leased Aircraft and the Indenture Trustee's release of funds from the related Collateral Account or until payment by the provider of Depositary Arrangement of the debt portion of the purchase price for such Leased Aircraft, such Leased Aircraft is referred to as a "Delayed Lease Aircraft" and the period prior to commencement of such Lease and the Indenture Trustee's release of such funds is referred to as the "Pre-Funding Period."

    In the case of Leased Aircraft Certificates relating to a Delayed Lease Aircraft, the proceeds from sale of such Leased Aircraft Certificates to the applicable Pass Through Trusts, after deducting certain expenses of the offering of the related Pass Through Certificates, will be deposited by the Owner Trustee, on the date of such sale, in a Collateral Account established pursuant to the Indenture or pursuant to a Collateral Agreement. Such Collateral Account will secure payment of the related Leased Aircraft Certificates pending delivery of the related Aircraft. In addition, if the Prospectus Supplement so provides, the Corporation will be required to provide to the Indenture Trustee Additional Collateral (in addition to such Collateral Account) for such Leased Aircraft Certificates during the related Pre-Funding Period. Alternatively, the Corporation may establish a Depositary Arrangement pursuant to which the proceeds from sale of such Leased Aircraft Certificates will be deposited in a deposit account with a third party (having a short-term senior unsecured credit rating at least equal to the highest rating applicable to the Pass Through Certificates), who agrees to pay amounts corresponding to amounts payable on the Leased Aircraft Certificates in respect of the related Pre-Funding Period and the debt portion of the purchase price of the related Aircraft upon delivery thereof. See "Security" above.

    Funds in any Collateral Account will be invested pursuant to the related Collateral Agreement or Indenture in U.S. government obligations or such other obligations as further described in the applicable Prospectus Supplement. Earnings on such investments will be retained in the Collateral Account pending distribution as contemplated below.

    The Leased Aircraft Certificates relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the investments in any Collateral Account and any Additional Collateral or together with a Depositary Arrangement, will be sufficient (i) to make scheduled payments of principal, if any, and interest accrued on such Leased Aircraft Certificates during the related scheduled Pre-Funding Period specified in such Prospectus Supplement and (ii) to finance a portion of the purchase price of such Delayed Lease Aircraft, as specified in such Prospectus Supplement.

    Subject to any mandatory prepayment contemplated below, on each date during any scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Leased Aircraft Certificates, the Indenture Trustee shall withdraw from the Collateral Account the amount necessary to make the scheduled payment then due or, in the case of a Depositary Arrangement, shall withdraw such amount from the Deposit Account.

MANDATORY PREPAYMENT DURING THE PRE-FUNDING PERIOD

    To the extent that the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the cut-off date specified in the applicable Prospectus Supplement as the last date of the related permitted Pre-Funding Period either
(i) the Collateral Account and, to the extent necessary, any Additional Collateral will be drawn upon or, in the case of a Depositary Arrangement, the Deposit Account will be drawn upon and the related Leased Aircraft Certificates will be prepaid at a prepayment price equal to the aggregate principal amount of such Leased Aircraft Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such Prospectus Supplement or (ii) the Corporation will assume the Leased Aircraft Certificates on a full recourse basis.

    With respect to any Delayed Lease Aircraft, the applicable Prospectus Supplement also will set forth (i) any mandatory prepayment of the related Leased Aircraft Certificates, and the prepayment price therefor, upon the occurrence of any event of loss with respect to such Delayed Lease Aircraft during such Pre-Funding Period and (ii) any option the Corporation may have to convert the leveraged lease financing for a Delayed Lease Aircraft into the type of financing available for Owned Aircraft.

OWNED AIRCRAFT INDENTURE COVENANTS

    MAINTENANCE. The Corporation will be obligated to pay all costs of operating the Owned Aircraft and, at its expense, to maintain, inspect, service, repair and overhaul the Owned Aircraft so as to keep the Owned Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Owned Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

    Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Owned Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to an Owned Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Owned Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Owned Aircraft was then in the condition and airworthiness required by the related Indenture. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from an Owned Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Owned Aircraft or any such engine, although the value of such Owned Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

    INSURANCE. The applicable Prospectus Supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, the Corporation will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. Such insurance must be in such amounts, against such risks and with such retentions as the Corporation customarily maintains. Such insurance must also be with such insurers of recognized responsibility and against such other risks as is usually carried by corporations situated similarly to the Corporation and engaged in the same business as, or business similar to, the Corporation and owning or operating aircraft and engines similar to the related Aircraft and related engines. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. Such insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance (except in the country of registry), and must be in such form and amounts, and with such retentions as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the related Aircraft. The Corporation may self-insure against the risks required to be insured against under the related lease in such reasonable amounts as are then applicable to other aircraft or engines of the Corporation of value comparable to the related Aircraft. Such self-insurance with respect to all aircraft in the Corporation's fleet may not, however, in the aggregate exceed an amount equal to the lesser of (a) 50% of the highest replacement value of any single aircraft in such fleet, or (b) 1.5% of the average aggregate insured value from time to time of the Corporation's entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

    The Corporation and any permitted lessee of an Owned Aircraft will be named as insured parties under all insurance policies required by the related Indenture. The Indenture Trustee will be named as an additional insured, which will afford such Indenture Trustee the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

RANKING OF EQUIPMENT CERTIFICATES

    Some of the Equipment Certificates related to one or more Aircraft, as described in the applicable Prospectus Supplement, may be subordinated and junior in right of payment to other Equipment Certificates related to the same Aircraft. The terms of such subordination, if any, will be described in the applicable Prospectus Supplement.

PAYMENTS AND LIMITATIONS OF LIABILITY

    All payments of principal of, premium, if any, and interest on any Leased Aircraft Certificates will be made only from the assets subject to the Lien of the related Leased Aircraft Indenture or the income and proceeds received by the Indenture Trustee therefrom or from certain payments received by the Indenture Trustee to be applied pursuant to such Leased Aircraft Indenture, including, during any Pre-Funding Period relating to a Leased Aircraft, the Collateral Account and any Additional Collateral provided in connection with such Pre-Funding Period or amounts payable under a Depositary Arrangement and, on and after the commencement of the related Lease and, in the case of a Delayed Lease Aircraft, after the related Pre-Funding Period, rent payable by the Corporation under the related Lease. Additionally, if the applicable Prospectus Supplement provides for a Liquidity Facility to support payments of interest on one or more series of Leased Aircraft Certificates, interest payments on the Leased Aircraft Certificates will be made under such Liquidity Facility to the extent provided therein. The Leased Aircraft Certificates will not be direct obligations of, or guaranteed by the Corporation. The Corporation's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of the Corporation.

    Neither the Owner Trustee or the Indenture Trustee (in their individual capacities) will be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to the Corporation or the Indenture Trustee for any amounts payable or for any liability under the Equipment Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee.

    The Corporation's obligations under each Owned Aircraft Indenture and under the related Owned Aircraft Certificates will be general obligations of the Corporation.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

    For any Pass Through Trust, the applicable Prospectus Supplement will describe the Indenture Events of Default under the Indentures related to the Equipment Certificates to be held by such Pass Through Trust, the remedies that the Indenture Trustee may exercise with respect to the related Aircraft, either at its own initiative or upon instruction from holders of the related Equipment Certificates, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. Unless otherwise specified in the applicable Prospectus Supplement, there will be no cross-default provisions in the Indentures and, unless so specified, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

THE LEASES

    Upon the commencement of any Lease, the following terms will be applicable:

    TERMS AND RENTALS. Each Leased Aircraft will be leased separately by the related Owner Trustee to the Corporation for a term commencing on the date of the delivery of the related Leased Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Certificates issued with respect to such Leased Aircraft, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by the Corporation under each Lease will be payable on the dates specified in the applicable Prospectus Supplement. The respective payments will be assigned under the related Leased Aircraft Indenture by the Owner Trustee to the Indenture Trustee to provide the funds necessary to make payments of principal and interest due from such Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that the Corporation will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal and interest on the Leased Aircraft Certificates issued under the Leased Aircraft Indenture relating to such Lease. See "Payments and Limitations of Liability" above.

    For any Delayed Lease Aircraft, upon the commencement of the Lease for such Aircraft and after the related Pre-Funding Period, the Corporation will be obligated to make scheduled rental payments under the related Lease that will be sufficient to pay in full when due all principal of and interest on, to the extent accrued from and after the related Pre-Funding Period, the related Leased Aircraft Certificates, except that on the first scheduled payment date after the related Pre-Funding Period, the difference between the rental payment due on such date by the Corporation and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any related Additional Collateral or from amounts payable under a Depositary Arrangement. See "Payments and Limitations of Liability" above. Scheduled payments of principal and interest on the Leased Aircraft Certificates will be made on the dates specified in the applicable Prospectus Supplement.

    NET LEASE. The Corporation's obligations under each Lease in respect of the related Leased Aircraft will be those of a lessee under a "net lease." Accordingly, the Corporation will be obligated to pay all costs of operating the Leased Aircraft and, at its expense, to maintain, service, repair and overhaul the Leased Aircraft so as to keep the Leased Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification thereof to be maintained in good standing at all times under the Transportation Code or, under certain circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Leased Aircraft loses its airworthiness certification and such loss is curable, and the Corporation, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then the Corporation will not be in default with respect to such obligation.

    Generally, the Corporation will be obligated to replace or cause to be replaced all parts that may from time to time be incorporated or installed in or attached to any Leased Aircraft (including in or on any engine) and that may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. The Corporation will have the right to make other alterations, modifications and additions to a Leased Aircraft so long as such alterations, modifications or additions do not materially decrease the value or utility of such Leased Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification or addition, assuming that such Leased Aircraft was then in the condition and airworthiness required by the related Lease. Also, in certain circumstances, the Corporation will be permitted to remove parts (without replacement) from a Leased Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if the Corporation deems such parts to be obsolete or no longer suitable or appropriate for use on such Leased Aircraft so long as such removals do not decrease the utility, condition or airworthiness of such Leased Aircraft or any such engine, although the value of such Leased Aircraft or any such engine may be reduced by such removal. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described above.

    INSURANCE. The applicable Prospectus Supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, the Corporation will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. Such insurance must be in such amounts, against such risks and with such retentions as the Corporation customarily maintains. Such insurance must also be with such insurers of recognized responsibility and against such other risks as is usually carried by corporations situated similarly to the Corporation and engaged in the same business as, or business similar to, the Corporation and owning or operating aircraft and engines similar to the related Aircraft and related engines. In general, the Corporation will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. Such insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance (except in the country of registry), must be in such form and amounts, and with such retentions as the Corporation customarily maintains with respect to other aircraft in the Corporation's fleet of the same type and model and operating on the same routes as the related Aircraft, and may not be in an amount below certain stipulated values. The Corporation may self-insure against the risks required to be insured against under the related lease in such reasonable amounts as are then applicable to other aircraft or engines of the Corporation of value comparable to the related Aircraft. Such self-insurance with respect to all aircraft in the Corporation's fleet may not, however, in the aggregate exceed an amount equal to the lesser of (a) 50% of the highest replacement value of any single aircraft in such fleet, or (b) 1.5% of the average aggregate insured value from time to time of the Corporation's entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

    The Corporation and any permitted sublessee of a Leased Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds certain specified amounts. The applicable Prospectus Supplement will contain a description of certain limitations, if any, applicable to provisions described in this paragraph.

    LEASE EVENTS OF DEFAULT; REMEDIES. The applicable Prospectus Supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Leased Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

THE PARTICIPATION AGREEMENTS

    The Corporation will be required to indemnify each Indenture Trustee and, in the case of Leased Aircraft Certificates, each Owner Participant and each Owner Trustee, and certain parties affiliated with the foregoing (but not including holders of the Equipment Certificates or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described herein or relating to the applicable Aircraft or the use thereof. In addition, under certain circumstances the Corporation will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Subject to certain restrictions, each Owner Participant may convey all of its right, title and interest relating to any Leased Aircraft. Moreover, if so provided in the applicable Prospectus Supplement, in certain limited instances the Corporation may assume an Owner Trust's obligations under the related Leased Aircraft Certificates on a full recourse basis.

LIQUIDITY FACILITY

    The applicable Prospectus Supplement may provide that one or more payments of interest on the related Equipment Certificates of one or more Series or distributions made by the Pass Through Trustee of the related Pass Through Trust will be supported by a liquidity facility issued by an institution identified in the applicable Prospectus Supplement. Unless otherwise provided in the applicable Prospectus Supplement, the provider of the liquidity facility will have a senior claim upon the assets securing the Equipment Certificates.

INTERCREDITOR ISSUES

    Equipment Certificates may be issued in different Classes, which means that the Equipment Certificates may have different payment priorities even though issued by the same Owner Trustee and relate to the same Aircraft. In such event, the applicable Prospectus Supplement will describe the priority of distributions among such Equipment Certificates (and any liquidity facilities therefor), the ability of any Class to exercise and enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Certificates are Leased Aircraft Certificates, the Lease related thereto) and certain other intercreditor terms and provisions.

                        FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Davis Polk & Wardwell, tax counsel to the Corporation, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates to the initial purchasers thereof at the "issue price" who hold such Pass Through Certificates as a capital asset, and should be read in conjunction with any additional discussion of federal income tax consequences included in the applicable Prospectus Supplement. This opinion is based on laws, regulations, rulings and decisions in effect as of the date hereof. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This opinion does not purport to address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, financial institutions, dealers in securities and foreign investors) may be subject to special rules. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

GENERAL

    The Pass Through Trusts will not themselves be subject to federal income taxation. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Certificates and any other property held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting.

    A purchaser of an interest in a Pass Through Certificate should be treated as purchasing an interest in each Equipment Certificate and any other property in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Certificates and other property in proportion to their fair market values at the time of purchase of the Pass Through Certificate. Unless otherwise indicated in a Prospectus Supplement, the Corporation anticipates that when all the Equipment Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Certificates held in such Pass Through Trust in proportion to their respective principal amounts.

    If an Equipment Certificate held by a Pass Through Trust is prepaid for an amount that differs from a Certificateholder's aggregate adjusted basis in the Equipment Certificate, the Certificateholder will be considered to have sold his pro rata share of that Equipment Certificate, and will recognize any gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized from such prepayment (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be long-term capital gain or loss if the Equipment Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. With respect to the Equipment Certificates, an Owner Participant's conveyance of its interest in an Owner Trust will not constitute a taxable event to the holders of interests in the related Equipment Certificates. However, if (a) the Corporation were to assume an Owner Trust's obligations under the related Equipment Certificates upon a purchase of the related Aircraft by the Corporation, or (b) an Owner Trust assumes the Corporation's obligations under the Owned Aircraft Certificates, such assumption would be treated for federal income tax purposes as a taxable exchange of the respective Equipment Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. For this purpose the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to the fair market value of the Certificateholder's pro rata share of the respective Equipment Certificates at such time.

SALES OR EXCHANGES OF PASS THROUGH CERTIFICATES

    A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold his pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss on the basis discussed in the preceding paragraph.

EFFECT OF SUBORDINATION OF SUBORDINATED CERTIFICATEHOLDERS

    If any Pass Through Trust with respect to a Series is subordinated with respect to other Pass Through Trusts of a different Series and receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Certificates held by it because of the subordination of the Equipment Certificates held by such Pass Through Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

    Under this analysis, (1) Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders, (2) a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (I.E., when it becomes clear that funds will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated Certificateholders because such amount was previously included in income. These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

BACKUP WITHHOLDING

    Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the Internal Revenue Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                               CERTAIN UTAH TAXES

    The summary set forth below is based upon applicable tax statutes, regulations and rules promulgated thereunder, government agency rulings and court decisions published to date, each of which is subject to change.

    The Pass Through Trustee is a national banking association with its principal corporate trust office in Salt Lake City, Utah. Ray, Quinney & Nebeker, counsel to the Pass Through Trustee, has advised the Corporation that, in its opinion, under currently applicable Utah laws and assuming that the Pass Through Trustee will not hold any legal or equitable title to, or lease, any real or tangible personal property located in Utah: (i) the Pass Through Trusts will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax),

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governmental fee or similar charge imposed by Utah or any political subdivision thereof as a result of the transactions contemplated by the Pass Through Agreement; and (ii) Certificateholders who are not residents of, or otherwise subject to tax in or by, Utah will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), governmental fee or similar charge imposed by Utah or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Pass Through Certificate.

    Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust. In general, should a Certificateholder or any Pass Through Trust be subject to any state or local tax which would not be imposed if such Pass Through Trust were administered in a different jurisdiction in the United States or if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will either relocate the administration of such Pass Through Trust to such other jurisdiction or resign and, in the event of the Pass Through Trustee's resignation, a new Pass Through Trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

    Unless otherwise indicated in the applicable Prospectus Supplement, Pass Through Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Internal Revenue Code. Certain governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and, therefore, may purchase the Pass Through Certificates.

                              PLAN OF DISTRIBUTION

    The Pass Through Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

    The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with the sale of Pass Through Certificates, underwriters or agents may receive compensation from the Corporation or from purchasers of Pass Through Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Pass Through Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Pass Through Certificates may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Pass Through Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

    Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

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
    Under agreements which may be entered into by the Corporation, underwriters and agents who participate in the distribution of Pass Through Certificates may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act.

    Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any Series of Pass Through Certificates on a national securities exchange. If the Pass Through Certificates of any Series are sold to or through underwriters, the underwriters may make a market in such Pass Through Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Pass Through Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates of any Series.

    Certain of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.

                                 LEGAL MATTERS

    Unless otherwise indicated in the applicable Prospectus Supplement, the legality of the Pass Through Certificates offered hereby will be passed upon for the Corporation by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by Underwriters' Counsel. Unless otherwise indicated in the applicable Prospectus Supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Pass Through Trustee, as to matters relating to the authorization, execution and delivery of the Pass Through Agreement and of each Series of Pass Through Certificates by the Pass Through Trustee, and of Karen M. Clayborne, Senior Vice President and General Counsel of the Corporation, as to the Corporation's authorization, execution and delivery of the Pass Through Agreement. At February 28, 1998, Ms. Clayborne owned 2,000 shares of FDX Corporation's common stock and had been granted options to purchase 32,500 shares of FDX Corporation's common stock. Of the options granted, 6,800 were vested at such date.

                                    EXPERTS

    The consolidated financial statements and schedules of the Corporation included or incorporated by reference in the Corporation's Annual Report on Form 10-K for the year ended May 31, 1997 and incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited interim financial information for the quarters ended August 31, 1997, November 30, 1997 and February 28, 1998, included in the Corporation's Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this Prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this Prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                           GLOSSARY OF CERTAIN TERMS

    THE FOLLOWING IS A GLOSSARY OF CERTAIN TERMS USED IN THIS PROSPECTUS. DEFINITIONS CONTAINED IN THIS GLOSSARY MAY BE DIFFERENT FROM DEFINITIONS USED IN THE APPLICABLE PROSPECTUS SUPPLEMENT. ACCORDINGLY, ANY PROSPECTUS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE GLOSSARY OR OTHER DEFINITION OF TERMS CONTAINED IN SUCH PROSPECTUS SUPPLEMENT.

    "AIRCRAFT" means, collectively, the Owned Aircraft and the Leased Aircraft.

    "ADDITIONAL COLLATERAL" means certain additional security which may include, unless otherwise specified in the applicable Prospectus Supplement, a letter of credit or other facility issued by a bank (within the meaning of Section 3(a)(2) of the Securities Act) whose obligations at the time of the relevant Pass Through Certificate offering carry a credit rating at least as high as the Corporation's.

    "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York City, Memphis, Tennessee or the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates are authorized or required by law to close, and after the lien of the related Indenture is discharged, the city in which the principal place of business of the related Owner Trustee is located.

    "CEDE" means Cede & Co., as nominee for DTC.

    "CERTIFICATE ACCOUNT" means a non-interest bearing account for the deposit of Scheduled Payments on the Equipment Certificates held in the related Pass Through Trust.

    "CERTIFICATEHOLDER" means, for any Pass Through Trust, the registered holder of any Pass Through Certificate issued by such Pass Through Trust.

    "CLASS" means the Equipment Certificates or Pass Through Certificates, as the case may be, of any priority of payment.

    "COLLATERAL ACCOUNT" means an account into which proceeds from the sale of the related Leased Aircraft Certificates will be deposited by the related Owner Trustee for the benefit of the related Indenture Trustee as set forth in this Prospectus and the applicable Prospectus Supplement.

    "COLLATERAL AGREEMENT" means a collateral agreement between the Owner Trustee and the Indenture Trustee with respect to the related Collateral Account.

    "COMMISSION" means the Securities and Exchange Commission of the United States.

    "CONVENTION" means the Convention on the International Recognition of Rights in Aircraft.

    "CORPORATION" means Federal Express Corporation.

    "CUT-OFF DATE" means, if applicable to an Aircraft, the date 90 days after the scheduled delivery date for such Aircraft.

    "DTC" means The Depository Trust Company.

    "DTC PARTICIPANTS" means the participants of DTC.

    "DELAYED LEASE AIRCRAFT" means a Leased Aircraft to which a Pre-Funding Period applies, which term shall be applicable to such Leased Aircraft until commencement of the related Lease and the related Indenture Trustee's release of funds from the related Collateral Account or until payment by the provider of the Depositary Arrangement of the debt portion of the purchase price for such Leased Aircraft.

    "DEPOSIT ACCOUNT" means the deposit account established under a Depositary Arrangement.

    "DEPOSITARY ARRANGEMENT" means the agreement of a person (having a short-term senior unsecured credit rating at least equal to the highest rating applicable to the Pass Through Certificates) to pay amounts corresponding to amounts payable on the Leased Aircraft Certificates in respect of any related Pre-Funding Period and the debt portion of the purchase price of the related Aircraft upon delivery thereof.

    "DISTRIBUTION DATE" means, collectively, the Regular Distribution Date and the Special Distribution Date.

    "EQUIPMENT CERTIFICATES" means, collectively, the Owned Aircraft Certificates and the Leased Aircraft Certificates.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "EVENT OF DEFAULT" means each of the events designated as an event of default under the Pass Through Agreement with respect to the related Pass Through Trust.

    "EVENT OF LOSS" means, for any Aircraft, each of the events designated as such in the related Lease.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "HOLDERS" means the registered holders of the related Equipment
Certificates.

    "INDENTURES" means, collectively, the related Owned Aircraft Indentures and the related Leased Aircraft Indentures.

    "INDENTURE EVENT OF DEFAULT" means, for any Indenture, each of the events designated as an event of default in such Indenture.

    "INDENTURE TRUSTEE" means First Security Bank, National Association, or another bank or trust company, in its capacity as indenture trustee under the related Indenture and any successor thereunder.

    "INTERCREDITOR AGREEMENT" means the agreement among the Pass Through Trustee, the subordination agent named therein and the Liquidity Provider specified in the applicable Prospectus Supplement.

    "INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended.

    "LEASE" means a lease agreement between the Owner Trustee, as lessor, and the Corporation, as lessee, in each case under which the Owner Trustee leases, or is expected to lease, the related Aircraft to the Corporation.

    "LEASE EVENT OF DEFAULT" means, for any Lease, each of the events designated as an event of default in such Lease.

    "LEASED AIRCRAFT" means one or more aircraft specified in a Prospectus Supplement which has been or will be leased to the Corporation.

    "LEASED AIRCRAFT CERTIFICATES" means the equipment trust certificates issued as nonrecourse obligations by the related Owner Trustee, each acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust in connection with a separate leveraged lease transaction relating to an Aircraft.

    "LEASED AIRCRAFT INDENTURE" means a trust indenture and security agreement between the Owner Trustee and the Indenture Trustee relating to a Leased Aircraft.

    "LIEN" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

    "LIQUIDITY FACILITY" means a liquidity facility issued by the related Liquidity Provider as provided in the applicable Prospectus Supplement.

    "LIQUIDITY PROVIDER" means an institution identified in the applicable Prospectus Supplement which will enter into a Liquidity Facility to support certain payments of interest on the related Equipment Certificates of one or more Series or distributions made by the Pass Through Trustee of the related Pass Through Trust as provided in such Prospectus Supplement.

    "OWNED AIRCRAFT" means one or more aircraft specified in a Prospectus Supplement that have been or will be purchased and owned by the Corporation.

    "OWNED AIRCRAFT CERTIFICATES" means the equipment purchase certificates relating to an Owned Aircraft issued as recourse obligations by the Corporation.

    "OWNED AIRCRAFT INDENTURE" means a trust indenture and security agreement between the Corporation and the Indenture Trustee relating to an Owned Aircraft.

    "OWNER PARTICIPANT" means the owner participant named in the related Trust Agreement.

    "OWNER TRUST" means a trust created pursuant to a Trust Agreement.

    "OWNER TRUSTEE" means State Street Bank and Trust Company of Connecticut, National Association, or another bank or trust company, not in its individual capacity but solely as owner trustee of an Owner Trust.

    "PARTICIPATION AGREEMENT" means a participation agreement among the Owner Participant, the Owner Trustee, the Indenture Trustee, the Corporation and, in the case of a refinancing, each holder of a loan certificate issued under the related Indenture as originally executed.

    "PASS THROUGH AGREEMENT" means the Pass Through Trust Agreement dated as of May 1, 1997, between the Corporation and First Security Bank, National Association, in accordance with which each of the Pass Through Trusts will be formed pursuant to the related Series Supplement.

    "PASS THROUGH CERTIFICATES" means the pass through certificates to be issued by the related Pass Through Trustee pursuant to the Pass Through Agreement and the related Series Supplements and which represent the fractional undivided interests in the related Pass Through Trusts.

    "PASS THROUGH TRUST" means the pass through trust to be formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement.

    "PASS THROUGH TRUSTEE" means First Security Bank, National Association in its capacity as pass through trustee under the Pass Through Agreement, as supplemented by the related Series Supplement, for the related Pass Through Trust, and its successors and assigns thereunder.

    "PERMITTED INVESTMENTS" means (a) direct obligations of the United States of America or obligations fully guaranteed by the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's, a Division of the McGraw-Hill Company, Inc., and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; and (d) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

    "POOL BALANCE" means, unless otherwise described in the applicable Prospectus Supplement, for each Pass Through Trust, as of any date, the aggregate unpaid principal amount of the Equipment Certificates held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Certificates held by the Pass Through Trustee and not yet distributed plus any amounts transferred to the

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Corporation and deposited in a deposit trust account in connection with a delayed purchase of such Equipment Certificates.

    "POOL FACTORS" means, unless otherwise described in the applicable Prospectus Supplement, for each Pass Through Trust, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance, by (ii) the aggregate original principal amount of the Equipment Certificates held in such Pass Through Trust.

    "PRE-FUNDING PERIOD" means, with respect to any Aircraft, the period, if any, commencing on the date of the issuance of the related Pass Through Certificates to but not including the date on which the funds from the related Collateral Account or Depositary Arrangement are released by the related Indenture Trustee.

    "PROSPECTUS SUPPLEMENT" means a supplement to this Prospectus.

    "PURCHASE AGREEMENT" means, for any Aircraft, the purchase agreement between the manufacturer and the Corporation, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to such Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

    "PURCHASE AGREEMENT ASSIGNMENT" means, for any Aircraft, the purchase agreement assignment between the related Owner Trustee and the Corporation.

    "RATING AGENCY" means a "nationally recognized statistical rating organization", as such term is defined in Rule 436(g)(2) under the Securities Act.

    "REGISTRATION STATEMENT" means a registration statement on Form S-3 (together with all amendments and exhibits).

    "REGULAR DISTRIBUTION DATE" means, for each Pass Through Trust, any date specified for distribution of a Scheduled Payment to the related Pass Through Trustee in the applicable Prospectus Supplement.

    "SCHEDULED PAYMENT" means the payment of principal of, and or interest on, the Equipment Certificates scheduled to be received by the related Pass Through Trustee on a Regular Distribution Date.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SERIES" means one of a series of Pass Through Certificates evidencing fractional undivided interests in such Pass Through Trust.

    "SERIES SUPPLEMENT" means each of the series supplements between the Corporation and the Pass Through Trustee, in each case pursuant to which the related Pass Through Trust will be formed in accordance with the Pass Through Agreement and the related Pass Through Certificates will be issued.

    "SHORTFALL AMOUNT" means any amount less than the full amount of the receipts of principal or interest paid with respect to the related Equipment Certificates.

    "SPECIAL DISTRIBUTION DATE" means any Business Day on which a Special Payment is to be distributed.

    "SPECIAL PAYMENT" means, for any Pass Through Trust, any payment of principal, premium, if any, or interest, other than a Scheduled Payment, received by the related Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust and any proceeds from the sale of any such Equipment Certificates by such Pass Through Trustee.

    "SPECIAL PAYMENT ACCOUNT" means a non-interest bearing account for the deposit of Special Payments on the Equipment Certificates held in the related Pass Through Trust.

    "SUBORDINATED CERTIFICATEHOLDER" means the corresponding owners of beneficial interests in the Subordinated Certificates.

    "SUBORDINATED CERTIFICATES" means any Pass Through Certificate relating to a Subordinated Trust.

    "SUBORDINATED TRUST" means any Pass Through Trust with respect to a Series which is subordinated with respect to other Pass Through Trusts of the same Series.

    "TRANSPORTATION CODE" means Title 49 of the United States Code, as amended.

    "TRUST AGREEMENT" means a trust agreement between the related Owner Trustee and the related Owner Participant.

    "TRUST PROPERTY" means the property held in the related Pass Through Trust.

    "U.S. CITIZEN" means a citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

    "UNDERWRITERS' COUNSEL" means the counsel for any agents, dealers or underwriters.

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